Exhibit 2.2

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER BY AND AMONG CU BANCORP, CALIFORNIA UNITED BANK, PREMIER COMMERCIAL BANCORP AND PREMIER COMMERCIAL BANK, N.A. (the “First Amendment”) is dated as of March 21, 2012, and entered into by and among CU Bancorp, a California corporation (“CU Bancorp”), California United Bank, a California state-chartered bank (“CUB”), Premier Commercial Bancorp, a California corporation (“PC Bancorp”), and Premier Commercial Bank, N.A., a national banking association (“PCB”). CU Bancorp, CUB, PC Bancorp and PCB are sometimes referred to collectively herein as the “Parties.”

WHEREAS, the Parties entered into an Agreement and Plan of Merger dated December 8, 2011 (the “Agreement”); and

WHEREAS, the Parties hereto desire to amend the Agreement as provided in this First Amendment.

NOW THEREFORE, in consideration of the premises and mutual promises of the Parties set forth below, the Parties hereto agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

2. Section 6.3.2 of the Agreement entitled “Access to Operations” is hereby amended to read as follows:

“At any time from and after March 1, 2012, as shall be determined by CU Bancorp and CUB, in their sole and absolute discretion, PC Bancorp and PCB shall afford to CU Bancorp and CUB and their authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to PC Bancorp and PCB for the sole purpose of assuring an orderly transition of operations, including the data processing conversion, in the Merger. CU Bancorp and CUB shall give reasonable notice for access to PC Bancorp and PCB, and the date and time of such access will then be mutually agreed to by CU Bancorp, CUB, PC Bancorp and PCB; provided however, that PC Bancorp and PCB will agree to such date(s) and time(s) as is reasonably requested by CU Bancorp and CUB in order to accomplish the orderly transition of operations in light of the reasonably anticipated Effective Time. CU Bancorp and CUB’s access shall be conducted in a manner which does not unreasonably interfere with PC Bancorp’s and PCB’s normal operations, customers and employee relations and which does not interfere with the ability of PC Bancorp and PCB to consummate the transactions contemplated by this Agreement.”

3. Except as herein amended, the Agreement shall remain in full force and effect.

1

4. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

5. The execution and delivery of this First Amendment by the officers executing the First Amendment have been duly authorized by the Boards of Directors of the Parties and this First Amendment constitutes a legal, valid and binding agreement of the Parties in accordance with its respective terms.

IN WITNESS WHEREOF, CU Bancorp, CUB, PC Bancorp and PCB have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

CU BANCORP

By:	/s/ David I. Rainer
Name:	David I. Rainer
Title:	President and Chief Executive Officer

CALIFORNIA UNITED BANK

By:	/s/ David I. Rainer
Name:	David I. Rainer
Title:	President and Chief Executive Officer

PREMIER COMMERCIAL BANCORP

By:	/s/ Kenneth J. Cosgrove
Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer

PREMIER COMMERCIAL BANK, N.A.

By:	/s/ Kenneth J. Cosgrove
Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

CU BANCORP

AND

CALIFORNIA UNITED BANK

AND

PREMIER COMMERCIAL BANCORP

AND

PREMIER COMMERCIAL BANK, N.A.

4.19	Deposits	B-44
4.20	Antitakeover Provisions Inapplicable; Required Vote	B-44
4.21	Registration Obligations	B-45
4.22	Risk Management Instruments	B-45
4.23	Fairness Opinion	B-45
4.24	Intellectual Property	B-45
4.25	Labor Matters	B-46
4.26	Regulatory Orders	B-46
4.27	Accurate Disclosure	B-47
4.28	Disclaimer of Other Representations and Warranties	B-47
ARTICLE V REPRESENTATIONS AND WARRANTIES OF CU BANCORP AND CUB		B-47
5.1	General	B-47
5.2	Organization	B-48
5.3	Capitalization	B-48
5.4	Authority; No Violation	B-49
5.5	Consents	B-50
5.6	Financial Statements	B-50
5.7	Taxes	B-52
5.8	No Material Adverse Effect	B-54
5.9	Material Contracts; Leases; Defaults	B-54
5.10	Ownership of Property; Insurance Coverage	B-55
5.11	Legal Proceedings	B-56
5.12	Compliance With Applicable Law	B-57
5.13	Employee Benefit Plans	B-58
5.14	Brokers, Finders and Financial Advisors	B-60
5.15	Environmental Matters	B-60
5.16	Loan Portfolio	B-61
5.17	Securities Law Documents	B-62
5.18	Related Party Transactions	B-62
5.19	Deposits	B-62
5.20	Antitakeover Provisions Inapplicable; Required Vote	B-62
5.21	Registration Obligations	B-63
5.22	Risk Management Instruments	B-63
5.23	Fairness Opinion	B-63
5.24	Intellectual Property	B-63
5.25	Intentionally Omitted	B-63
5.26	Labor Matters	B-63
5.27	Regulatory Orders	B-64
5.28	Accurate Disclosure	B-64
5.29	Disclaimer of Other Representations and Warranties	B-65
ARTICLE VI COVENANTS OF PC BANCORP		B-65
6.1	Conduct of Business	B-65
6.2	Current Information	B-71
6.3	Access to Properties and Records	B-72
6.4	Financial and Other Statements	B-74

6.5	Maintenance of Insurance	B-74
6.6	Disclosure Supplements	B-74
6.7	Consents and Approvals of Third Parties	B-75
6.8	All Commercially Reasonable Efforts	B-75
6.9	Failure to Fulfill Conditions	B-75
6.10	No Solicitation	B-75
6.11	Reserves and Merger-Related Costs	B-78
6.12	Board of Directors and Committee Meetings	B-79
6.13	Cooperation with Bank Holding Company Merger and Bank Merger	B-79
ARTICLE VII COVENANTS OF CU BANCORP AND CUB		B-80
7.1	Conduct of Business	B-80
7.2	Current Information	B-84
7.3	Access to Properties and Records	B-85
7.4	Financial and Other Statements	B-86
7.5	Maintenance of Insurance	B-86
7.6	Disclosure Supplements	B-86
7.7	Consents and Approvals of Third Parties	B-86
7.8	All Reasonable Efforts	B-86
7.9	Failure to Fulfill Conditions	B-87
7.10	Non-Solicitation	B-87
7.11	Directors and Officers Indemnification and Insurance	B-87
7.12	Reasonable Regulatory Restrictions	B-88
ARTICLE VIII REGULATORY AND OTHER MATTERS		B-88
8.1	Proxy Statement-Prospectus	B-88
8.2	Shareholders Meeting	B-89
8.3	Regulatory Approvals	B-90
ARTICLE IX CLOSING CONDITIONS		B-90
9.1	Conditions to Each Party’s Obligations under this Agreement	B-90
9.2	Conditions to the Obligations of CU Bancorp and CUB under this Agreement	B-91
9.3	Conditions to the Obligations of PC Bancorp and PCB under this Agreement	B-94
ARTICLE X THE CLOSING		B-95
10.1	Time and Place	B-95
10.2	Deliveries at the Closing	B-95
ARTICLE XI TERMINATION, AMENDMENT AND WAIVER		B-96
11.1	Termination	B-96
11.2	Effect of Termination	B-97
11.3	Amendment, Extension and Waiver	B-99
ARTICLE XII EMPLOYEE BENEFITS		B-99
12.1	Benefit Plans	B-99
12.2	Future Employment	B-100
ARTICLE XIII MISCELLANEOUS		B-100
13.1	Confidentiality	B-100
13.2	Expenses	B-100

13.3	Public Announcements	B-101
13.4	Survival	B-101
13.5	Notices	B-101
13.6	Parties in Interest	B-102
13.7	Complete Agreement	B-102
13.8	Counterparts	B-103
13.9	Severability	B-103
13.10	Governing Law; Venue	B-103
13.11	Waiver of Trial by Jury	B-103
ARTICLE XIV INTERPRETATION		B-103

EXHIBITS

Exhibit A:	Agreement and Plan of Merger

Exhibit B:	Agreement to Merge and Plan of Bank Holding Company Formation

Exhibit C:	Agreement and Plan of Bank Holding Company Merger

Exhibit D:	Agreement and Plan of Bank Merger

Exhibit E:	PC Non-Competition and Non-Solicitation Agreement

Exhibit F:	PC Voting Agreement

Exhibit G:	CU Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 8, 2011, by and among, CU Bancorp, a California corporation (“CU Bancorp”), California United Bank, a California state-chartered commercial bank (“CUB”), Premier Commercial Bancorp, a California corporation (“PC Bancorp”), and Premier Commercial Bank, N.A., a national banking association and the wholly-owned subsidiary of PC Bancorp (“PCB”), is made with reference to the following:

RECITALS

WHEREAS, the Boards of Directors of each of CU Bancorp, CUB, PC Bancorp and PCB: (i) have determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and shareholders, (ii) have determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies, and (iii) have adopted resolutions approving this Agreement and declaring its advisability;

WHEREAS, subject to the terms and conditions of this Agreement and an Agreement and Plan of Merger, the form of which is attached as Exhibit “A” hereto (the “Merger Agreement”), CU Bancorp desires to acquire all of the issued and outstanding shares of PC Bancorp common stock, no par value (the “PC Bancorp Common Stock”), in exchange for shares of the no par value common stock of CU Bancorp (the “CU Bancorp Common Stock”) through the merger of a wholly-owned subsidiary of CU Bancorp (“CU Merger Sub”) with and into PC Bancorp (the “Merger”), with PC Bancorp surviving the Merger (the “Surviving Corporation”);

WHEREAS, subject to the terms and conditions of this Agreement and an Agreement to Merge and Plan of Bank Holding Company Formation, the form of which is attached as Exhibit “B” hereto (the “Bank Holding Company Formation Agreement”), immediately prior to the Merger, CU Bancorp and CUB will reorganize pursuant to which CU Bancorp will become the bank holding company for CUB through the merger of CUB with and into a wholly-owned subsidiary of CU Bancorp formed specifically to facilitate this transaction (the “Bank Holding Company Formation”);

WHEREAS, immediately after the consummation of the Bank Holding Company Formation and the Merger and subject to the terms and conditions of this Agreement and an Agreement and Plan of Bank Holding Company Merger, the form of which is attached as Exhibit “C” hereto (the “Bank Holding Company Merger Agreement”), the Surviving Corporation will merge with and into CU Bancorp (the “Bank Holding Company Merger”) with CU Bancorp surviving the Bank Holding Company Merger (the “Surviving Bank Holding Company”);

WHEREAS, immediately after the consummation of the Bank Holding Company Formation, the Merger and the Bank Holding Company Merger and subject to the terms and conditions of this Agreement and an Agreement and Plan of Bank Merger, the form of which is attached as Exhibit “D” hereto (the “Bank Merger Agreement”), PCB will be merged with and into CUB (the “Bank Merger”) with CUB surviving the Bank Merger and continuing operations under its California banking charter and as the wholly-owned bank subsidiary of the Surviving Bank Holding Company (the “Surviving Bank”);

WHEREAS, as a condition to the willingness of CU Bancorp and CUB to enter into this Agreement, each of the executive officers and directors of PC Bancorp and PCB, except for Stephen W. Pihl and Viktor R. Uehlinger, has entered into a Non-Competition and Non-Solicitation Agreement, substantially in the form of Exhibit “E” hereto, dated as of the date hereof, with CUB (the “PC Non-Competition and Non-Solicitation Agreement”), pursuant to which each such director and/or executive officer has agreed, among other things, not to compete with the Surviving Bank and CU Bancorp for a period of two (2) years in a territory described in such agreement;

WHEREAS, as a condition to the willingness of CU Bancorp and CUB to enter into this Agreement, each of the executive officers and directors of PC Bancorp and PCB has entered into a voting agreement, substantially in the form of Exhibit “F” hereto, dated as of the date hereof, with CUB (the “PC Voting Agreement”), pursuant to which each such director and/or executive officer has agreed, among other things, to vote all shares of PC Bancorp Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such PC Voting Agreements;

WHEREAS, as a condition to the willingness of PC Bancorp and PCB to enter into this Agreement, each of the executive officers and directors of CU Bancorp and CUB has entered into and delivered to CUB a voting agreement, substantially in the form of Exhibit “G” hereto, dated as of the date hereof, with PC Bancorp (the “CU Voting Agreement”), pursuant to which each such director and/or executive officer has agreed, among other things, to vote all shares of CU Bancorp Common Stock and CUB Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such CU Voting Agreements; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto;

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1	Certain Definitions

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement):

“Acquisition Proposal” shall have the meaning set forth in Section 6.10.

“Acquisition Transaction” shall have the meaning set forth in Section 6.10.

“Adjusted Stock Consideration” shall have the meaning set forth in Section 3.1.2.

“Advisors” shall have the meaning set forth in Section 6.11.3.

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement and any amendment hereto.

“ALLL” means the Allowance for Loan and Lease Losses as calculated in accordance with GAAP.

“Announcement Price” shall have the meaning set forth in Section 3.1.4(A).

“Bank Holding Company Formation” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Holding Company Formation Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Holding Company Merger” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Holding Company Merger Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Merger” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Merger Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Bank Regulator” shall mean any Federal or state banking regulator including, but not limited to, the OCC, the FDIC, the FRB and the Department, which regulates PCB or CUB, or any of their respective holding companies or subsidiaries, as the case may be.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“Brokered Deposit” shall mean “brokered deposit” as defined in 12 C.F.R. 337.6(a)(2).

“Business Day” means those days during which commercial banks in the State of California are open for business to the public, specifically at physical locations.

“Certificate” or “Certificates” shall have the meaning set forth in Section 3.1.8.

“CGCL” shall mean the California General Corporation Law.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Closing Price” shall have the meaning set forth in Section 3.1.4(B).

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreement referred to in Section 13.1 of this Agreement.

“CRA” shall mean the Community Reinvestment Act of 1977, as amended

“CU Bancorp” means CU Bancorp, a California corporation with its principal office located at 15821 Ventura Boulevard, Suite #100, Encino, California 91436.

“CU Bancorp Common Stock” shall have the meaning set forth in the Recitals to this Agreement.

“CU Merger Sub II” shall have the meaning set forth in the Recitals to this Agreement.

“CU Dissenting Shares” shall have the meaning set forth in Section 3.7

“CU Voting Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“CUB” shall mean CUB, a California state-chartered commercial bank, with its principal office located at 15821 Ventura Boulevard, Suite #100 Encino, California 91436.

“CUB Common Stock” shall have the meaning set forth in Section 2.1.1.

“CUB Compensation and Benefit Plans” shall have the meaning set forth in Section 5.13.1.

“CUB Disclosure Schedule” shall mean a written disclosure schedule delivered by CU Bancorp and CUB to PC Bancorp and PCB and subject to the introduction of Article V, referencing the appropriate section of this Agreement.

“CUB Equity Plans” shall mean the CUB 2005 Stock Option Plan, CUB 2005 Non-Qualified Stock Option Plan and the CUB 2007 Equity and Incentive Plan.

“CUB Fee” shall have the meaning set forth in Section 11.2.2(C).

“CUB Plan” shall have the meaning set forth in Section 12.1.3.

“CUB Regulatory Agreement” shall have the meaning set forth in Section 5.12.3.

“CUB Shareholders Meeting” shall have the meaning set forth in Section 8.2.2.

“Department” shall mean the California Department of Financial Institutions.

“Deposit” shall mean a deposit as defined in 12 U.S.C. Section 1813(l), including, without limitation, outstanding cashier’s checks and other official checks and all uncollected items included in the depositor’s balances and credited on the books and records of the PCB.

“Derivative Contracts” shall have the meaning set forth in Section 4.22.

“Dissenting Shares” shall have the meaning set forth in Section 3.6.1.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA Affiliate Plan” shall have the meaning set forth in Section 4.13.3.

“ERISA Affiliate” shall have the meaning set forth in Section 4.13.3.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall have the meaning set forth in Section 3.2.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.3 (A).

“Excluded Shares” shall have the meaning set forth in Section 3.1.7.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“Federal Reserve Bank” shall mean the Federal Reserve Bank of San Francisco.

“Financial Statements” shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of a party and its Subsidiaries as of December 31, 2010, 2009 and 2008 and the consolidated statements of operations, stockholders’ equity and cash flows (including related notes and schedules, if any) of a party and its Subsidiaries for each of the three years ended December 31, 2010, 2009 and 2008, and (ii) the unaudited interim consolidated financial statements of a party and its Subsidiaries as of the end of each calendar quarter following December 31, 2010 and for the periods then ended.

“Former Premier Commercial Employees” shall have the meaning set forth in Section 12.1.2.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied with prior practice.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act.

“Immigration Laws” shall have the meaning set forth in Section 4.25.

“IRS” shall mean the United States Internal Revenue Service.

“Junior Subordinated Debt Securities” means PC Bancorp’s unsecured floating rate junior subordinated debt securities due September 1, 2037.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have been known after reasonable investigation by the executive officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator. For purposes of this definition, a “reasonable investigation” shall mean a review of written records in such Person’s possession and interview of the executive officers and directors of such Person.

“Loan Property” shall have the meaning set forth in Section 4.15.2.

“Material Adverse Effect” shall mean, with respect to CU Bancorp or CUB, any effect that (i) is material and adverse to the financial condition, results of operations or business of such party taken as a whole, or (ii) does or would materially impair the ability of CU Bancorp or CUB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. With respect to PC Bancorp or PCB, “Material Adverse Effect” shall mean any effect that (i) is material and adverse to the financial condition, results of operations or business of such party taken as a whole, or (ii) does or would materially impair the ability of PC Bancorp or PCB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing and without limiting the generality thereof, the failure to satisfy any of the closing conditions set forth in Section 9.2.6 shall be deemed a Material Adverse Effect. For purposes of this Agreement, the term “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws and regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) the impact of compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement, (d) any charge or reserve taken by PC Bancorp at the request of CU Bancorp pursuant to Section 6.11 of this Agreement, (e) actions and omissions of a party hereto taken with the prior written consent of the other non-affiliated party or pursuant to the terms of this Agreement, (f) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects any of the parties or any of their subsidiaries, and/or (g) any change in the value of the securities or loan portfolio, or any change in the value of the deposits or borrowings, of CU Bancorp or PC Bancorp, or any of their Subsidiaries, respectively, resulting from a change in interest rates generally.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Merger” shall mean the merger of CU Merger Sub II with and into PC Bancorp pursuant to the terms hereof.

“Merger Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Merger Consideration” shall have the meaning set forth in Section 3.1.5.

“Merger Registration Statement” shall mean the registration statement on Form S-4, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of CU Bancorp Common Stock to be offered to holders of CUB Common Stock in connection with the Bank Holding Company Merger and the shares of CU Bancorp Common Stock to be offered to holders of PC Bancorp Common Stock in the Merger. The Proxy Statement-Prospectus contained in the Merger Registration Statement will be utilized to solicit Shareholder Approvals.

“Nasdaq” shall mean the Nasdaq Global Select Market.

“NLRB” shall have the meaning set forth in Section 4.25.

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.10.5.

“Observer” shall have the meaning set forth in Section 6.12.

“OCC” shall mean the Office of the Comptroller of the Currency or any successor thereto.

“Option Grant Agreement” shall have the meaning set forth in Section 3.3.1.

“Participation Facility” shall have the meaning set forth in Section 4.15.2.

“PC Bancorp” shall mean PC Bancorp, a California corporation, with its principal office located at 2400 E. Katella Avenue, #200, Anaheim, California 92806.

“PC Bancorp Common Stock” shall have the meaning set forth in the Recitals to this Agreement.

“PC Bancorp Compensation and Benefit Plans” shall have the meaning set forth in Section 4.13.1.

“PC Bancorp Disclosure Schedule” shall mean a written disclosure schedule delivered by PC Bancorp to CUB and subject to the introduction of Article IV, referencing the appropriate section of this Agreement.

“PC Bancorp Employment Agreements” shall mean those agreements of employment in effect as of September 30, 2011 by and between PC Bancorp or PCB and Kenneth Cosgrove and Ash Patel.

“PC Bancorp Equity Plans” shall mean the Second Amended and Restated 2000 Stock Option Plan and the 2009 Omnibus Stock Incentive Plan of PC Bancorp and any amendments thereto.

“PC Bancorp Option” shall mean an option to purchase shares of PC Bancorp Common Stock granted pursuant to the PC Bancorp Equity Plans and as set forth in the PC Bancorp Disclosure Schedule 4.3.1.

“PC Bancorp Recommendation” shall have the meaning set forth in Section 8.2.1.

“PC Bancorp Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“PC Bancorp Shareholders Meeting” shall have the meaning set forth in Section 8.2.1.

“PC Bancorp Subsequent Determination” shall have the meaning set forth in Section 6.10.5

“PC Bancorp Transaction Expenses” shall have the meaning set forth in Section 6.11.3.

“PC Bancorp Trust Preferred Securities” means the floating rate preferred securities issued by (i) Premier Commercial Statutory Trust I, a Delaware statutory trust affiliate, which trust securities mature on March 15, 2035; (ii) Premier Commercial Statutory Trust II, a Delaware statutory trust affiliate, which trust securities mature on March 15, 2036; and (iii) Premier Commercial Statutory Trust III, a Delaware statutory trust affiliate, which trust securities mature on September 15, 2036.

“PC Non-Competition and Non-Solicitation Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“PC Voting Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“PCB” shall mean PCB, a California-chartered commercial bank, with its principal office located at 2400 E. Katella Avenue, # 200, Anaheim, California 92806, which is a wholly-owned subsidiary of PC Bancorp.

“PCB Common Stock” shall mean the common stock of PCB, $5.00 par value.

“PCB Fee” shall have the meaning set forth in Section 11.2.2(B).

“PCB’s Core Deposits” shall mean total Deposits (regardless of amount) less brokered Deposits (as brokered deposits are defined in the Glossary for the Reports of Condition and Income Instructions for the then current version of the report forms FFIEC 031 and 041).

“Per Share Stock Consideration” shall have the meaning set forth in Section 3.1.3(A).

“Per Share Merger Consideration” shall have the meaning set forth in Section 3.1.4(C).

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.1.1.

“Record Holder” shall have the meaning set forth in Section 3.2.1.

“Regulatory Filings” shall have the meaning set forth in Section 4.6.5.

“Regulatory Approvals” means the approval of any Bank Regulator that is necessary in connection with the consummation of the Bank Holding Company Formation, the Merger, the Bank Holding Company Merger, the Bank Merger and the related transactions contemplated by this Agreement.

“Regulatory Reports” means the Reports of Condition and Income of a party and accompanying schedules, as filed with the FDIC and the FRB, for each calendar quarter beginning with the quarter ended September 30, 2011, through the Closing Date, and all Reports from September 30, 2011 through the Closing Date.

“Reports” means all forms, statements, certifications, reports and documents required to be filed or furnished by PC Bancorp with the FRB or PCB with the OCC.

“Representatives” shall have the meaning set forth in Section 6.10.

“RESPA” means the Real Estate Settlement Procedures Act of 1974.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

“Shareholder Approvals” shall mean the approval of the shareholders of CUB at the CUB Shareholders Meeting (or as otherwise obtained in accordance with applicable law), the approval of the shareholders of PC Bancorp at the PC Bancorp Shareholders Meeting (or as otherwise obtained in accordance with applicable law), the written consent of PC Bancorp, as the sole shareholder of PCB, and any other approval by the holders of any voting capital stock of CU Bancorp, CU Merger Sub II, CUB, PC Bancorp and PCB as required to approve the transactions contemplated herein, including the Bank Holding Company Formation, the Merger, the Bank Holding Company Merger, and the Bank Merger.

“Stock Consideration” shall have the meaning set forth in Section 3.1.1.

“Subsidiary” means an Affiliate of a specified Person controlled by such Person directly, or indirectly through one or more intermediaries. “Subsidiaries” means more than one of any such Persons.

“Superior Proposal” shall have the meaning set forth in Section 6.10.2.

“Surviving Bank” shall have the meaning set forth in Recitals to this Agreement.

“Surviving Bank Holding Company” shall have the meaning set forth in Recitals to this Agreement.

“Surviving Corporation” shall have the meaning set forth in Recitals to this Agreement.

“Tail Coverage” shall have the meaning set forth in Section 7.11.

“Tail Policy” shall have the meaning set forth in Section 7.11.

“Takeover Laws” means any “moratorium,” “business combination,” “control share,” “fair price” or other takeover defense laws or regulations.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” shall mean August 30, 2012.

“Trust” means: (i) Premier Commercial Statutory Trust I, a Delaware statutory trust affiliate, (ii) Premier Commercial Statutory Trust II, a Delaware statutory trust affiliate, and (iii) Premier Commercial Statutory Trust III, a Delaware statutory trust affiliate.

“WARN” shall have the meaning set forth in Section 4.25.

Other terms used herein are defined in the Preamble and elsewhere in this Agreement.

ARTICLE II

THE MERGER

2.1	Merger

2.1.1 Bank Holding Company Formation. Immediately prior to the Closing and subject to the terms and conditions of this Agreement and the Bank Holding Company Formation Agreement in the form attached hereto as Exhibit “B,” the receipt of all necessary Regulatory Approvals and Shareholder Approvals, CU Bancorp will acquire all of the outstanding voting common stock, no par value, of CUB (the “CUB Common Stock”) and thereby become a bank holding company for CUB.

2.1.2 The Merger. Subject to the terms and conditions of this Agreement and the Merger Agreement in the form attached hereto as Exhibit “A,” the receipt of all necessary Regulatory Approvals and Shareholder Approvals, at the Effective Time: (a) CU Bancorp will cause CU Merger Sub II to merge with and into PC Bancorp, with PC Bancorp as the Surviving Corporation; and (b) the separate existence of CU Merger Sub II shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of CU Merger Sub shall be vested in and assumed by the Surviving Corporation. As part of the Merger, each share of PC Bancorp Common Stock other than Dissenting Shares will be converted into the right to receive the Per Share Stock Consideration pursuant to the terms of Article III hereof.

2.1.3 Bank Holding Company Merger. Immediately following the Closing for the Merger, and subject to the terms and conditions of this Agreement and the Bank Holding Company Merger Agreement to be entered into by and between CU Bancorp and the Surviving Corporation, the form of which is attached as Exhibit “C” hereto, and subject to the receipt of all necessary Regulatory Approvals and Shareholder Approvals: (a) CU Bancorp will merge with the Surviving Corporation with CU Bancorp as the Surviving Bank Holding Company; and (b) the separate existence of the Surviving Corporation shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Surviving Corporation shall be vested in and assumed by the Surviving Bank Holding Company.

2.1.4 Bank Merger. Immediately following the Bank Holding Company Merger and subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the form of which is attached as Exhibit “D” hereto, PCB will merge with and into CUB, with CUB as the Surviving Bank and continuing banking operations as a California state-chartered bank and as the wholly-owned subsidiary bank of the Surviving Bank Holding Company.

2.2	Effective Time

The Closing for the Merger shall occur no later than the close of business on the thirtieth (30th) Business Day following the latest to occur of (i) all Regulatory Approvals of the Bank Holding Company Formation, the Merger, the Bank Holding Company Merger and the Bank Merger, (ii) all Shareholder Approvals, (iii) all closing conditions having been met or waived, or (iv) the passing of any applicable waiting periods; or at such other date or time upon which the parties hereto shall mutually agree (the “Closing”). The Merger shall be effected by the filing of the Merger Agreement with the California Secretary of State on the day of the Closing (the “Closing Date”), in accordance with the CGCL. The “Effective Time” means the date and time upon which the Merger Agreement is filed with the California Secretary of State, or as otherwise stated in the Merger Agreement, in accordance with the CGCL.

2.3	Articles of Incorporation and Bylaws

The Articles of Incorporation and bylaws of PC Bancorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and bylaws of the Surviving Corporation, until thereafter amended as provided therein and by applicable law.

2.4	Directors and Officers of Surviving Corporation and Surviving Bank

The directors and executive officers of CU Merger Sub II immediately prior to the Effective Time will become the directors and executive officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. As a result of the Bank Holding Company Merger, the directors and executive officers of CU Bancorp immediately prior to the effective time of the Bank Holding Company Merger will become the directors and executive officers of the Surviving Bank Holding Company, in each case until their respective successors are duly elected or appointed and qualified. In addition, immediately after the Effective Time, Kenneth J. Cosgrove and Robert Matranga will be invited by the board of directors of CU Bancorp to join the board of directors of the Surviving Bank Holding Company to serve until their respective successors are duly elected or appointed and qualified, provided, however, that if Kenneth J. Cosgrove and/or Robert Matranga cannot or is not willing to serve on the board of directors of the Surviving Bank Holding Company, their board positions shall be filled first by Ron Thon followed by Mel Smith. The directors and executive officers of CUB immediately prior to the Effective Time will become the directors and executive officers of the Surviving Bank. In addition, immediately after the Effective Time, Kenneth J. Cosgrove and Robert Matranga will be invited by the board of directors of CUB to join the board of directors of the Surviving Bank until their respective successors are duly elected or appointed and qualified, provided, however, that if Kenneth J. Cosgrove and/or Robert Matranga cannot or is not willing to serve on the board of directors of the Surviving Bank, their board positions shall be filled first by Ron Thon followed by Mel Smith.

2.5	Effects of the Merger

At and after the Effective Time, the Merger shall have the effects as set forth in the CGCL.

2.6	Tax Consequences

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither CU Bancorp, CUB, PC Bancorp, PCB nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

2.7	Possible Alternative Structures

Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, CU Bancorp shall be entitled, upon the consent of PC Bancorp, which shall not be unreasonably withheld, to revise the structure of the transactions contemplated herein, provided that (i) there are no adverse Federal or state income Tax consequences to PC Bancorp shareholders as a result of the modification; (ii) the consideration to be paid to the holders of PC Bancorp Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize the receipt of Regulatory Approvals or other consents and approvals relating to the consummation of the transactions contemplated herein or otherwise cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8	Bank Holding Company Merger and Bank Merger

CU Bancorp and CUB shall use their reasonable best efforts to cause the Bank Holding Company Formation to occur as soon as possible and to cause the consummation of the Bank Holding Company Merger and the Bank Merger to occur as soon as reasonably practicable after the Effective Time.

2.9	Additional Actions

If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of PC Bancorp or CU Merger Sub II, or (ii) otherwise carry out the purposes of this Agreement, PC Bancorp and PCB and their respective officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of PC Bancorp or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of PC Bancorp or otherwise to take any and all such action.

ARTICLE III

CONVERSION OF SHARES

3.1	Conversion of PC Bancorp Common Stock into the Stock Consideration, the Per Share Stock Consideration; Cash in Lieu of Fractional Shares

3.1.1 Stock Consideration. Except as may be adjusted pursuant to the provisions of Section 3.1.2 below, the aggregate consideration in the form of shares of CU Bancorp Common Stock shall be 3,721,442 (the “Stock Consideration”).

3.1.2 Certain Adjustments to the Stock Consideration. The Stock Consideration shall be adjusted, if at all (the “Adjusted Stock Consideration”) in the event the Closing Price and the Announcement Price (as these terms are defined in Section 3.1.4) deviate from one another by more than 10% and less than or equal to 25% as follows:

(A) In the event the Closing Price is more than 110% of the Announcement Price, then the Adjusted Stock Consideration shall be:

The product of (i) Stock Consideration, (ii) Announcement Price, and (iii) 110%;

divided by the Closing Price

(B) In the event the Closing Price is less than 90% of the Announcement Price, then the Adjusted Stock Consideration shall be:

The product of (i) Stock Consideration, (ii) Announcement Price, and (iii) 90%;

divided by the Closing Price.

(C) In the event the Closing Price is more than 125% of the Announcement Price or the Closing Price is less than 75% of the Announcement Price, then CU Bancorp and CUB shall have the right, in their sole discretion, to terminate this Agreement pursuant to Section 11.1.10 hereof and PC Bancorp and PCB shall have the right, in their sole discretion, to terminate this Agreement pursuant to Section 11.1.11 hereof.

(D) In the event the Closing Price is more than 125% of the Announcement Price or the Closing Price is less than 75% of the Announcement Price and neither CU Bancorp and CUB nor PC Bancorp or PCB exercise their right to terminate this Agreement, the Adjusted Stock Consideration shall be determined under the formula above as if the Closing Price was 125% of the Announcement Price, or 75% of the Closing Price, as applicable.

3.1.3 Per Share Stock Consideration; Closing Exchange Ratio.

(A) At the Closing, each share of PC Bancorp Common Stock outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into the right to receive the number of shares of CU Bancorp Common Stock (the “Per Share Stock Consideration”) determined by dividing (i) either the Stock Consideration or the Adjusted Stock Consideration, as applicable; by (ii) the shares of PC Bancorp Common Stock outstanding immediately prior to the Effective Time including without limitation, Dissenting Shares (other than Excluded Shares). The Per Share Stock Consideration, expressed as a ratio, is referred to herein as the “Exchange Ratio.”

(B) In order to achieve an Exchange Ratio of 1:1, PC Bancorp may declare and pay a stock dividend at any time prior to the Effective Time of no more than 2% of its outstanding shares.

3.1.4 Certain Definitions. As used herein, the following terms shall have the respective definitions as set forth below:

(A) “Announcement Price” means the volume weighted average of the closing price of CUB Common Stock determined to one-one hundredth of one cent over the 20 trading-day period ending on the day immediately preceding the date of this Agreement.

(B) “Closing Price” means the volume weighted average of the closing price of CUB Common Stock determined to one-one hundredth of one cent over the 20 trading-day period ending on the 10th day immediately preceding the Effective Time.

(C) “Per Share Merger Consideration” means the product of: (i) the Exchange Ratio and (ii) the Closing Price.

3.1.5 Merger Consideration. The Stock Consideration or the Adjusted Stock Consideration, as applicable, multiplied by the Closing Price is referred to herein as the “Merger Consideration.”

3.1.6 No fractional shares of CU Bancorp Common Stock will be issued, and in lieu thereof, each holder of PC Bancorp Common Stock who would otherwise be entitled to a fractional share interest will receive an amount in cash determined by multiplying such fractional interest by the Closing Price.

3.1.7 At the Effective Time, all shares of PC Bancorp Common Stock held by PC Bancorp or PCB in its treasury other than shares representing restricted shares of PC Bancorp Common Stock awarded in accordance with PC Bancorp Equity Plans (“Excluded Shares”) shall be canceled and shall cease to exist and no shares of CU Bancorp Common Stock shall be delivered in exchange therefor.

3.1.8 On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of PC Bancorp Common Stock (the “Certificates”) shall cease to have any rights as shareholders of PC Bancorp, except the right to receive the Per Share Stock Consideration set forth in this Section 3.1 for each such share held by them, provided, however, that Dissenting Shares shall not be converted into or represent the right to receive the Per Share Stock Consideration set forth in this Section 3.1, but the holder thereof shall only be entitled to such rights as are granted under the CGCL as set forth in Section 3.6 hereof.

3.1.9 Notwithstanding any provision herein to the contrary, if, during the period from the date hereof to the Effective Time, the shares of CU Bancorp Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, appropriate adjustments shall be made, if necessary, to provide the PC Bancorp shareholders with the equivalent value of the Merger Consideration set forth in this Section 3.1.

3.2	Exchange of Shares

3.2.1 Appointment of Exchange Agent. PC Bancorp and CU Bancorp hereby agree to appoint an Exchange Agent designated by CU Bancorp as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of PC Bancorp Common Stock into CU Bancorp Common Stock. Within four (4) Business Days AFTER THE LATER OF THE RECEIPT OF INFORMATION FROM PC BANCORP’S TRANSFER AGENT OR THE Effective Time, CU Bancorp shall cause the Exchange Agent to mail to each holder of record as of the Effective Time (a “Record Holder”) of a Certificate or Certificates, a letter of transmittal in form mutually agreed upon by CU Bancorp and PC Bancorp (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for the CU Bancorp Common Stock (and cash in lieu of fractional shares) as provided in Section 3.1 hereof.

3.2.2 Surrender of Certificates. Upon surrender of Certificates for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificates (i) the Per Share Stock Consideration rounded down to the closest whole number and (ii) a check in the amount equal to the cash in lieu of fractional shares, if any, which such Record Holder has the right to receive pursuant to Section 3.1 hereof. Certificates so surrendered shall be canceled. As soon as practicable, but no later than eight (8) Business Days following receipt of the properly completed letter of transmittal and any necessary accompanying documentation, CU Bancorp shall cause the Exchange Agent to distribute the Merger Consideration and cash as provided herein. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificates for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or bond as may be reasonably required in each case by CU Bancorp. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of CU Bancorp for all purposes from the Effective Time, except that CU Bancorp shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for CU Bancorp Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.

3.2.3 Limit on Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of PC Bancorp of the shares of PC Bancorp Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be canceled and exchanged for the consideration as provided in Section 3.1 hereof.

3.2.4 If payment of the consideration pursuant to Section 3.1 hereof is to be made in a name other than that in which the Certificates surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the payment to a person other than that of the registered holder of the Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

3.2.5 CU Bancorp and the Exchange Agent shall be entitled to rely upon PC Bancorp’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, CU Bancorp and the Exchange Agent shall be entitled to deposit any Merger Consideration or dividends or distributions thereon represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

3.3	Treatment of PC Bancorp Options

3.3.1 All PC Bancorp Options are described in the PC Bancorp Disclosure Schedule and are issued and outstanding pursuant to the PC Bancorp Equity Plans described in the PC Bancorp Disclosure Schedule and the forms of agreements pursuant to which such PC Bancorp Options were granted (each, an “Option Grant Agreement”). True and complete copies of all outstanding grant agreements for PC Bancorp Options issued under PC Bancorp Equity Plans will be delivered to CU Bancorp promptly after execution of this Agreement.

3.3.2 Prior to and effective as of the Effective Time, PC Bancorp shall have taken all such action as is necessary to terminate, subject to compliance with this Section 3.3.2, the PC Bancorp Equity Plans and shall have provided written notice to each holder of a then outstanding PC Bancorp Option (whether or not such PC Bancorp Option is then vested or exercisable), that such PC Bancorp Option shall be, as of the date of such notice, be exercisable in full, that such PC Bancorp Option shall terminate at the Effective Time and that, if such PC Bancorp Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of each PC Bancorp Option a cash payment in an amount equal to the excess of the Per Share Merger Consideration over the per share option exercise price of such PC Bancorp Option. CUB or the Exchange Agent shall be entitled to deduct and withhold from the consideration paid in accordance with this Section on account of PC Bancorp Options such amounts as CUB or the Exchange Agent is required to deduct and withhold from such payment under the Code or any provision of state, local or foreign Tax law. PC Bancorp shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then outstanding PC Bancorp Option with regard to the cancellation of such PC Bancorp Option and the payment therefor in accordance with the terms of this Agreement. Subject to the foregoing, the PC Bancorp Equity Plans and all PC Bancorp Options issued thereunder shall terminate at the Effective Time and all payments to be made hereunder shall be made by PC Bancorp or CU Bancorp not later than thirty (30) Business Days after the Effective Time.

3.4	CU Bancorp Shares.

The shares of CU Bancorp Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of CU Bancorp Common Stock to be issued as provided in Section 3.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

3.5	Intentionally Omitted.

3.6	PC Bancorp Dissenting Shares

3.6.1 Any shares of PC Bancorp Common Stock held by a holder that has demanded and perfected dissenters’ rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters’ rights (“Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Stock Consideration set forth in Section 3.1, but the holder thereof shall only be entitled to such rights as are granted under the CGCL. Any shares of CU Bancorp Common Stock comprising the Stock Consideration or the Adjusted Stock Consideration, as applicable, that would have been issued to the holders of Dissenting Shares but for the operation of this Section 3.6, will not be issued in the Merger and will be remain authorized and unissued shares of CU Bancorp Common Stock.

3.6.2 Notwithstanding the provisions of Section 3.6.1, if any holder of PC Bancorp Common Stock that demands, in accordance with Section 1301 of the CGCL, that PC Bancorp purchase such shares under the CGCL, shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s dissenters’ rights, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the Per Share Stock Consideration set forth in Section 3.1 (without interest), upon surrender of the Certificate representing such shares in accordance with Section 3.2.2.

3.6.3 PC Bancorp shall give CU Bancorp and CUB: (i) prompt notice of its receipt of any written demands for purchase of any shares of PC Bancorp Common Stock, withdrawals of such demands, and any other instruments relating to the Merger served pursuant to the CGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for purchase under the CGCL. PC Bancorp shall not, except with the prior written consent of CU Bancorp and CUB or as may be required under applicable law, voluntarily make any payment with respect to any demands for purchase of PC Bancorp Common Stock, or offer to settle or settle any such demands.

3.7	CU Bancorp Dissenting Shares

Any shares of CUB Common Stock held by a holder that has demanded and perfected dissenters’ rights for such shares in accordance with the CGCL and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters’ rights (“CU Dissenting Shares”) shall only be entitled to such rights as are granted under the CGCL.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PC BANCORP AND PCB

4.1	General.

PC Bancorp and PCB jointly and severally represent and warrant to CU Bancorp and CUB that the statements contained in this Article IV are correct and complete as of the date of this Agreement, except as set forth in the PC Bancorp Disclosure Schedule delivered by PC Bancorp and PCB to CU Bancorp and CUB on or prior to the date hereof, as amended pursuant to Section 6.6, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. PC Bancorp and PCB have made a good faith effort to ensure that the disclosure on each schedule of the PC Bancorp Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the PC Bancorp Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of PC Bancorp shall include the Knowledge of PCB.

4.2	Organization

4.2.1 PC Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly registered as a bank holding company under the BHCA. PC Bancorp has full corporate power and corporate authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

4.2.2 PCB is a national banking association duly organized, validly existing and in good standing (to the extent required) under the laws of the United States of America. PCB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of PCB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

4.2.3 The respective minute books of PC Bancorp and PCB accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

4.2.4 Prior to the date of this Agreement, PC Bancorp has made available to CU Bancorp true and correct copies of the Articles of Incorporation and bylaws of PC Bancorp and the Articles of Association and bylaws of PCB.

4.3	Capitalization

4.3.1 The authorized capital stock of PC Bancorp consists of 10,000,000 shares of common stock, no par value per share, of which, as of the date of this Agreement, 3,657,770 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and there are no shares of preferred stock authorized. There are no shares of PC Bancorp Common Stock held by PC Bancorp in its treasury as treasury stock. Neither PC Bancorp nor PCB has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PC Bancorp Common Stock, or any other security of PC Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of PC Bancorp Common Stock or any other security of PC Bancorp other than shares issuable under the PC Bancorp Equity Plans. PC Bancorp Disclosure Schedule 4.3.1 sets forth (i) the name of each holder of options to purchase PC Bancorp Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held.

4.3.2 PC Bancorp Disclosure Schedule 4.3.2 sets forth a true and correct list of all of the Subsidiaries of PC Bancorp. Except for (i) its Subsidiaries, (ii) equity interests held in the investment portfolios of PCB, (iii) equity interests held by PCB in a fiduciary capacity, and (iv) equity interests held in connection with the lending activities of PCB, including stock in the Federal Reserve Bank, PC Bancorp does not possess, directly or indirectly, any material equity interest in any corporate entity. Except for the PC Bancorp Trust Preferred Securities, PC Bancorp owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or other equity interests of each of its Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares or equity interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of PC Bancorp, other than the Trust, is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interest of such Subsidiary.

4.3.3 To PC Bancorp’s Knowledge, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PC Bancorp Common Stock, except as listed on PC Bancorp Disclosure Schedule 4.3.3.

4.3.4 The authorized capital stock of PCB consists of 10,000,000 shares of common stock, $4.00 par value per share, of which, as of the date of this Agreement, 1,167,161 shares are outstanding, validly issued, fully paid and assessable and free of preemptive rights, and there are no shares of preferred stock authorized. There are no shares of PCB Common Stock held by PCB in its treasury. PCB is not bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PCB Common Stock, or any other security of PCB or any securities representing the right to vote, purchase or otherwise receive any shares of PCB Common Stock or any other security of PCB. All of the outstanding shares of PCB are owned by PC Bancorp.

4.4	Authority; No Violation

4.4.1 Each of PC Bancorp and PCB has full corporate power and corporate authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the Shareholder Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PC Bancorp and PCB and the completion of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Boards of Directors of PC Bancorp and PCB, and no other corporate proceedings on the part of PC Bancorp, except for Shareholder Approvals and other actions contemplated by this Agreement such as the termination of certain PC Benefit Plans, is necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by PC Bancorp and PCB, and subject to approval by the shareholders of PC Bancorp and PCB and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by CU Bancorp and CUB, constitutes the valid and binding obligation of PC Bancorp and PCB, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable).

4.4.2 Except as listed on PC Bancorp Disclosure Schedule 4.4.2, subject to receipt of Regulatory Approvals and compliance by the parties hereto with any conditions contained therein, and to the receipt of Shareholder Approvals; (A) the execution and delivery of this Agreement by PC Bancorp and PCB, (B) the consummation of the transactions contemplated hereby, and (C) compliance by PC Bancorp and PCB with all of the terms and provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of PC Bancorp or the Articles of Association or bylaws of PCB; (ii) to the Knowledge of PC Bancorp, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PC Bancorp or PCB or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PC Bancorp or PCB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which PC Bancorp or PCB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on PC Bancorp and PCB taken as a whole.

4.5	Consents

Except as listed on PC Bancorp Disclosure Schedule 4.5 and except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the certificate of merger with the Secretary of State of the State of California, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g), 14(f) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of CU Bancorp Common Stock pursuant to this Agreement and the Bank Holding Company Merger Agreement, and (e) Shareholder Approvals, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by PC Bancorp and PCB, and (y) the completion of the Merger and the transactions contemplated thereby. PC Bancorp and PCB have no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6	Financial Statements

4.6.1 PC Bancorp has previously made available to CU Bancorp and CUB the Financial Statements of PC Bancorp. The Financial Statements of PC Bancorp have been prepared in accordance with GAAP (including the related notes where applicable), and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of PC Bancorp and PCB on a consolidated basis as of and for the respective periods ending on the dates thereof, except as indicated in the notes thereto. The balance sheet of PC Bancorp as of December 31, 2010, and the related statements of operations, cash flow and changes in shareholders’ equity of PC Bancorp for the three (3) years then ended, audited by Vavrinek, Trine, Day and Co., and the unaudited balance sheet of PC Bancorp as of September 30, 2011, and the related unaudited statement of income, and changes in shareholders’ equity of PC Bancorp for the period then ended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.6.2 At the date of each balance sheet included in the Financial Statements of PC Bancorp or the PC Bancorp Regulatory Reports, neither PC Bancorp nor PCB, as applicable, had any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Financial Statements of PC Bancorp or PC Bancorp Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.3 Except as listed on PC Bancorp Disclosure Schedule 4.6.3, the records, systems, controls, data and information of PC Bancorp and PCB are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of PC Bancorp or PCB or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 4.6.3. PC Bancorp: (x) has implemented and maintains a system of internal control over financial reporting that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has implemented and maintains disclosure controls and procedures to ensure that material information relating to PC Bancorp and PCB, is made known to the chief executive officer and the chief financial officer of PC Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to PC Bancorp’s outside auditors and the audit committee of PC Bancorp’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect PC Bancorp’s ability to record, process, summarize and report financial information and (ii) any fraud of which PC Bancorp has Knowledge of, whether or not material, that involves management or other employees who have a significant role in PC Bancorp’s internal control over financial reporting. These disclosures (if any) were made in writing by management to PC Bancorp’s auditors and audit committee and a copy has previously been made available to CU Bancorp and CUB. As of the date hereof, to the Knowledge of PC Bancorp, its chief executive officer and chief financial officer would be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act, without qualification.

4.6.4 Since January 1, 2009: (i) to the Knowledge of PC Bancorp, no director, officer, employee, auditor, accountant or representative of PC Bancorp or PCB had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of PC Bancorp or PCB or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that PC Bancorp or PCB has engaged in questionable accounting or auditing practices; and (ii) no attorney representing PC Bancorp or PCB, whether or not employed by PC Bancorp or PCB, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by PC Bancorp or PCB or any of their respective officers, directors, employees or agents to the Board of Directors of PC Bancorp or PCB or any committee thereof or to any director or officer of PC Bancorp or PCB.

4.6.5 Since January 1, 2009, PC Bancorp and PCB have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, required to be filed with any Governmental Entity (collectively, the “Regulatory Filings”) and all other material reports and statements required to be filed, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States and the rules and regulations of the OCC, the FDIC, the FRB, the SEC and any other Governmental Entity, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Entity with which they were filed. PC Bancorp has previously made available to CU Bancorp and CUB the PC Bancorp Regulatory Reports.

4.6.6 Since January 1, 2009, neither PC Bancorp nor PCB has incurred any liability other than in the ordinary course of business consistent with past practice or as otherwise contemplated by this Agreement that has had or is reasonably likely to have a Material Adverse Effect on PC Bancorp or PCB.

4.6.7 Prior to the date of this Agreement, PC Bancorp and PCB have recognized and/or accrued the full payments due under the settlement agreement related to the Arizona lease.

4.7	Taxes

4.7.1 PC Bancorp and PCB have duly filed all federal, state and material local Tax Returns required to be filed by or with respect to PC Bancorp and PCB on or prior to the date of this Agreement, taking into account any extensions (all such returns, to PC Bancorp’s Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local Taxes which have been incurred by or are due, or claimed to be, due from PC Bancorp or PCB by any Taxing authority or pursuant to any written Tax sharing agreement on or prior to the date of this Agreement other than Taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or

(iii) have not yet been fully determined. As of the date of this Agreement, PC Bancorp has received no written notice of, and to PC Bancorp’s Knowledge there is no audit examination, deficiency assessment, Tax investigation or refund litigation with respect to any Taxes of PC Bancorp or PCB, and no claim has been made by any authority in a jurisdiction where PC Bancorp or PCB does not file Tax Returns that PC Bancorp or any such Subsidiary is subject to Taxation in that jurisdiction. PC Bancorp and PCB have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect. PC Bancorp and each of its Subsidiaries has withheld and paid, if due, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and PC Bancorp and each of its Subsidiaries, to PC Bancorp’s Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

4.7.2 Any Taxes which have accrued, but for which payment is not yet required, have been adequately reserved for in PC Bancorp’s financial statements, and are properly reflected in such financial statements.

4.7.3 All estimated Taxes with respect to PC Bancorp have been or shall be timely paid in full.

4.7.4 No waivers of statutes of limitation have been given by or requested with respect to any of PC Bancorp’s Taxes.

4.7.5 PC Bancorp shall not be required, as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in Taxable income for any Tax period beginning on or after the Effective Time or (B) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time.

4.7.6 There are no liens on any of PC Bancorp or PCB’s assets that arose in connection with any failure (or alleged failure) to pay any Tax.

4.7.7 No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to PC Bancorp, and no such agreement or ruling has been applied for and is currently pending.

4.7.8 As a result of the Merger, PC Bancorp shall not be obligated to make a payment to an individual that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

4.7.9 PC Bancorp has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code since the effective date of Section 355(e) of the Code.

4.7.10 PC Bancorp is not currently receiving any material tax benefit or credit or other favorable material Tax treatment that will not be extended and available to CUB following the Merger.

4.7.11 No written claim that could give rise to material Taxes has been made to PC Bancorp within the previous six years by a taxing authority in a jurisdiction where PC Bancorp does not file Tax Returns that PC Bancorp is or may be subjected to taxation in that jurisdiction.

4.7.12 PC Bancorp has made available to CUB correct and complete copies of (A) all income and franchise Tax Returns of PC Bancorp for the preceding three taxable years and (B) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income or franchise Taxes of PC Bancorp.

4.7.13 PC Bancorp has not entered into any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4(b).

4.7.14 PC Bancorp has complied with all applicable information reporting withholding requirements.

4.7.15 PC Bancorp or any of its Subsidiaries have complied with the requirements of applicable law with respect to abandoned and unclaimed property.

4.7.16 There are no deferred intercompany transactions within the meaning of Treasury Regulation Section 1.1502-13.

4.7.17 PC Bancorp was not subject to the personal holding company Tax in any years that are open to assessment for such Tax.

4.7.18 Since January 1, 2009, PC Bancorp has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of PC Bancorp.

4.7.19 PC Bancorp has not granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

4.7.20 PC Bancorp and PCB have not disclosed and have no Knowledge of any Uncertain Tax Positions that could be disclosed on the Schedule UTP (Form 1120), Uncertain Tax Position Statement, for the current Tax year or any prior Tax year.

4.8	No Material Adverse Effect

Except as set forth on PC Bancorp Disclosure Schedule 4.8, neither PC Bancorp nor PCB has suffered any Material Adverse Effect since January 1, 2011 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on PC Bancorp or PCB, taken as a whole.

4.9	Material Contracts; Leases; Defaults

4.9.1 Except as set forth in PC Bancorp Disclosure Schedule 4.9.1, neither PC Bancorp nor PCB is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of PC Bancorp or PCB, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of PC Bancorp or PCB; (iii) any collective bargaining agreement with any labor union relating to employees of PC Bancorp or PCB; (iv) any agreement which by its terms limits the payment of dividends by PC Bancorp or PCB; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which PC Bancorp or PCB is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, the Federal Reserve Bank advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to CU Bancorp or CUB; (vi) except for items listed on PC Bancorp Disclosure Schedule 4.16 and loans and other extensions of credit made by PCB in the ordinary course of its business, any other agreement, written or oral, that obligates PC Bancorp or PCB for the payment of more than $100,000 annually or for the payment of more than $250,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment, or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by PC Bancorp or PCB (it being understood that any non-compete or similar provision shall be deemed material).

4.9.2 Each real estate lease that requires the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of the terms of any such lease, is listed in PC Bancorp Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither PC Bancorp nor PCB is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3 True and correct copies of agreements, contracts, arrangements and instruments referred to in Sections 4.9.1 and 4.9.2 have been made available to CU Bancorp and CUB on or before the date hereof, are listed on PC Bancorp Disclosure Schedule 4.9.1 or on PC Bancorp Disclosure Schedule 4.9.2 and are in full force and effect on the date hereof and neither PC Bancorp nor PCB (nor, to the Knowledge of PC Bancorp, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on PC

Bancorp Disclosure Schedule 4.9.3(a), no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in PC Bancorp Disclosure Schedule 4.9.3(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which PC Bancorp or PCB is a party or under which PC Bancorp or PCB may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in PC Bancorp Disclosure Schedule 4.9.3(c), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of PC Bancorp or PCB or upon the occurrence of a subsequent event; or (y) requires PC Bancorp or PCB to provide a benefit in the form of PC Bancorp Common Stock or determined by reference to the value of PC Bancorp Common Stock.

4.9.4 Since December 31, 2010, through and including the date of this Agreement, except as listed on PC Bancorp Disclosure Schedule 4.9.4, a copy which has been made available to CUB, neither PC Bancorp nor PCB has (i) except for (A) normal increases for employees (other than officers and directors) made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2010 (which amounts have been previously made available to CU Bancorp), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans listed on PC Bancorp Disclosure Schedule 4.13.1, as in effect as of the date hereof), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of PC Bancorp Common Stock, or any right to acquire any shares of its capital stock to any executive officer, director or employee other than grants to employees (other than officers subject to the reporting requirements of Section 16(a) of the Exchange Act) made in the ordinary course of business consistent with past practice under PC Bancorp Equity Plans, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for federal or state income Tax purposes, (v) made any material change in the credit policies or procedures of PC Bancorp or PCB, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of PC Bancorp or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (ix) suffered any strike, work stoppage, labor slow-down, or other labor disturbance.

4.9.5 Except as of otherwise disclosed on PC Bancorp Disclosure Schedule 4.9.5, all payments due on the PC Bancorp Trust Preferred Securities and the Junior Subordinated Debt Securities have been paid in accordance with their respective terms.

4.9.6 Except as set forth on PC Bancorp Disclosure Schedule 4.9.6. neither PC Bancorp nor PCB is a party to any oral or written (A) consulting agreement not terminable without penalty on 30 days’ or less notice, (B) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PC Bancorp and PCB of the nature contemplated by this Agreement, (C) agreement which requires the payment of referral fees or commissions or other fees in connection with deposits, loans or any other business, (D) agreement containing covenants that limit the ability of either PC Bancorp or PCB to compete in any line of business or with any person, or that involves any restriction on the geographic area in which, or method by which, or (E) agreement which requires further payments over the remaining term of the contract in excess of $50,000.

4.10	Ownership of Property; Insurance Coverage

4.10.1 PC Bancorp and PCB have good and, as to real property, marketable title to all material assets and properties owned by PC Bancorp or each PC Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PC Bancorp Regulatory Reports and in the Financial Statements of PC Bancorp or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of San Francisco or Federal Reserve Bank, inter-bank credit facilities, or any transaction by an PC Bancorp Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Financial Statements of PC Bancorp. PC Bancorp and the PC Bancorp Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by PC Bancorp and PCB in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both Tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Financial Statements of PC Bancorp.

4.10.2 With respect to all material agreements pursuant to which PC Bancorp or PCB has purchased securities subject to an agreement to resell, if any, PC Bancorp or such PC Bancorp Subsidiary, as the case may be, has a lien or security interest (which to PC Bancorp’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3 PC Bancorp and PCB currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither PC Bancorp nor PCB, except as disclosed in PC Bancorp Disclosure Schedule 4.10.3(a), has received notice from any insurance carrier during the past five years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health insurance) with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by PC Bancorp or PCB under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years PC Bancorp and PCB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. PC Bancorp Disclosure Schedule 4.10.3(b) identifies all material policies of insurance maintained by PC Bancorp and PCB as well as the other matters required to be disclosed under this Section.

4.11	Legal Proceedings

Except as set forth in PC Bancorp Disclosure Schedule 4.11, neither PC Bancorp nor PCB is a party to any, and there are no pending or, to PC Bancorp’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PC Bancorp or PCB, (ii) to which PC Bancorp or PCB’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PC Bancorp or PCB to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on PC Bancorp.

4.12	Compliance With Applicable Law

4.12.1 To PC Bancorp’s Knowledge, each of PC Bancorp and PCB is in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act, Title III of the USA Patriot Act, the Truth in Lending Act, RESPA, the privacy provisions of the Gramm-Leach Bliley Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, bank secrecy and foreign asset controls, including all regulations promulgated thereunder and neither PC Bancorp nor PCB has received any written notice to the contrary. The Board of Directors of PCB has adopted and PCB has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA Patriot Act and the regulations thereunder. The representations and warranties set forth in this Section 4.12.1 do not apply to Tax matters, employee benefit matters, environmental matters, and labor matters, which are addressed in Sections 4.7, 4.13, 4.15 and 4.25, respectively.

4.12.2 Each of PC Bancorp and PCB has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of PC Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

4.12.3 For the period beginning January 1, 2009, except as listed on PC Bancorp Disclosure Schedule 4.12.3 or except for confidential supervisory information described in 12 C.F.R. 261.2(c)(1), neither PC Bancorp nor PCB has received any written notification or, to PC Bancorp’s Knowledge, any other communication from any Bank Regulator (i) asserting that PC Bancorp or PCB is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PC Bancorp or PCB; (iii) requiring, or threatening to require, PC Bancorp or PCB, or indicating that PC Bancorp or PCB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of PC Bancorp or PCB, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PC Bancorp or PCB, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “PC Bancorp Regulatory Agreement”). Neither PC Bancorp nor PCB has consented to or entered into any PC Bancorp Regulatory Agreement that is currently in effect or that was in effect since January 1, 2009. The most recent regulatory rating given to PCB as to compliance with the Community Reinvestment Act (“CRA”) is “Satisfactory” or better.

4.12.4 Since the enactment of the Sarbanes-Oxley Act, PC Bancorp has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. PC Bancorp Disclosure Schedule 4.12.4 sets forth, as of December 31, 2010, a schedule of all officers and directors of PC Bancorp and/or PC Bank who have outstanding loans from PC Bancorp or PCB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

4.13	Employee Benefit Plans

4.13.1 PC Bancorp Disclosure Schedule 4.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, severance and change in control agreements, split dollar life insurance and any supplemental life insurance agreements and/or policies, and all other material benefit practices, policies and arrangements maintained by PC Bancorp or PCB in which any employee or former employee, consultant or former consultant or director or former director of PC Bancorp or PCB participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “PC Bancorp Compensation and Benefit Plans”). Except as set forth in PC Bancorp Disclosure Schedule 4.13.1, neither PC Bancorp nor PCB has any commitment to create any additional PC Bancorp Compensation and Benefit Plan or to materially modify, change or renew any existing PC Bancorp Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

4.13.2 To the Knowledge of PC Bancorp, each PC Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full and each PC Bancorp Compensation and Benefit Plan that is subject to Code Section 409A is in compliance with Code Section 409A. There is no material pending or, to the Knowledge of PC Bancorp, threatened action, suit or claim relating to any of the PC Bancorp Compensation and Benefit Plans (other than routine claims for benefits). To the Knowledge of PC Bancorp and PCB, neither PC Bancorp nor PCB has engaged in a transaction, or omitted to take any action, with respect to any PC Bancorp Compensation and Benefit Plan that would reasonably be expected to subject PC Bancorp or PCB to an unpaid Tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

4.13.3 Neither PC Bancorp nor PCB maintains any defined benefit pension plan. To the Knowledge of PC Bancorp, there is no pending investigation or enforcement action by any Governmental Entity or Bank Regulator with respect to any PC Bancorp Compensation and Benefit Plan, or any plan maintained by any entity which is considered one employer with PC Bancorp under Section 4001(b)(1) of ERISA or Code Section 414 (“ERISA Affiliate”) (such plan being referred to as an “ERISA Affiliate Plan”). Neither PC Bancorp, PCB, nor any ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA.

4.13.4 All material contributions required to be made under the terms of any PC Bancorp Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which PC Bancorp or PCB is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on PC Bancorp’s consolidated financial statements to the extent required by GAAP. PC Bancorp and PCB have expensed and accrued as a liability the present value of future benefits under each applicable PC Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.5 Neither PC Bancorp nor PCB has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any PC Bancorp Compensation and Benefit Plan, other than benefits mandated by COBRA or other applicable law to any employee or director. There has been no communication to employees by PC Bancorp or PCB that would reasonably be expected to promise or guarantee such employees or directors retiree health, life insurance, disability insurance, or other retiree death benefits.

4.13.6 PC Bancorp and PCB do not maintain any PC Bancorp Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7 With respect to each PC Bancorp Compensation and Benefit Plan, if applicable, PC Bancorp has provided or made available to CU Bancorp copies of the: (A) plan documents, administrative forms, any loan documents under an PC Bancorp employee stock ownership plan, Trust instruments and insurance contracts; (B) three most recent Forms 5500 as filed; (C) three most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; (G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests); (H) ESOP allocation and suspense account records for the past three years; and (I) copies of all equity grant agreements.

4.13.8 Except as listed on PC Bancorp Disclosure Schedule 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any PC Bancorp Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any PC Bancorp Compensation and Benefit Plan.

4.13.9 Neither PC Bancorp nor PCB maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for Tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

4.13.10 To the Knowledge of PC Bancorp, the consummation of the Merger and the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of PC Bancorp or PCB to any actual or deemed payment (or benefit) which could constitute an excess “parachute payment” (as such term is defined in Section 280G of the Code).

4.13.11 Except as disclosed in PC Bancorp Disclosure Schedule 4.13.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock or restricted stock units, outstanding under any of the PC Bancorp Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

4.13.12 PC Bancorp Disclosure Schedule 4.13.12(a) sets forth, as of the payroll date immediately preceding the date of this Agreement, a list of the full names of all officers, and employees (full or part-time) of PCB or PC Bancorp, their title and rate of salary, and their date of hire. PC Bancorp Disclosure Schedule 4.13.12(b) also sets forth any changes to any PC Bancorp Compensation and Benefit Plan since December 31, 2010.

4.14	Brokers, Finders and Financial Advisors

Neither PC Bancorp nor PCB, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of The Findley Group and Vining Sparks IBG, LP by PC Bancorp and the fee payable pursuant thereto.

4.15	Environmental Matters

4.15.1 Except as may be set forth in PC Bancorp Disclosure Schedule 4.15, with respect to PC Bancorp and PCB:

(A) To PC Bancorp’s Knowledge, the PC Bancorp Participation Facilities and the PCB Participation Facilities and the Loan Properties are in substantial compliance with, and have not been adjudged liable under, any Environmental Laws;

(B) PC Bancorp has received no written notice of any suit, claim, action, administrative order, proceeding, or demand for investigation and, to PC Bancorp’s Knowledge, no such action is threatened or has been filed with any court, governmental agency or other forum against it or PCB or any Participation Facility for: (x) alleged noncompliance with, or liability under, any Environmental Law or (y) alleging the unlawful presence or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), in connection with any site owned, leased or operated by it or PCB or any Participation Facility;

(C) PC Bancorp has received no written notice of any suit, claim, action, administrative order, proceeding, or demand for investigation, and, to PC Bancorp’s Knowledge, no such action is threatened or has been filed with any court, governmental agency or other forum against any Loan Property (or PC Bancorp or PCB with respect to such Loan Property) for: (x) alleged noncompliance with, or liability under, any Environmental Law or (y) alleging the unlawful presence or release into the environment of any Materials of Environmental Concern in connection with any site owned, leased or operated by it or PCB or any Participation Facility;

(D) To PC Bancorp’s Knowledge, with respect to the properties currently owned or operated by PC Bancorp or PCB (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon), there is no reported presence or release of Materials of Environmental Concern other than as permitted under applicable Environmental Law;

(E) Neither PC Bancorp nor PCB during the past five years has received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

(F) To PC Bancorp’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by PC Bancorp or PCB or any Participation Facility, and to PC Bancorp’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by PC Bancorp or PCB or any Participation Facility; and

(G) To PC Bancorp’s Knowledge, during the period of (s) PC Bancorp’s or PCB’ ownership or operation of any of their respective current properties or (t) PC Bancorp’s or PCB’ participation in the management of any Participation Facility, there have been no unlawful releases of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To PC Bancorp’s Knowledge, prior to the period of (x) PC Bancorp’s or PCB’ ownership or operation of any of their respective current properties or (y) PC Bancorp’s or PCB’ participation in the management of any Participation Facility, there were no unlawful releases of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

4.15.2 “Loan Property” means any property in which the applicable party (or a Subsidiary of it) holds a security interest. “Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in active management with the authority to make decisions and take actions without the need for approval by third parties.

4.16	Loan Portfolio

4.16.1 The allowance for loan losses reflected in PC Bancorp’s audited consolidated balance sheet at December 31, 2010 was, and the allowance for loan losses shown for periods ending after December 31, 2010 was or will be, as the case may be, adequate, as of the dates thereof, under GAAP and applicable regulatory requirements.

4.16.2 Except as set forth on PC Bancorp Disclosure Schedule 4.16.2(a), PC Bancorp has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to PC Bancorp’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or PCB relating to any withdrawn loan commitment, termination of a loan or potential borrower. PC Bancorp Disclosure Schedule 4.16.2(b) sets forth a listing, as of the most recently available date, by account, of (x) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, or (4) where a specific reserve allocation exists in connection therewith, and (y) all assets classified by PCB as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3 All loans receivable (including discounts) and accrued interest entered on the books of PC Bancorp and PCB arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of PC Bancorp’s or PCB’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of PC Bancorp, the loans, discounts and the accrued interest reflected on the books of PC Bancorp and PCB are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by PC Bancorp or PCB free and clear of any liens.

4.16.4 The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.17	Securities Laws

At no time during the years ended December 31, 2010, 2009 or 2008 was PC Bancorp required to file reports with the SEC pursuant to the Securities Laws, including but not limited to Annual Reports on Form 10-K or a registration statement on Form 10 or such other form as may have been applicable.

4.18	Related Party Transactions

PC Bancorp Disclosure Schedule 4.18 sets forth all transactions, including any loan or other credit accommodation, with any Affiliate of PC Bancorp or PCB. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of PC Bancorp or PCB is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither PC Bancorp nor PCB has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by PC Bancorp is inappropriate.

4.19	Deposits

Except as set forth in PC Bancorp Disclosure Schedule 4.19, none of the Deposits of PCB is a Brokered Deposit.

4.20	Antitakeover Provisions Inapplicable; Required Vote

The affirmative vote of a majority of the outstanding shares of PC Bancorp Common Stock is required to approve this Agreement and the Merger under the CGCL and there are no provisions in the Articles of Incorporation of PC Bancorp to the contrary. There are no other classes of stock of PC Bancorp which are entitled to vote to approve this Agreement and the Merger.

4.21	Registration Obligations

Neither PC Bancorp nor PCB is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22	Risk Management Instruments

Except as set forth in PC Bancorp Disclosure Schedule 4.22, neither PC Bancorp nor PCB is a party to nor has it agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of PC Bancorp or PCB, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. PC Bancorp and PCB have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to their Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

4.23	Fairness Opinion

PC Bancorp has received a written opinion from Vining Sparks to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of PC Bancorp pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24	Intellectual Property

PC Bancorp Disclosure Schedule 4.24 sets forth a true and complete list of all material (a) trademark registrations and applications, (b) service mark registrations and applications, (c) unregistered trademarks and service marks, and (d) Internet domain names owned, used or held for use in connection with the business of the PC Bancorp or PCB. PC Bancorp and PCB own or, to PC Bancorp or PCB’s Knowledge, possess valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks used in their business, each without payment (except as set forth in PC Bancorp Disclosure Schedule 4.24), and neither PC Bancorp nor PCB has received any notice of conflict with respect thereto that asserts the rights of others. PC Bancorp and PCB have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment to which PC Bancorp and PCB are a party relating to any of the foregoing. To the Knowledge of PC Bancorp and PCB, the conduct of the business of PC Bancorp and PCB as currently conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.25	Labor Matters

PC Bancorp and PCB are in compliance in all material respects with all applicable federal and California or other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hour, and have not and are not engaged in any unfair labor practice as determined by the National Labor Relations Board (“NLRB”); (ii) no unfair labor practice charge or complaint against PC Bancorp or PCB is pending before the NLRB; (iii) there is no labor strike, slowdown, stoppage or material labor dispute pending or to the Knowledge of PC Bancorp or PCB threatened against or involving PC Bancorp or PCB; (iv) to PC Bancorp or PCB’s Knowledge, no representation question exists respecting the employees of PC Bancorp or PCB; (v) no collective bargaining agreement is currently being negotiated by PC Bancorp and PCB and PC Bancorp and PCB are not and have not been a party to a collective bargaining agreement; (vi) PC Bancorp or PCB are not experiencing and have not experienced any material labor difficulty during the last three years; (vii) no grievance or arbitration proceeding is pending or to the Knowledge of PC Bancorp or PCB currently threatened; (viii) Neither PC Bancorp nor PCB have any Equal Employment Opportunity Commission or any other Governmental Entity charges or other claims of employment discrimination pending or to their Knowledge currently threatened against either of them; (ix) Neither PC Bancorp or PCB has any wage and hour claim or investigation pending before or by any Governmental Entity, and to their Knowledge no such claim or investigation has been threatened; (x) Neither PC Bancorp nor PCB has had any occupation health and safety claims against it; (xi) PC Bancorp and PCB are in compliance in all material respects with the terms and provisions of the Immigration Reform and Control Act of 1986, as amended, and all related regulations promulgated thereunder (the “Immigration Laws”); and (xii) there has been no “mass layoff” or “plant closing” by PC Bancorp or PCB as defined in the Federal Workers Adjustment Retraining and Notification Act (“WARN”) or state law equivalent, or any other mass layoff that would trigger notice pursuant to WARN or state law equivalent within 90 days prior to the Effective Date. Neither PC Bancorp nor PCB has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor to their knowledge is any such proceeding pending or threatened.

4.26	Regulatory Orders

Except as listed on PC Bancorp Disclosure Schedule 4.26, neither PC Bancorp nor PCB is subject to any formal or informal order, agreement or understanding issued by a Bank Regulator or other Governmental Entity nor is such order, agreement or understanding pending.

4.27	Accurate Disclosure

4.27.1 None of the information supplied or to be supplied by PC Bancorp for inclusion in the Registration Statement or the Proxy Statement - Prospectus, or incorporated by reference therein, or any other document to be filed with any Bank Regulator or Governmental Entity in connection with the transactions contemplated hereby will, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Registration Statement and Proxy Statement - Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of PC Bancorp, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy of the PC Bancorp or the CUB Shareholders’ Meeting.

4.27.2 PC Bancorp agrees that through the Effective Time of the Merger, each of its Regulatory Filings, and other filings required to be filed with any applicable Bank Regulator or Governmental Entity will comply in all material respects with all of the applicable rules enforced or promulgated by the Bank Regulator or Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such Regulatory Filing, or other filing that is intended to present the financial position of PC Bancorp or PCB will fairly present the financial position of PC Bancorp or PCB, respectively and will be prepared in accordance with GAAP consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section, PC Bancorp makes no representation or warranty with respect to any information supplied by CU Bancorp.

4.27.3 Due Diligence. Prior to execution of this Agreement, PC Bancorp has provided CUB with all material information regarding PC Bancorp and PCB requested in CUB’s various due diligence requests and as requested by CUB.

4.28	Disclaimer of Other Representations and Warranties.

Except for the express representations and warranties stated above, neither PC Bancorp nor PCB make any other representations or warranties whatsoever, express or implied, with regard to the matters discussed herein.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CU BANCORP AND CUB

5.1	General

CU Bancorp and CUB jointly and severally represent and warrant to PC Bancorp and PCB that the statements contained in this Article V are correct and complete as of the date of this Agreement, except as set forth in the CUB Disclosure Schedule delivered by CU Bancorp and

CUB to PC Bancorp and PCB on the date hereof, as amended pursuant to Section 7.6, and except as to any representation or warranty which specifically relates to an earlier date, which only need be so correct as of such earlier date. CU Bancorp and CUB have made a good faith effort to ensure that the disclosure on each schedule of the CUB Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the CUB Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule. References to the Knowledge of CU Bancorp shall include the Knowledge of CUB.

5.2	Organization

5.2.1 CU Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of California. CU Bancorp has full corporate power and corporate authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.2.2 CUB is a California state-chartered banking corporation, validly existing and in good standing (to the extent required) under the laws of the State of California. CUB has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits of CUB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

5.2.3 The respective minute books of CU Bancorp and CUB accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

5.2.4 Prior to the date of this Agreement, CU Bancorp has made available to PC Bancorp true and correct copies of the Articles of Incorporation and bylaws of CU Bancorp and the Articles of Incorporation and bylaws of CUB.

5.3	Capitalization

5.3.1 The authorized capital stock of CU Bancorp consists of 75,000,000 shares of common stock, without par value per share, of which, as of the date of this Agreement, 100 shares are outstanding, and 50,000,000 shares of preferred stock, no par value per share, of which there are no shares issued and outstanding. There are no shares of CU Bancorp Common Stock held by CU Bancorp in its treasury. Neither CU Bancorp nor CUB has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of CU Bancorp Common Stock, or any other security of CU Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of CU Bancorp Common Stock or any other security of CU Bancorp.

5.3.2 The authorized capital stock of CUB consists of 30,000,000 shares of common stock, no par value per share, of which, as of the date of this Agreement, 6,950,098 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 20,000,000 shares of preferred stock, no par value per share, of which there are no shares issued and outstanding. There are no shares of CUB Common Stock held by CUB in its treasury. CUB is not bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of CUB Common Stock, or any other security of CUB or any securities representing the right to vote, purchase or otherwise receive any shares of CUB Common Stock or any other security of CUB other than shares issuable under the CUB Equity Plans. CUB Disclosure Schedule 5.3.2 sets forth the name of each holder of options to purchase CUB Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the grant and vesting dates, and the exercise price relating to the options held.

5.3.3 To CUB’s Knowledge, no Person or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of CUB Common Stock, except as listed on CUB Disclosure Schedule 5.3.3.

5.4	Authority; No Violation

5.4.1 Each of CU Bancorp and CUB has full corporate power and corporate authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the Shareholder Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CU Bancorp and CUB and the completion of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Boards of Directors of CU Bancorp and CUB, and no other corporate proceedings on the part of CU Bancorp and CUB, except for Shareholders Approvals, is necessary to complete the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by CU Bancorp and CUB, and subject to approval by the shareholders of CU Bancorp and CUB and receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by PC Bancorp and PCB, constitutes the valid and binding obligation of CU Bancorp and CUB, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity and Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D) (as applicable).

5.4.2 Except as listed on CUB Disclosure Schedule 5.4.2, subject to receipt of Regulatory Approvals and compliance by the parties hereto with any conditions contained therein, and to the receipt of Shareholder Approvals; (A) the execution and delivery of this Agreement by CU Bancorp and CUB, (B) the consummation of the transactions contemplated hereby, and (C) compliance by CU Bancorp and CUB with all of the terms and provisions hereof will not (i) conflict with or result in a breach of any provision of the Articles of Incorporation or bylaws of CU Bancorp or the Articles of Incorporation or bylaws of CUB; (ii) to the Knowledge of CU Bancorp, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CU Bancorp or CUB or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of CU Bancorp or CUB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which CU Bancorp or CUB is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on CU Bancorp and CUB taken as a whole.

5.5	Consents

Except as listed on CUB Disclosure Schedule 5.5 and except for (a) filings with Bank Regulators, the receipt of the Regulatory Approvals, and compliance with any conditions contained therein, (b) the filing of the certificate of merger with the Secretary of State of the State of California, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g), 14(f) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of CU Bancorp Common Stock pursuant to this Agreement and the Bank Holding Company Merger Agreement, and (e) Shareholder Approvals, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by CU Bancorp and CUB, and (y) the completion of the Merger and the transactions contemplated thereby. CU Bancorp and CUB have no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6	Financial Statements

5.6.1 CUB has previously made available to PC Bancorp and PCB the CUB Regulatory Reports. The CUB Regulatory Reports have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

5.6.2 CUB has previously made available to PC Bancorp and PCB the Financial Statements of CUB. The Financial Statements of CUB have been prepared in accordance with GAAP (including the related notes where applicable), and fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the financial position, results of operations and cash flows of CUB as of and for the respective periods ending on the dates thereof, except as indicated in the notes thereto. The balance sheet of CUB as of December 31, 2010, and the related statements of operations, cash flow and changes in shareholders’ equity of CUB for the three (3) years then ended, audited by McGladrey & Pullen, LLP, and the unaudited balance sheet of CUB as of September 30, 2011, and the related unaudited statement of income, and changes in shareholders’ equity of CUB for the period then ended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.6.3 At the date of each balance sheet included in the Financial Statements of CUB or the CUB Regulatory Reports, CUB has no liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Financial Statements of CUB or CUB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.4 Except as listed on CUB Disclosure Schedule 5.6.4, the records, systems, controls, data and information of CU Bancorp and CUB are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of CU Bancorp or CUB or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect on the system of internal accounting controls described below in this Section 5.6.4. CUB: (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to CUB, is made known to the chief executive officer and the chief financial officer of CUB by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to CUB’s outside auditors and the audit committee of CUB’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to materially adversely affect CUB’s ability to record, process, summarize and report financial information and (ii) any fraud of which CUB has Knowledge of, whether or not material, that involves management or other employees who have a significant role in CUB’s internal control over financial reporting. These disclosures (if any) were made in writing by management to CUB’s auditors and audit committee and a copy has previously been made available to PC Bancorp and PCB. As of the date hereof, to the Knowledge of CUB, its chief executive officer and chief financial officer would be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 302 of the Sarbanes-Oxley Act, without qualification.

5.6.5 Since January 1, 2009: (i) to the Knowledge of CUB, no director, officer, employee, auditor, accountant or representative of CUB had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CUB or its internal accounting controls, including any material complaint, allegation, assertion or claim that CUB has engaged in questionable accounting or auditing practices; and (ii) no attorney representing CUB, whether or not employed by CUB, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by CUB or any of their respective officers, directors, employees or agents to the Board of Directors CUB or any committee thereof or to any director or officer of CUB.

5.6.6 Since January 1, 2009, CUB has timely filed all Regulatory Filings and all other material reports and statements required to be filed, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States and the rules and regulations of the FDIC, the DFI, the SEC and any other Governmental Entity, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Entity with which they were filed.

5.6.7 Since January 1, 2009, CUB has not incurred any liability other than in the ordinary course of business consistent with past practice or as otherwise contemplated by this Agreement that has had or is reasonably likely to have a Material Adverse Effect on CUB.

5.6.8 CU Bancorp was only recently organized on November 16, 2011 under the laws of the State of California to serve, upon consummation of the several transactions herein contemplated and subject to all necessary Regulatory Approvals and Shareholder Approvals, as the bank holding company for CUB, PCB and the Surviving Bank under the Bank Holding Company Act, and as of the date of this Agreement, has only minimal assets and no liabilities.

5.7	Taxes

5.7.1 CUB has duly filed all federal, state and material local Tax Returns required to be filed by or with respect to CUB on or prior to the date of this Agreement, taking into account any extensions (all such returns, to CUB’s Knowledge, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local Taxes which have been incurred by or are due, or claimed to be, due from CUB by any Taxing authority or pursuant to any written Tax sharing agreement on or prior to the date of this Agreement other than Taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth on Schedule 5.7.1, as of the date of this Agreement, CUB has received no written notice of, and to CUB’s Knowledge there is no audit examination, deficiency assessment, Tax investigation or refund litigation with respect to any Taxes of CUB, and no claim has been made by any authority in a jurisdiction where CUB does not file Tax Returns that CUB is subject to Taxation in that jurisdiction. CUB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect. CUB has withheld and paid, if due, all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and CUB, to its Knowledge, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.7.2 Any Taxes which have accrued, but for which payment is not yet required, have been adequately reserved for in CUB’s financial statements, and are properly reflected in such financial statements.

5.7.3 All estimated Taxes with respect to CUB have been or shall be timely paid in full.

5.7.4 Except as set forth in Schedule 5.7.4, no waivers of statutes of limitation have been given by or requested with respect to any of CUB’s Taxes.

5.7.5 CUB shall not be required as a result of (A) a change in accounting method for a Tax period beginning on or before the Effective Time, to include any adjustment under Section 481(c) of the Code (or any similar provision of state, local or foreign law) in Taxable income for any Tax period beginning on or after the Effective Time or (B) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Effective Time.

5.7.6 There are no liens on any of CUB or PCB’s assets that arose in connection with any failure (or alleged failure) to pay any Tax.

5.7.7 No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to CUB, and no such agreement or ruling has been applied for and is currently pending.

5.7.8 CUB is not currently receiving any material Tax benefit or credit or other favorable material Tax treatment that will not be extended and available to CUB following the Merger.

5.7.9 No written claim that could give rise to material Taxes has been made to CUB within the previous six years by a Taxing authority in a jurisdiction were CUB does not file Tax Returns that CUB is or may be subjected to Taxation in that jurisdiction.

5.7.10 CUB has made available to PC Bancorp correct and complete copies of (A) all income and franchise Tax Returns of CUB for the preceding three taxable years and (B) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to income or franchise Taxes of CUB.

5.7.11 CUB has not entered into any “reportable transactions” within the meaning of Treasury Regulation Section 1.6011-4(b).

5.7.12 Except as set forth in Schedule 5.7.14, since January 1, 2009, CUB has not amended any Tax Returns or entered into any settlement or compromise of any income Tax liability of CUB.

5.7.13 Except as set forth in Schedule 5.7.15, CUB has not granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

5.7.14 CUB has not disclosed and has no Knowledge of any Uncertain Tax Positions that would be disclosed on the Schedule UTP (Form 1120), Uncertain Tax Position Statement, for the current Tax year or any prior Tax year.

5.8	No Material Adverse Effect

CUB has not suffered any Material Adverse Effect since January 1, 2011 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CUB.

5.9	Material Contracts; Leases; Defaults

5.9.1 Except as set forth in CUB Disclosure Schedule 5.9.1, neither CU Bancorp nor CUB is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of CU Bancorp or CUB, except for “at will” arrangements, (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of CU Bancorp or CUB, (iii) any collective bargaining agreement with any labor union relating to employees of CU Bancorp or CUB, (iv) any agreement which by its terms limits the payment of dividends by CU Bancorp or CUB, (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which CU Bancorp or CUB is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, the Federal Reserve Bank advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to CU Bancorp or CUB, or (vi) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by CU Bancorp or CUB (it being understood that any non-compete or similar provision shall be deemed material).

5.9.2 True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 5.9.1 have been made available to PC Bancorp and PCB on or before the date hereof, are listed on CUB Disclosure Schedule 5.9.1 and are in full force and effect on the date hereof and neither CU Bancorp nor CUB (nor, to the Knowledge of CU Bancorp, any other party to any such contract, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, arrangement or instrument. Except as listed on CUB Disclosure Schedule 5.9.2(a), no party to any material contract, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, arrangement or instrument as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement. Except as set forth in CUB Disclosure Schedule 5.9.2(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which CU Bancorp or CUB is a party or under which CU Bancorp or CUB may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in CUB Disclosure Schedule 5.9.2(c), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of CU Bancorp or CUB or upon the occurrence of a subsequent event; or (y) requires CU Bancorp or CUB to provide a benefit in the form of CU Bancorp Common Stock or determined by reference to the value of CU Bancorp Common Stock.

5.9.3 Except as set forth on CUB Disclosure Schedule 5.9.3. CUB is not a party to any oral or written (i) consulting agreement not terminable without penalty on 45 days’ or less notice, (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CU Bancorp and CUB of the nature contemplated by this Agreement, (iii) agreement which requires the payment of referral fees or commissions or other fees in connection with deposits, loans or any other business, (iv) agreement containing covenants that limit the ability of either CU Bancorp or CUB to compete in any line of business or with any person, or that involves any restriction on the geographic area in which, or method by which, or (v) agreement which requires further payments over the remaining term of the contract in excess of $250,000.

5.9.4 Since January 1, 2011, through and including the date of this Agreement, except as listed on CU Bancorp Disclosure Schedule 5.9.4, a copy which has been made available to PC Bancorp, CUB has not (i) made any material election for federal or state income Tax purposes, (ii) made any material change in the credit policies or procedures of CUB, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (iii) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (iv) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (v) changed any accounting methods, principles or practices of CUB affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy, or (vi) suffered any strike, work stoppage, labor slow-down, or other labor disturbance.

5.10	Ownership of Property; Insurance Coverage

5.10.1 CU Bancorp and CUB have good and, as to real property, marketable title to all material assets and properties owned by CU Bancorp or each CU Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the CUB Regulatory Reports and in the Financial Statements of CUB or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank of San Francisco or Federal Reserve Bank, inter-bank credit facilities, or any transaction by an CU Bancorp Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) non-monetary liens affecting real property which do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Financial Statements of CUB. CU Bancorp and the CU Bancorp Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by CU Bancorp and CUB in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both Tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in notes to the Financial Statements of CUB.

5.10.2 With respect to all material agreements pursuant to which CU Bancorp or CUB has purchased securities subject to an agreement to resell, if any, CU Bancorp or such CU Bancorp Subsidiary, as the case may be, has a lien or security interest (which to CU Bancorp’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

5.10.3 CUB currently maintains insurance it considers to be reasonable for its respective operations. CUB, except as disclosed in CUB Disclosure Schedule 5.10.3(a), has not received notice from any insurance carrier during the past five years that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health insurance) with respect to such policies of insurance will be substantially increased. Except as disclosed in CUB Disclosure Schedule 5.10.3(b) there are presently no material claims pending under such policies of insurance and no notices have been given by CUB under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years CUB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies. CUB Disclosure Schedule 5.10.3(c) identifies all material policies of insurance maintained by CUB as well as the other matters required to be disclosed under this Section.

5.11	Legal Proceedings

Except as set forth in CUB Disclosure Schedule 5.11, neither CU Bancorp nor CUB is a party to any, and there are no pending or, to CU Bancorp’s Knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against CU Bancorp or CUB, (ii) to which CU Bancorp or CUB’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of CU Bancorp or CUB to perform under this Agreement, except for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on CU Bancorp.

5.12	Compliance With Applicable Law

5.12.1 To CU Bancorp’s Knowledge, each of CU Bancorp and CUB is in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, including, without limitation, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act, title III of the USA Patriot Act, the Truth in Lending Act, RESPA, the privacy provisions of the Gramm-Leach Bliley Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, bank secrecy and foreign asset controls, including all regulations promulgated thereunder and neither CU Bancorp nor CUB has received any written notice to the contrary. The Board of Directors of CUB has adopted and CUB has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA Patriot Act and the regulations thereunder. The representations and warranties set forth in this Section 5.12.1 do not apply to Tax matters, employee benefit matters, environmental matters, and labor matters, which are addressed in Sections 5.7, 5.13, 5.15 and 5.26, respectively.

5.12.2 Each of CU Bancorp and CUB has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of CU Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

5.12.3 For the period beginning January 1, 2009, except as listed on CUB Disclosure Schedule 5.12.3 or except for confidential supervisory information described in 12 C.F.R. 261.2(c)(1), neither CU Bancorp nor CUB has received any written notification or, to CU Bancorp’s Knowledge, any other communication from any Bank Regulator (i) asserting that CUB is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to CUB, (iii) requiring, or threatening to require, CUB, or indicating that CUB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of CUB, including without limitation any restriction on the payment of dividends, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of CUB, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “CUB Regulatory Agreement”). CUB has not consented to or entered into any CUB Regulatory Agreement that is currently in effect or that was in effect since January 1, 2009. The most recent regulatory rating given to CUB as to compliance with the CRA is “Satisfactory” or better.

5.12.4 Since the enactment of the Sarbanes-Oxley Act, CUB has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. CUB Bancorp Disclosure Schedule 5.12.4 sets forth, as of January 1, 2011, a schedule of all officers and directors of CUB who have outstanding loans from CUB, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.

5.13	Employee Benefit Plans

5.13.1 CUB Disclosure Schedule 5.13.1 includes a descriptive list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other benefit policies and procedures), fringe benefit plans, employment, severance and change in control agreements, split dollar life insurance and any supplemental life insurance agreements and/or policies, and all other material benefit practices, policies and arrangements maintained by CUB in which any employee or former employee, consultant or former consultant or director or former director of CUB participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “CUB Compensation and Benefit Plans”). Except as set forth in CUB Disclosure Schedule 5.13.1, CUB does not have any commitment to create any additional CUB Compensation and Benefit Plan or to materially modify, change or renew any existing CUB Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

5.13.2 To the Knowledge of CU Bancorp, each CUB Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, the HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full and each CUB Compensation and Benefit Plan that is subject to Code Section 409A is in compliance with Code Section 409A. There is no material pending or, to the Knowledge of CU Bancorp, threatened action, suit or claim relating to any of the CUB Compensation and Benefit Plans (other than routine claims for benefits). To the Knowledge of CU Bancorp and CUB, neither CU Bancorp nor CUB has engaged in a transaction, or omitted to take any action, with respect to any CUB Compensation and Benefit Plan that would reasonably be expected to subject CU Bancorp or CUB to an unpaid Tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

5.13.3 CUB does not maintain any defined benefit pension plan. To the Knowledge of CU Bancorp, there is no pending investigation or enforcement action by any Governmental Entity or Bank Regulator with respect to any CUB Compensation and Benefit Plan, or an ERISA Affiliate Plan. Neither CUB nor any ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA.

5.13.4 All material contributions required to be made under the terms of any CUB Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which CUB is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on the Financial Statements of CUB to the extent required by GAAP. CUB has expensed and accrued as a liability the present value of future benefits under each applicable CUB Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.13.5 CUB does not have any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any CUB Compensation and Benefit Plan, other than benefits mandated by COBRA or other applicable law to any employee or director. There has been no communication to employees by CUB that would reasonably be expected to promise or guarantee such employees or directors retiree health, life insurance, disability insurance, or other retiree death benefits.

5.13.6 CUB does not maintain any CUB Compensation and Benefit Plans covering employees who are not United States residents.

5.13.7 With respect to each CUB Compensation and Benefit Plan, if applicable, CUB has provided or made available to PC Bancorp copies of the: (i) plan documents, administrative forms, any loan documents under an CUB employee stock ownership plan, trust instruments and insurance contracts, (ii) three most recent Forms 5500 as filed, (iii) three most recent actuarial reports and financial statements, (iv) most recent summary plan description, (v) most recent determination letter issued by the IRS, (vi) any Form 5310 or Form 5330 filed with the IRS within the last three years, (vii) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), (viii) ESOP allocation and suspense account records for the past three years, and (ix) copies of all equity grant agreements.

5.13.8 Except as listed on CUB Disclosure Schedule 5.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (i) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (ii) result in the vesting or acceleration of any benefits under any CUB Compensation and Benefit Plan or (iii) result in any material increase in benefits payable under any CUB Compensation and Benefit Plan.

5.13.9 CUB does not presently maintain any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for Tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

5.13.10 To the Knowledge of CU Bancorp, the consummation of the Merger and the Bank Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of CU Bancorp or CUB to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

5.13.11 Except as disclosed in CUB Disclosure Schedule 5.13.11, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock or restricted stock units, outstanding under any of the CUB Compensation and Benefit Plans or otherwise as of the date hereof.

5.14	Brokers, Finders and Financial Advisors

Neither CU Bancorp nor CUB, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Hovde Financial, Inc. by CUB and the fee payable pursuant thereto.

5.15	Environmental Matters

5.15.1 Except as may be set forth in CUB Disclosure Schedule 5.15, with respect to CU Bancorp and CUB:

(A) To CU Bancorp’s Knowledge, the CUB Participation Facilities and the Loan Properties are in substantial compliance with, and have not been adjudged liable under, any Environmental Laws;

(B) CUB has received no written notice of any suit, claim, action, administrative order, proceeding, or demand for investigation and, to CU Bancorp’s Knowledge, no such action is threatened or has been filed with any court, governmental agency or other forum against it or CUB or any Participation Facility for: (x) alleged noncompliance with, or liability under, any Environmental Law or (y) alleging the unlawful presence or release (as defined herein) into the environment of any Materials of Environmental Concern (as defined herein), in connection with any site owned, leased or operated by it or CUB or any Participation Facility;

(C) CUB has received no written notice of any suit, claim, action, administrative order, proceeding, or demand for investigation, and, to CU Bancorp’s Knowledge, no such action is threatened or has been filed with any court, governmental agency or other forum against any Loan Property (or CUB with respect to such Loan Property) for: (x) alleged noncompliance with, or liability under, any Environmental Law or (y) alleging the unlawful presence or release into the environment of any Materials of Environmental Concern in connection with any site owned, leased or operated by it or CUB or any Participation Facility;

(D) To CU Bancorp’s Knowledge, with respect to the properties currently owned or operated by CUB (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon), there is no reported presence or release of Materials of Environmental Concern other than as permitted under applicable Environmental Law;

(E) CUB has not, during the past five years, received any written notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

(F) To CU Bancorp’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by CUB or any Participation Facility, and to CU Bancorp’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by CUB or any Participation Facility; and

(G) To CU Bancorp’s Knowledge, during the period of (s) CUB’ ownership or operation of any of its current properties or (t) CUB’ participation in the management of any Participation Facility, there have been no unlawful releases of Materials of Environmental Concerns in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws. To CU Bancorp’s Knowledge, prior to the period of (x) CUB’ ownership or operation of any of its current properties or (y) CUB’ participation in the management of any Participation Facility, there were no unlawful releases of Materials of Environmental Concern in, on, under or affecting such properties that could reasonably be expected to result in material liability under the Environmental Laws.

5.16	Loan Portfolio

5.16.1 The allowance for loan losses reflected in CUB’s audited balance sheet at December 31, 2010 was, and the allowance for loan losses shown on the balance sheets in CUB’s Securities Documents for periods ending after December 31, 2010 was or will be, as the case may be, adequate, as of the dates thereof, under GAAP and applicable regulatory requirements.

5.16.2 Except as set forth on CUB Disclosure Schedule 5.16.2(a), CU Bancorp has received no written notice that there is any suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending and, to CU Bancorp’s Knowledge, no such action is threatened, before any court, governmental agency or other forum against it or CUB relating to any withdrawn loan commitment, termination of a loan or potential borrower. CUB Disclosure Schedule 5.16.2(b) sets forth a listing, as of the most recently available date, by account, of (x) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this Agreement are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such loan and the identity of the obligor thereunder, or (4) where a specific reserve allocation exists in connection therewith, and (y) all assets classified by CUB as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

5.16.3 All loans receivable (including discounts) and accrued interest entered on the books of CU Bancorp and CUB arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of CUB’s business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. To the Knowledge of CU Bancorp, the loans, discounts and the accrued interest reflected on the books of CU Bancorp and CUB are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by CUB free and clear of any liens.

5.16.4 The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

5.17	Securities Law Documents

CUB has timely filed with the FDIC (i) annual reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008 and (ii) proxy materials used or for use in connection with its meetings of shareholders held in 2010, 2009 and 2008. Such reports and proxy materials complied, at the time filed with the FDIC, in all material respects, with the Securities Laws.

5.18	Related Party Transactions

CUB Disclosure Schedule 5.18 sets forth all transactions, including any loan or other credit accommodation, with any Affiliate of CUB existing as of September 30, 2011. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of CUB is presently in default or, since January 1, 2011, has been in default or has been restructured, modified or extended. CUB has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by CUB is inappropriate.

5.19	Deposits

Except as set forth in CUB Disclosure Schedule 5.19, none of the Deposits of CUB is a Brokered Deposit.

5.20	Antitakeover Provisions Inapplicable; Required Vote

The affirmative vote of a majority of the outstanding shares of CUB Common Stock is required to approve this Agreement and the Merger under the CGCL and there are no provisions in the Articles of Incorporation of CUB to the contrary. There are no other classes of stock of CU Bancorp which are entitled to vote to approve this Agreement and the Merger.

5.21	Registration Obligations

Neither CU Bancorp nor CUB is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

5.22	Risk Management Instruments

Except as set forth on CUB Disclosure Schedule 5.22, neither CU Bancorp nor CUB is a party to nor has it agreed to enter into a Derivatives Contract or owns securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of CU Bancorp or CUB, as the case may be, enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally), and are in full force and effect. CU Bancorp and CUB have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to their Knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

5.23	Fairness Opinion

CU Bancorp has received a written opinion from Hovde Financial, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be paid to the shareholders of PC Bancorp pursuant to this Agreement is fair to such shareholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

5.24	Intellectual Property

To the Knowledge of CUB, the conduct of the business of CUB as currently conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

5.25	Intentionally Omitted

5.26	Labor Matters

Except as set forth on CUB Disclosure Schedule 5.26, CU Bancorp and CUB are in compliance in all material respects with all applicable federal and California or other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hour, and have not and are not engaged in any unfair labor practice as determined by the NLRB; (ii) no unfair labor practice charge or complaint against CU Bancorp or CUB is pending before the NLRB; (iii) there is no labor strike, slowdown, stoppage or material labor dispute pending or to the Knowledge of CU Bancorp or CUB threatened against or involving CU Bancorp or CUB; (iv) to CU Bancorp or CUB’s Knowledge, no representation question exists respecting the employees of CU Bancorp or CUB; (v) no collective bargaining agreement is currently being negotiated by CU Bancorp or CUB and CU Bancorp and CUB are not and have not been a party to a collective bargaining agreement; (vi) CU Bancorp or CUB are not experiencing and have not experienced any material labor difficulty during the last three years; (vii) no grievance or arbitration proceeding is pending or to the Knowledge of CU Bancorp or CUB currently threatened; (viii) Neither CU Bancorp nor CUB have any Equal Employment Opportunity Commission or any other Governmental Entity charges or other claims of employment discrimination pending or to their Knowledge currently threatened against either of them; (ix) Neither CU Bancorp nor CUB has any wage and hour claim or investigation pending before or by any Governmental Entity, and to their Knowledge no such claim or investigation has been threatened; (x) Neither CU Bancorp nor CUB has had any occupation health and safety claims against it; (xi) CU Bancorp and CUB are in compliance in all material respects with the terms and provisions of the Immigration Laws; and (xii) there has been no “mass layoff” or “plant closing” by CU Bancorp or CUB as defined in the WARN Act or state law equivalent, or any other mass layoff that would trigger notice pursuant to WARN or state law equivalent within 90 days prior to the Effective Date. Neither CU Bancorp nor CUB has ever been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Laws, nor has it been warned, fined or otherwise penalized by reason of any such failure to comply with the Immigration Laws, nor to their knowledge is any such proceeding pending or threatened.

5.27	Regulatory Orders

Except as listed on CUB Disclosure Schedule 5.27, CUB is not subject to any formal or informal order, agreement or understanding issued by a Bank Regulator or other Governmental Entity nor is such order, agreement or understanding pending.

5.28	Accurate Disclosure

5.28.1 None of the information supplied or to be supplied by CUB for inclusion in the Registration Statement or the Proxy Statement-Prospectus, or incorporated by reference therein, or any other document to be filed with any Bank Regulator or Governmental Entity in connection with the transactions contemplated hereby will, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements are made, not misleading, or, in the case of the Registration Statement, when it becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Registration Statement and Proxy Statement-Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of shareholders of CU Bancorp or CUB, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement or remedy any omission in any earlier communication with respect to the solicitation of any proxy of CU Bancorp or CUB or the CUB Shareholders’ Meeting.

5.28.2 CUB agrees that through the Effective Time of the Merger, each of its Regulatory Filings, and other filings required to be filed with any applicable Bank Regulator or Governmental Entity will comply in all material respects with all of the applicable rules enforced or promulgated by the Bank Regulator or Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such Regulatory Filing, or other filing that is intended to present the financial position of CUB will fairly present the financial position of CUB and will be prepared in accordance with GAAP consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section, CUB makes no representation or warranty with respect to any information supplied by PC Bancorp or PCB.

5.28.3 Due Diligence. Prior to execution of this Agreement, CUB has provided PC Bancorp with all material information regarding CUB requested in PC Bancorp’s various due diligence requests and as requested by PC Bancorp.

5.29	Disclaimer of Other Representations and Warranties.

Except for the express representations and warranties stated above, neither CU Bancorp nor CUB make any other representations or warranties whatsoever, express or implied, with regard to the matters discussed herein.

ARTICLE VI

COVENANTS OF PC BANCORP

6.1	Conduct of Business

6.1.1 Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except as expressly provided in this Agreement or with the prior written consent of CU Bancorp and CUB, which consent shall not be unreasonably withheld, , PC Bancorp and PCB will:

(A) operate their respective businesses, in the usual, regular and ordinary course of business; use commercially reasonable efforts to preserve intact their business organization, employees and advantageous customer relationships and to continue to develop such customer relationships and retain the services of its officers and key employees;

(B) maintain and keep their properties in as good repair and condition as at present except for obsolete properties and for deterioration due to ordinary wear and tear;

(C) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;

(D) perform in all material respects all of their obligations under contracts, leases and obligations relating to and affecting their assets, properties and businesses except such obligations as it may in good faith reasonably dispute;

(E) maintain their respective rights and franchises; and voluntarily take no action which would (i) result in PC Bancorp or PCB incurring material losses; (ii) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (iii) adversely affect their ability to perform their covenants and agreements under this Agreement;

(F) maintain PCB’s ALLL substantially in accordance with past practices and methodology and GAAP (providing however, that any changes in practices or methodology shall be attributable to accounting or GAAP changes, only);

(G) charge off all loans, leases and other assets, or portions thereof, deemed uncollectible or classified as “loss” in accordance with GAAP or applicable law or regulation, or as directed by its regulators;

(H) give notice to and consult with CUB prior to hiring any employees or independent contractors;

(I) give notice to and consult with CUB before acquiring any security or investment for the PC Bancorp or PCB investment portfolio with a term of over one year;

(J) substantially comply with and perform all material obligations and duties imposed upon it by all federal and state laws, statutes and rules, regulations and orders imposed by any Governmental Entity applicable to its business; and

(K) use commercially reasonable efforts to maintain loan classification policies and procedures in accordance with industry best practices consistent with past practice and, from and after the date of this Agreement to the Closing Date, provide CU Bancorp and CUB by no later than the 15th day of each month, a written report setting forth all loans classified as “Substandard,” “Doubtful,” “Loss and “Other Loans Especially Mentioned.”

6.1.2 Negative Covenants. PC Bancorp agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in PC Bancorp Disclosure Schedule 6.1.2, or with the prior written consent of CU Bancorp and CUB which will not be unreasonably withheld , it will not, and it will cause PCB not to:

(A) change or waive any provision of the Articles of Incorporation or bylaws of PC Bancorp or the Articles of Association or bylaws of PCB, except as required by law, or appoint any new director to the board of directors, except to replace any vacant director position(s), provided, however, that such new director execute and thereby agree to be bound by the terms and conditions of the PC Voting Agreement and the PC Non-Competition and Non-Solicitation Agreement;

(B) change the number of authorized or issued shares of its capital stock, issue any shares of PC Bancorp Common Stock, or PCB Common Stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the PC Bancorp Equity

Plans, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that PC Bancorp may (i) issue shares of PC Bancorp Common Stock upon the valid exercise, in accordance with the information set forth in PC Bancorp Disclosure Schedule 4.3.1, of presently outstanding PC Bancorp Options issued under the PC Bancorp Equity Plans and (ii) pay dividends in respect of the capital stock of PCB to PC Bancorp; provided, however, that notwithstanding anything contained in the immediately foregoing, PC Bancorp may declare and pay not more than a two percent (2%) aggregate stock dividend (in the form of PC Bancorp Common Stock) on the outstanding shares of PC Bancorp Common Stock at any time prior to the Effective Time;

(C) terminate any outstanding stock options with the exception of options expiring in December 2011 or options otherwise expiring by their own terms;

(D) enter into, amend in any material respect or terminate any contract or agreement (including without limitation any settlement agreement with respect to litigation);

(E) other than the closure of the automatic teller machine located at 2400 E. Katella Avenue, Anaheim, California 92806, make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(F) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on PC Bancorp Disclosure Schedules 4.9.1 and 4.13.1, and (ii) pay increases in the ordinary course of business consistent with past practice to non-officer employees in excess of 3% annually, provided however, that PC Bancorp and/or PCB shall not authorize and/or effectuate pay increases with respect to 2011 and shall only authorize and effectuate pay increases in 2012 not more frequently than one time per employee. Neither PC Bancorp nor PCB shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $60,000, provided that PC Bancorp or PCB may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(G) enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(H) merge or consolidate PC Bancorp or PCB with any other corporation; sell or lease all or any substantial portion of the assets or business of PC Bancorp or PCB; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between PC Bancorp or PCB and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any PC Bancorp Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

(I) sell or otherwise dispose of the capital stock of PC Bancorp or PCB or sell or otherwise dispose of any asset of PC Bancorp or PCB other than in the ordinary course of business consistent with past practice and other than in accordance with their respective obligations under Section 6.1.1; except for transactions with the Federal Reserve System and Federal Home Loan Bank of San Francisco, subject any asset of PC Bancorp or PCB to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(J) intentionally take any action which would result in any of the representations and warranties of PC Bancorp or PCB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(K) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating PC Bancorp or PCB;

(L) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which PC Bancorp or PCB is a party, other than in the ordinary course of business, consistent with past practice;

(M) (i) Other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $500,000 or in securities transactions as provided in subsection (ii) below, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person or (ii) other than purchases of direct obligations of the United States of America or obligations of U.S. government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of one (1) year or less, purchase or acquire securities of any type; provided, however, that in the case of investment securities, PC Bancorp or PCB may purchase investment securities if, within three (3) Business Days after PC Bancorp or PCB requests in writing (which shall describe in detail the investment securities to be purchased, the due diligence performed on the security and the price thereof) that CUB consent to the making of any such purchase, CUB has approved such request in writing or has not responded in writing to such request.

(N) (i) File or amend any material Tax Return except in the ordinary course of business; (ii) settle or compromise any material Tax liability; (iii) make, change or revoke any material Tax election except to the extent consistent with past practice or as required by law; (iv) change any material method of Tax accounting, except as required by law; or (v) take any action which would materially adversely affect the Tax position of PC Bancorp, and of its Subsidiaries or their respective successors after the Merger;

(O) except for commitments issued or proposals pending prior to the date of this Agreement and which have been disclosed on the PC Bancorp Disclosure Schedule 6.1.2(O), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in an amount in excess of $250,000 for a new customer or $500,000 for any existing customer without submitting complete loan package information to the Chief Credit Officer of CUB (or her designee) for review with a right of comment at least three (e) full Business Days prior to taking such action. If after three (3) Business Days CUB has not responded in writing to such request, such loans may be granted in PCB’s discretion. In addition, CUB shall be given the same right of review with respect to the following: (i) any new loan or credit facility commitment to any borrower or group of affiliated borrowers whose credit exposure with CUB, PC Bancorp and PCB, in the aggregate, exceeds $1,000,000 prior thereto or as a result thereof; (ii) any new loan or credit facility commitment in any property located outside of California; and (iii) any construction loan;

(P) make any loan or other extension of credit, loan commitment or letter of credit or similar commitment or renewal or extension thereof to any Person that is graded less than “pass” without submitting a complete loan package information to the chief credit officer of CUB for review with a right of comment at least three (3) full Business Days prior to taking such action. If after three (3) Business Days CUB has not responded in writing to such request, such loans may be granted in PCB’s discretion.

(Q) except as set forth on the PC Bancorp Disclosure Schedule 6.1.2(Q), enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(R) enter into (or renew) any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; enter into (or renew) any structured financing transaction;

(S) incur any indebtedness for borrowed money (other than deposits, Federal Funds borrowings and borrowings from the Federal Home Loan Bank of San Francisco or otherwise in the ordinary and usual course consistent with PC Bancorp and PCB’s past practice of 90 day or less maturity) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person.

(T) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement outside of the ordinary course of business;

(U) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;

(V) except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any PC Bancorp Equity Plan;

(W) except as set forth in PC Bancorp Disclosure Schedule 6.1.2(W), make any capital expenditures in excess of $25,000 individually or $75,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(X) except as set forth in PC Bancorp Disclosure Schedule 6.1.2(X), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(Y) acquire a participation interest in any new loan or sell any participation interest in any loan, except for the sale of a participation interest in the maximum amount of $500,000 (provided that CUB will be given the first opportunity to purchase any non SBA loan participation being sold);

(Z) sell a pool of loans or interests in a pool of loans which individually or in the aggregate is in excess of $500,000;

(AA) sell OREO properties for less than the value held on the books of PCB as of the date of this Agreement;

(BB) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by PC Bancorp or PCB of more than $125,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(CC) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $75,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

(DD) go to sale on notice of default or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property if such environmental assessment indicates the presence of a Materials of Environmental Concern;

(EE) purchase or sell any mortgage loan or Small Business Administration loan servicing rights;

(FF) borrow or otherwise enter into any agreement (including but not limited to structured borrowings or any indebtedness the maturity date of which is in excess of 12 months) to increase the indebtedness of PC Bancorp or any of its subsidiaries except for liquidity and operational purposes;

(GG) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with CUB and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of CUB (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of CUB (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(HH) issue any press release other than in accordance with past practice;

(II) extend or allow an automatic extension of any contract in excess of twelve (12) months;

(JJ) renew or issue certificates of deposit through CDARS or any national rate quotation service with a term exceeding twelve (12) months;

(KK) PCB shall not sell any loans to PC Bancorp;

(LL) Enter into any additional deferred compensation agreements or arrangements; or

(MM) agree to do any of the foregoing.

6.2	Current Information

6.2.1 During the period from the date of this Agreement to the Effective Time, PC Bancorp will cause one or more of its representatives to confer with representatives of CUB and report the general status of its ongoing operations at such times as CUB may reasonably request. PC Bancorp will promptly notify CUB of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, if known by PC Bancorp, the threat of material litigation involving PC Bancorp or PCB. Without limiting the foregoing, senior officers of CUB, PC Bancorp and PCB shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of PC Bancorp and PCB, in accordance with applicable law, and PC Bancorp and PCB shall give due consideration to CUB’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, CUB shall under no circumstances be permitted to exercise control of PC Bancorp or PCB prior to the Effective Time.

6.2.2 PC Bancorp and PCB shall provide CU Bancorp and CUB, within twenty-five (25) Business Days of the end of each calendar month, a written a written report detailing each of the following:

(A) Past due loans;

(B) Any changes to the risk grading of loans;

(C) List of impaired loans and information relative to such loans;

(D) New and renewed loans;

(E) Trial balance by risk code;

(F) Detailed balance sheet and income statement along with detailed general ledger;

(G) Personnel changes;

(H) Monthly board package including detailed financial statements for PC Bancorp and PCB;

(I) Loan committee packages;

(J) ALCO packages;

(K) Large Loan and Deposit Customers (over $1,000,000 in aggregate relationship) and variances from prior month;

(L) Allowance for Loan and Lease Loss Reports;

(M) External audit reports (including loan review and other reviews or examination); and

(N) Problem loan reports and problem loan committee packages;

(O) Such other reports and information as CUB may reasonably request.

6.2.3 PC Bancorp shall promptly inform CUB upon receiving written notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of PC Bancorp or PCB under any labor or employment law.

6.3	Access to Properties and Records

6.3.1 Subject to Section 13.1 hereof, PC Bancorp shall permit CUB reasonable access upon reasonable notice and during normal business hours to its properties and those of PCB, and shall disclose and make available to CUB during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter PC Bancorp reasonably determines should be treated as confidential) and shareholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which CUB may have a reasonable interest; provided, however, that PC Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. PC Bancorp shall provide and shall request its auditors to provide CUB with such historical financial information regarding it (and related audit reports and consents) as CUB may reasonably request. CUB shall use commercially reasonable efforts to minimize any interference with PC Bancorp’s and PCB’s regular business operations during any such access to PC Bancorp’s or PCB’s property, books and records. CUB’s examination of the records of PC Bancorp and PCB pursuant hereto, shall not constitute a waiver or relinquishment on the part of CUB to rely upon the representations and warranties made by PC Bancorp and PCB herein or pursuant hereto; provided, that CUB shall disclose any fact or circumstance it may discover which it believes renders any representation or warranty made by PC Bancorp and PCB hereunder incorrect in any respect.

6.3.2 Access to Operations. Not later than ninety (90) days prior to the Effective Time, PC Bancorp and PCB shall afford to CU Bancorp and CUB and their authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to PC Bancorp and PCB for the sole purpose of assuring an orderly transition of operations, including the data processing conversion, in the Merger. CU Bancorp and CUB shall give reasonable notice for access to PC Bancorp and PCB, and the date and time of such access will then be mutually agreed to by CU Bancorp, CUB, PC Bancorp and PCB. CU Bancorp and CUB’s access shall be conducted in a manner which does not unreasonably interfere with PC Bancorp’s and PCB’s normal operations, customers and employee relations and which does not interfere with the ability of PC Bancorp and PCB to consummate the transactions contemplated by this Agreement.

6.3.3 Loan Review. PC Bancorp and PCB shall afford to CU Bancorp and CUB and their authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to PC Bancorp and PCB for the purposes of conducting a review of loans, securities and hedges to assist in valuation pursuant to Financial Accounting Statement 141R and to determine compliance with this Agreement.

6.3.4 Access to Employees. Between the date hereof and the Effective Time, PC Bancorp and PCB shall give CU Bancorp and CUB and their authorized representatives upon reasonable notice, reasonable access to all employees and all personnel files of current employees of PC Bancorp and/or PCB, as permitted by law, as CU Bancorp or CUB may reasonably require for purposes of determining PC Bancorp or PCB employees whose employee will continue after the Effective Time and to make the other determinations regarding employee benefits pursuant to Article XII. Nothing in this Section 6.3.4 is intended, nor shall it be construed, to confer any rights or benefits upon any persons other than CU Bancorp, CUB, PC Bancorp or PCB.

6.4	Financial and Other Statements

6.4.1 Promptly upon receipt thereof, PC Bancorp will furnish to CUB copies of each annual, interim or special audit of the books of PC Bancorp and PCB made by its independent auditors and copies of all internal control reports submitted to PC Bancorp or PCB by such auditors in connection with each annual, interim or special audit of the books of PC Bancorp and PCB made by such auditors.

6.4.2 PC Bancorp and PCB will furnish to CUB copies of all documents, statements and reports as it shall send to its shareholders, the OCC, the FDIC, the FRB or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each month, PC Bancorp and PCB will deliver to CUB a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

6.4.3 PC Bancorp and PCB will advise CUB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of PC Bancorp or PCB.

6.4.4 With reasonable promptness, PC Bancorp and PCB will furnish to CUB such additional financial data that PC Bancorp or PCB possess and as CUB may reasonably request, including without limitation, detailed monthly financial statements and loan reports not otherwise required to be delivered pursuant to Section 6.4.

6.5	Maintenance of Insurance

PC Bancorp shall maintain, and cause PCB to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business. Subject to the prior written consent of CU Bancorp, PC Bancorp and PCB shall purchase the Tail Policy which provides for the Tail Coverage (as these terms are defined in Section 7.11).

6.6	Disclosure Supplements

From time to time prior to the Effective Time, PC Bancorp will promptly supplement or amend the PC Bancorp Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such PC Bancorp Disclosure Schedule or which is necessary to correct any information in such PC Bancorp Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such PC Bancorp Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX; provided, however, that the contents of any supplement or amendment shall not otherwise be deemed a breach of a representation or warranty, including for purposes of Section 11.2.2(A), unless such supplement or amendment contains a fact, circumstance or event that individually, or taken together with all other facts, circumstances and events has resulted in or has had, or is reasonably expected to have or result in a Material Adverse Effect.

6.7	Consents and Approvals of Third Parties

PC Bancorp shall use all commercially reasonable efforts to obtain, as soon as practicable, all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

6.8	All Commercially Reasonable Efforts

Subject to the terms and conditions herein provided, PC Bancorp agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9	Failure to Fulfill Conditions

In the event that PC Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify CUB.

6.10	No Solicitation

6.10.1 PC Bancorp and PCB shall not, and shall cause their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than CUB) any information or data with respect to PC Bancorp or PCB or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which PC Bancorp or PCB is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by PC Bancorp or PCB or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of PC Bancorp or PCB or otherwise, shall be deemed to be a breach of this Agreement by PC Bancorp and PCB. PC Bancorp and PCB shall, and shall cause each of their respective Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from CUB), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving PC Bancorp or PCB; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of PC Bancorp or PCB representing, in the aggregate, fifteen percent (15%) or more of the assets of PC Bancorp and PCB on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing ten percent (10%) or more of the votes attached to the outstanding securities of PC Bancorp or PCB; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning ten percent (10%) or more of any class of equity securities of PC Bancorp or PCB; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2 Notwithstanding Section 6.10.1, PC Bancorp may take any of the actions described in clause (ii) of Section 6.10.1 if, but only if: (i) PC Bancorp has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 6.10; (ii) PC Bancorp Board determines in good faith, after consultation with, and having considered the advice of, its outside legal counsel and its independent financial advisor, that (A) such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (B) the failure to take such actions would be inconsistent with its fiduciary duties to PC Bancorp’s shareholders under applicable law; (iii) PC Bancorp has provided CUB with at least five (5) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to PC Bancorp or PCB or otherwise relating to an Acquisition Proposal, PC Bancorp or PCB receives from such Person a confidentiality agreement with terms no less favorable to PC Bancorp or PCB than those contained in the Confidentiality Agreement. PC Bancorp and PCB shall promptly provide to CUB any non-public information regarding PC Bancorp or PCB provided to any other Person that was not previously provided to CUB, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that PC Bancorp Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor: (i) would result in a transaction that (A) involves consideration to the holders of the shares of PC Bancorp Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to PC Bancorp’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to PC Bancorp’s shareholders than the Merger and the transactions contemplated by this Agreement; and (ii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

6.10.3 PC Bancorp shall promptly (and in any event within twenty-four (24) hours) notify CUB in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, PC Bancorp or any PC Bancorp Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) unless: (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement; (ii) disclosure of such materials jeopardizes the attorney-client privilege; or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. PC Bancorp and PCB agree that they shall keep CUB informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4 Subject to Section 6.10.5, neither the PC Bancorp Board nor any committee thereof shall: (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to CUB in connection with the transactions contemplated by this Agreement (including the Merger), the PC Bancorp Recommendation (as defined in Section 8.2), or make any statement, filing or release, in connection with PC Bancorp Shareholders Meeting or otherwise, inconsistent with the PC Bancorp Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the PC Bancorp Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause PC Bancorp or PCB to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 6.10.2 or (B) requiring PC Bancorp or PCB to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

6.10.5 Notwithstanding Section 6.10.4, prior to the date of the PC Bancorp Shareholders Meeting, the PC Bancorp Board may approve or recommend to the shareholders of PC Bancorp a Superior Proposal and withdraw, qualify or modify the PC Bancorp Recommendation in connection therewith (a “PC Bancorp Subsequent Determination”) after the fourth (4th) Business Day following CUB’s receipt of a notice (the “Notice of Superior Proposal”) from PC Bancorp advising CUB that the PC Bancorp Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that PC Bancorp shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that PC Bancorp proposes to accept) if, but only if, (i) the PC Bancorp Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to PC Bancorp’s shareholders under applicable law, (ii) during the four (4) Business Day period after receipt of the Notice of Superior Proposal by CUB, PC Bancorp and the PC Bancorp Board shall have cooperated and negotiated in good faith with CUB to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable PC Bancorp to proceed with the PC Bancorp Recommendation without a PC Bancorp Subsequent Determination; provided, however, that CUB shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of such four (4) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by CUB since its receipt of such Notice of Superior Proposal, PC Bancorp Board has again in good faith made the determination (A) in clause (i) of this Section 6.10.5 and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the PC Bancorp Recommendation or the making of a PC Bancorp Subsequent Determination by the PC Bancorp Board shall not change the approval of the PC Bancorp Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

6.10.6 Nothing contained in this Section 6.10 shall prohibit PC Bancorp or the PC Bancorp Board from complying with PC Bancorp’s obligations required under Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the PC Bancorp Recommendation unless PC Bancorp Board reaffirms the PC Bancorp Recommendation in such disclosure.

6.11	Reserves and Merger-Related Costs

6.11.1 PC Bancorp and PCB agree to consult with CUB with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). PCB and PC Bancorp shall also consult with CUB with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as CUB shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until CUB shall have irrevocably certified to PC Bancorp that all conditions set forth in Article IX to the obligation of CUB to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

6.11.2 Establishment of Accruals. PC Bancorp and PCB shall establish accruals for all severance benefits for terminated employees. If requested by CU Bancorp or CUB, on the second Business Day immediately prior to the Effective Time, PC Bancorp or PCB shall, consistent with GAAP, establish such additional accruals and reserves as may be necessary to conform its accounting and credit loss reserve practices and methods to those of CUB (as such practices and methods are to be applied to PC Bancorp or PCB from and after the Effective Time) and reflect CUB’s plans with respect to the conduct of PC Bancorp’s and PCB’s business following the Merger and to provide for the costs and expenses relating to the consummation by PC Bancorp and PCB of the transactions contemplated by this Agreement. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of PC Bancorp or PCB contained in the Agreement or constitute a Material Adverse Effect on the business (present or future), operations, or financial condition of PC Bancorp or PCB.

6.11.3 Transaction Expenses. Based upon the final bills or estimates of such final bills, PC Bancorp and PCB shall have paid all severance benefits under any PC Bancorp Employment Agreements that will terminate as a result of the transactions contemplated herein, other than severance benefits required to be deferred for a period not to exceed 6 months from termination in order to comply with Section 409A of the Code, and all fees and expenses of all attorneys, accountants and investment bankers of PC Bancorp and PCB (“Advisors”) for services rendered solely in connection with the transactions contemplated by this Agreement, including the fee to (collectively, the “PC Bancorp Transaction Expenses”) in full prior to the Effective Time, and CU Bancorp and CUB shall have received written evidence from PC Bancorp and PCB to such effect prior to the Effective Time; provided, however, that the aggregate amount of such PC Bancorp Transaction Expenses plus all severance benefits under any PC Bancorp Employment Agreements shall not exceed $2,100,000 (inclusive of reasonable costs incurred or advanced by its Advisors) without the prior written consent of CU Bancorp after an opportunity to review all invoices, bills and estimates relating to such PC Bancorp Transaction Expenses to determine their reasonableness.

6.11.4 Updated Appraisals. PC Bancorp and PCB shall cooperate with CUB requests to obtain additional or updated appraisals on property securing loans of PC Bancorp and/or PCB during the period following receipt of all shareholder approvals of the transactions contemplated herein and the Effective Time.

6.12	Board of Directors and Committee Meetings

PC Bancorp and PCB shall permit no more than two representatives of CUB who are subject to the Confidentiality Agreement to attend any meeting of the Board of Directors of PC Bancorp and/or PCB or the Executive and Loan Committees thereof as an observer (the “Observer”), provided that neither PC Bancorp nor PCB shall be required to permit the Observer to remain present during any confidential discussion of this Agreement, and the transactions contemplated hereby, any discussion necessary to maintain attorney/client privilege, or any third party proposal to acquire control of PC Bancorp or PCB or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to CUB’s participation.

6.13	Cooperation with Bank Holding Company Merger and Bank Merger

Subject to the terms and conditions herein provided, PC Bancorp and PCB agree to cooperate fully with CU Bancorp and CUB to consummate and make effective the Bank Holding Company Merger and the Bank Merger, as contemplated herein and in the Bank Holding Company Merger Agreement and the Bank Merger Agreement, attached hereto as Exhibit “C” and Exhibit “D,” respectively.

ARTICLE VII

COVENANTS OF CU BANCORP AND CUB

7.1	Conduct of Business

7.1.1 During the period from the date of this Agreement to the Effective Time, except as expressly provided in this Agreement or with the written consent of PC Bancorp and PCB, which consent will not be unreasonably withheld, CUB and CU Bancorp will:

(A) Operate their respective businesses, in the usual, regular and ordinary course of business; use commercially reasonable efforts to preserve intact their business organization, employees and advantageous customer relationships and to continue to develop such customer relationships and retain the services of its officers and key employees;

(B) maintain and keep their properties in as good repair and condition as at present except for obsolete properties and for deterioration due to ordinary wear and tear;

(C) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;

(D) perform in all material respects all of their obligations under contracts, leases and obligations relating to and affecting their assets, properties and businesses except such obligations as it may in good faith reasonably dispute;

(E) maintain their respective rights and franchises; and voluntarily take no action which would (i) result in CU Bancorp or CUB incurring material losses; (ii) adversely affect the ability of the parties to obtain any Regulatory Approval or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (iii) adversely affect their ability to perform their covenants and agreements under this Agreement;

(F) maintain CUB’s ALLL substantially in accordance with past practices and methodology and GAAP;

(G) charge off all loans, leases and other assets, or portions thereof, deemed uncollectible or classified as “loss” in accordance with GAAP or applicable law or regulation, or as directed by its regulators;

(H) substantially comply with and perform all material obligations and duties imposed upon it by all federal and state laws, statutes and rules, regulations and orders imposed by any Governmental Entity applicable to its business;

(I) use commercially reasonable efforts to maintain loan classification policies and procedures in accordance with industry best practices consistent with past practice; and

(J) from and after the date of this Agreement to the Closing Date, provide PC Bancorp and PCB by no later than the 25th day of the month immediately following each quarter, a written report setting forth all loans classified as “Substandard,” “Doubtful,” and “Loss.”

7.1.2 Negative Covenants. CU Bancorp and CUB each agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, set forth in CUB Disclosure Schedule 7.1.2 or with the prior written consent of PC Bancorp and PCB, which will not be unreasonably withheld neither of them will:

(A) except for amendments to the bylaws of CUB to increase the authorized number of directors to accommodate the directors of PC Bancorp who will be invited to join the board of directors of CUB as contemplated herein, change or waive any provision of the Articles of Incorporation or bylaws of CU Bancorp or the Articles of Incorporation or bylaws of CUB, except as required by law, or appoint any new director to the board of directors, except to replace any vacant director position(s);

(B) change the number of authorized or issued shares of its capital stock, issue any shares of CU Bancorp Common Stock, or CUB Common Stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that CUB may issue shares of CUB Common Stock upon the valid exercise, in accordance with the information set forth in CU Bancorp Disclosure Schedule 5.3.2, of presently outstanding CUB Options issued under the CUB Equity Plans, may issue restricted stock to employees, officers, and directors and may redeem its shares in connection with payment of Tax liabilities of employees or officers relating to vesting of restricted stock and may take other steps as contemplated or allowed by CUB Equity Plans;

(C) Intentionally Omitted.

(D) enter into or, except as may be required by law, materially modify any pension, stock option, stock purchase, stock appreciation right in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(E) other than in connection with the Bank Holding Company Merger, merge or consolidate CU Bancorp or CUB with any other corporation; sell or lease all or any substantial portion of the assets or business of CU Bancorp or CUB; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between CU Bancorp or CUB and any other person;

(F) sell or otherwise dispose of the capital stock of CU Bancorp or CUB or sell or otherwise dispose of any asset of CU Bancorp or CUB other than in the ordinary course of business consistent with past practice and other than in accordance with their respective obligations under Section 7.1.2(B); except for transactions with the Federal Reserve System and Federal Home Loan Bank of San Francisco, subject any asset of CU Bancorp or CUB to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(G) intentionally take any action which would result in any of the representations and warranties of CU Bancorp or CUB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(H) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating CU Bancorp or CUB;

(I) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which CU Bancorp or CUB is a party, other than in the ordinary course of business, consistent with past practice;

(J) other than in the ordinary course of business consistent with past practice or as otherwise contemplated by this Agreement, in individual amounts not to exceed $1,000,000, make any investment either by contributions to capital, property transfers or purchase of any property or assets of any Person.

(K) enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(L) enter into (or renew) any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest; enter into (or renew) any structured financing transaction;

(M) incur any indebtedness for borrowed money (other than deposits, Federal Funds borrowings and borrowings from the Federal Home Loan Bank of San Francisco or otherwise in the ordinary and usual course consistent with CU Bancorp and CUB’s past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person in a material amount.

(N) (i) File or amend any material Tax Return except in the ordinary course of business; (ii) settle or compromise any material Tax liability; (iii) make, change or revoke any material Tax election except to the extent consistent with past practice or as required by law; (iv) change any material method of Tax accounting, except as required by law; or (v) take any action which would materially adversely affect the Tax position of CU Bancorp, and of its Subsidiaries or their respective successors after the Merger;

(O) except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment agreement outside of the ordinary course of business;

(P) except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any CUB Equity Plan;

(Q) except as set forth in CUB Disclosure Schedule 7.1.2(Q), make any capital expenditures in excess of $100,000 individually or $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(R) except as set forth in CUB Disclosure Schedule 7.1.2(R), purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(S) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by CU Bancorp or CUB of more than $250,000 annually;

(T) pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $500,000 individually or in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings unless such payment is covered by insurance;

(U) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies except as may be required by changes in applicable law or regulations or by a Bank Regulator;

(V) go to sale on notice of default or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property if such environmental assessment indicates the presence of a Materials of Environmental Concern;

(W) purchase or sell any mortgage loan or Small Business Administration loan servicing rights other than in the ordinary course of business consistent with past practice;

(X) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with PC Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of PC Bancorp (which shall not be unreasonably withheld) or issue any broadly distributed communication of a general nature to customers without the prior approval of PC Bancorp (which shall not be unreasonably withheld), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(Y) issue any press release other than in accordance with past practice; or

(Z) agree to do any of the foregoing.

7.2	Current Information

7.2.1 During the period from the date of this Agreement to the Effective Time, CUB will cause one or more of its representatives to confer with representatives of PC Bancorp and PCB and report the general status of its ongoing operations at such times as PC Bancorp or PCB may reasonably request. CUB will promptly notify PC Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, if known by CUB, the threat of material litigation involving CUB. Without limiting the foregoing, senior officers of CUB, PC Bancorp and PCB shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of CUB, in accordance with applicable law.

7.2.2 CUB shall provide PC Bancorp and PCB, within twenty-five (25) Business Days of the end of each calendar quarter, a written a written report detailing each of the following:

(A) Past due loans;

(B) Detailed balance sheet and income statement along with detailed general ledger;

(C) Board package including detailed financial statements;

(D) Loan committee packages;

(E) ALCO packages;

(F) Allowance for Loan and Lease Loss Reports;

(G) External audit reports (including loan review and other reviews or examination); and

(H) Problem loan reports and problem loan committee packages;

(I) Such other reports and information as PC Bancorp or PCB may reasonably request.

7.2.3 CUB shall promptly inform PC Bancorp and PCB upon receiving written notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of CUB under any labor or employment law.

7.3	Access to Properties and Records

7.3.1 Subject to Section 13.1 hereof, CUB shall permit PC Bancorp and PCB reasonable access upon reasonable notice and during normal business hours to its properties, and shall disclose and make available to PC Bancorp and PCB during normal business hours all of its books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter CUB reasonably determines should be treated as confidential) and shareholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which PC Bancorp and PCB may have a reasonable interest; provided, however, that CUB shall not be required to take any action that would provide access to or to disclose information where such access or disclosure would violate or prejudice the rights or business interests or confidences of any customer or other person or would result in the waiver by it of the privilege protecting communications between it and any of its counsel. CUB shall provide and shall request its auditors to provide PC Bancorp and PCB with such historical financial information regarding it (and related audit reports and consents) as PC Bancorp and PCB may reasonably request. PC Bancorp and PCB shall use commercially reasonable efforts to minimize any interference with CUB’s regular business operations during any such access to CUB’s property, books and records. PC Bancorp’s and PCB’s examination of the records of CUB pursuant hereto, shall not constitute a waiver or relinquishment on the part of PC Bancorp and PCB to rely upon the representations and warranties made by CU Bancorp and CUB herein or pursuant hereto; provided, that PC Bancorp and PCB shall disclose any fact or circumstance it may discover which it believes renders any representation or warranty made by CU Bancorp and CUB hereunder incorrect in any respect.

7.3.2 Access to Operations. Within sixty (60) days prior to the Effective Time, CU Bancorp and CUB shall afford to PC Bancorp and PCB and their authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to CU Bancorp and CUB for the sole purpose of assuring an orderly transition of operations in the Merger. PC Bancorp and PCB shall give reasonable notice for access to CU Bancorp and CUB, and the date and time of such access will then be mutually agreed to by PC Bancorp, PCB, CU Bancorp and CUB. PC Bancorp and PCB’s access shall be conducted in a manner which does not unreasonably interfere with CUB’s normal operations, customers and employee relations and which does not interfere with the ability of CU Bancorp and CUB to consummate the transactions contemplated by this Agreement.

7.3.3 Loan Review. CUB shall afford to PC Bancorp and PCB and their authorized agents and representatives, access, during normal business hours, to the operations, books, and other information relating to CUB for the purposes of conducting a review of loans, securities and hedges to determine compliance with this Agreement.

7.4	Financial and Other Statements

7.4.1 Promptly upon receipt thereof, CUB will furnish to PCB copies of each annual, interim or special audit of the books of CUB made by its independent auditors and copies of all internal control reports submitted to CUB by such auditors in connection with each annual, interim or special audit of the books of CUB made by such auditors.

7.4.2 CUB will furnish to PCB copies of all documents, statements and reports as it shall send to its shareholders the FDIC, the Department or any other regulatory authority, except as legally prohibited thereby. Within 25 days after the end of each calendar quarter, CUB will deliver to PCB a balance sheet and a statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

7.4.3 CUB will advise PC Bancorp and PCB promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of CUB.

7.4.4 With reasonable promptness, CUB will furnish to PC Bancorp or PCB such additional financial data that CUB possess and as PC Bancorp or PCB may reasonably request, including without limitation, detailed quarterly financial statements and loan reports not otherwise required to be delivered pursuant to Section 7.4.

7.5	Maintenance of Insurance

CUB shall maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business.

7.6	Disclosure Supplements

From time to time prior to the Effective Time, CUB will promptly supplement or amend the CUB Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such CUB Disclosure Schedule or which is necessary to correct any information in such CUB Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such CUB Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.7	Consents and Approvals of Third Parties

CUB and CU Bancorp shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.8	All Reasonable Efforts

Subject to the terms and conditions herein provided, CU Bancorp and CUB agree to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to the formation of CU Merger Sub II and the consummation of the Bank Holding Company Formation.

7.9	Failure to Fulfill Conditions

In the event that CUB or CU Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify PC Bancorp and PCB.

7.10	Non-Solicitation

Only to the extent that consummation of any of the transactions described in this Section 7.10 impairs the ability of CU Bancorp and CUB to consummate the transactions with PC Bancorp and PCB as contemplated by this Agreement, CU Bancorp and CUB shall not, and shall cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal, whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to (A) any transaction or series of transactions involving any merger, consolidation, share exchange or similar transaction where CUB and/or CU Bancorp is not the surviving entity; or (B) any transaction or series of transactions facilitated by the FDIC or any transaction involving the FDIC, as receiver for a party thereto. Any violation of the foregoing restrictions by CU Bancorp or CUB or any Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of CU Bancorp or CUB or otherwise, shall be deemed to be a breach of this Agreement by CU Bancorp and CUB.

7.11	Directors and Officers Indemnification and Insurance

7.11.1 CU Bancorp and CUB shall permit PC Bancorp and PCB purchase a policy of officers’ and directors’ liability insurance with terms comparable to the policy currently in effect which provides coverage (the “Tail Coverage”) for forty-eight (48) months from the Effective Time for claims arising from facts or events that occurred prior to the Effective Time (the “Tail Policy”); provided, however, that the total cost of the premiums for such Tail Policy shall not exceed 250% of the current annual premium.

7.11.2 For a period of three (3) years after the Effective Time, CU Bancorp shall, and shall cause Surviving Corporation, Surviving Bank Holding Company, CUB, Surviving Bank or any other entity resulting from the transactions contemplated by this Agreement and the several agreements referenced herein and appended hereto to maintain and preserve the rights to indemnification of officers and directors provided for in the Articles of Incorporation and bylaws of PC Bancorp and the Articles of Association and bylaws of PCB as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including, without limitation, the Merger and the other transactions contemplated by this Agreement, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Governmental Entities.

7.11.3 The provisions of this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each director or officer of PC Bancorp and PCB and his or her heirs and representatives.

7.11.4 In the event that either CU Bancorp, Surviving Corporation, CUB or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of CUB shall assume the obligations set forth in this Section 7.11.

7.12	Reasonable Regulatory Restrictions

CU Bancorp and CUB shall accept all regulatory restrictions imposed on them, Surviving Corporation, Surviving Bank Holding Company and/or Surviving Bank in connection with the Merger and the transactions contemplated by this Agreement; provided, however, CU Bancorp and/or CUB shall not be obligated to consummate the Merger and/or the transactions contemplated by this Agreement to the extent that it or they reasonably determine, in good faith, that any one or more restrictions, individually or when aggregated, as in effect or to be in effect as of the Closing, with respect to Surviving Corporation, Surviving Bank Holding Company and/or Surviving Bank would be material and adverse to the financial condition, results of operations or business of such party taken as a whole.

ARTICLE VIII

REGULATORY AND OTHER MATTERS

8.1	Proxy Statement-Prospectus

8.1.1 For the purposes of (x) registering CU Bancorp Common Stock to be offered to holders of CUB Common Stock in connection with the Bank Holding Company Formation and to be offered to the holders of PC Bancorp Common Stock in connection with the Merger with the SEC under the Securities Act and (y) holding the PC Bancorp Shareholders Meeting and the CUB Shareholders Meeting, CUB shall draft and prepare, and PC Bancorp shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities laws, the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed to the shareholders of CUB and PC Bancorp, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). CU Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. CU Bancorp shall use its best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and CUB and PC Bancorp shall thereafter promptly mail the Proxy Statement-Prospectus to their respective shareholders. CU Bancorp shall also use its best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and PC Bancorp shall furnish all information concerning PC Bancorp, PCB and the holders of PC Bancorp Common Stock as may be reasonably requested in connection with any such action.

8.1.2 PC Bancorp shall provide CUB with any information concerning itself and PCB that CUB may reasonably request in connection with the drafting and preparation of the Proxy Statement-Prospectus, and CUB shall notify PC Bancorp promptly of the receipt of any comments of the SEC or any blue sky administrator with respect to the Proxy Statement-Prospectus and of any requests by the SEC or any blue sky administrator for any amendment or supplement thereto or for additional information and shall provide to PC Bancorp promptly copies of all correspondence between CUB or any of their representatives and the SEC. CUB shall give PC Bancorp and its counsel the opportunity to review and comment on the Proxy Statement-Prospectus prior to its being filed with the SEC and shall give PC Bancorp and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement-Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC or any blue sky administrator. Each of CUB and PC Bancorp agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC or any blue sky administrator and to cause the Proxy Statement-Prospectus and all required amendments and supplements thereto to be mailed to the holders of CUB Common Stock entitled to vote at the CUB Shareholders Meeting and to the holders of PC Bancorp Common Stock entitled to vote at the PC Bancorp Shareholders Meeting at the earliest practicable time.

8.1.3 PC Bancorp and CUB shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, PC Bancorp shall cooperate with CUB in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and CUB shall file an amended Merger Registration Statement with the SEC and blue sky administrators, as applicable, which amended Merger Registration Statement shall be mailed to the holders of CUB Common Stock entitled to vote at the CUB Shareholders Meeting and to the holders of PC Bancorp Common Stock entitled to vote at the PC Bancorp Shareholders Meeting at the earliest practicable time.

8.2	Shareholders Meeting

8.2.1 PC Bancorp will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to give notice of, convene and hold a meeting of its shareholders (the “PC Bancorp Shareholders Meeting”), for the purpose of considering this Agreement and the Merger, and for such other purposes as may be, in PC Bancorp’s reasonable judgment, necessary or desirable, and (ii) subject to Section 6.10, have its Board of Directors recommend approval of this Agreement to the PC Bancorp shareholders (the “PC Bancorp Recommendation”).

8.2.2 CUB and CU Bancorp will (i) as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to give notice of, convene and hold a meeting of its shareholders (the “CUB Shareholders Meeting”), for the purpose of considering this Agreement, the Bank Holding Company Formation and the Merger, and for such other purposes as may be, in CUB’s reasonable judgment, necessary or desirable, and (ii) have its Board of Directors recommend approval of this Agreement to the CUB shareholders. Notwithstanding anything herein to the contrary, CUB may, in lieu of holding the CUB Shareholders Meeting, solicit the written consent of CUB’s shareholders to approve this Agreement and the transactions herein contemplated.

8.3	Regulatory Approvals

Each of CUB, CU Bancorp, PC Bancorp and PCB will cooperate with the other and use all commercially reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, applicable blue sky administrators, the Bank Regulators and any other third parties and governmental bodies necessary to consummate Bank Holding Company Formation, the Merger, the Bank Holding Company Merger, and the Bank Merger as contemplated by this Agreement. CU Bancorp, CUB, PC Bancorp and PCB will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made by or on behalf of PC Bancorp or CU Bancorp to any Bank Regulatory or governmental body in connection with the Merger, and the other transactions contemplated by this Agreement. PC Bancorp or PCB shall have the right to review and approve in advance all characterizations of the information relating to PC Bancorp or PCB, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental or securities regulatory body. CU Bancorp shall give PC Bancorp or PCB and their counsel the opportunity to review and comment on each filing prior to its being filed with a Bank Regulator and shall give PC Bancorp and PCB and their counsel the opportunity to review and comment on all amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX

CLOSING CONDITIONS

9.1	Conditions to Each Party’s Obligations under this Agreement

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of CU Bancorp, CUB, PC Bancorp and PCB.

9.1.2 Closing of the Bank Holding Company Formation. The Bank Holding Company Formation as contemplated herein and in the Bank Holding Company Formation Agreement shall have been consummated.

9.1.3 No Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.4 Regulatory Approvals. All Regulatory Approvals and other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired; and no such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the Bank Regulators in bank merger transactions and other reasonable conditions as determined by CU Bancorp and/or CUB in accordance with Section 7.12 , that would, in the good faith reasonable judgment of the Board of Directors of CUB and PC Bancorp, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of CUB, CU Bancorp, PC Bancorp or PCB or materially impair the value of CUB, CU Bancorp, PC Bancorp or PCB.

9.1.5 Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of CU Bancorp Common Stock in the Bank Holding Company Formation and the Merger is subject to the blue sky laws of any state, such offer and sale shall not be subject to a stop order of any state securities commissioner.

9.2	Conditions to the Obligations of CU Bancorp and CUB under this Agreement

The obligations of CU Bancorp and CUB under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.14 at or prior to the Closing Date:

9.2.1 Representations and Warranties. Each of the representations and warranties of PC Bancorp and PCB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (except to the extent such representations and warranties speak as of an earlier date), and PC Bancorp shall have delivered to CUB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of PC Bancorp dated as of the Closing Date.

9.2.2 Agreements and Covenants. PC Bancorp and PCB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by them at or prior to the Closing Date, and CUB shall have received a certificate signed on behalf of PC Bancorp by the Chief Executive Officer and Chief Financial Officer of PC Bancorp to such effect dated as of the Closing Date.

9.2.3 Permits, Authorizations, Etc. CU Bancorp and CUB shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Bank Holding Company Formation, the Merger, the Bank Holding Company Merger and the Bank Merger.

9.2.4 Resignations. CU Bancorp and CUB shall have received a written resignation from each of the directors of PC Bancorp and PCB, effective as of the Closing Date.

9.2.5 Officers’ Certificates. PC Bancorp and PCB shall have furnished CU Bancorp and CUB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as CU Bancorp or CUB may reasonably request.

9.2.6 Thresholds. PC Bancorp and PCB shall have achieved the following thresholds as of the last day of the month immediately preceding the Effective Time:

(A) the total amount of PCB’s Deposits is not less than 95% of the total amount of PCB’s Deposits at September 30, 2011;

(B) the total amount of PCB’s Deposits other than certificates of deposit (the “Core Deposits”) is not less than 75% of the total amount of PCB’s Deposits at September 30, 2011;

(C) the total amount of PCB’s non-interest bearing Deposits is not less than 20% of the total amount of PCB’s Deposits at September 30, 2011;

(D) the overall cost of funds for PCB’s Deposit portfolio for the month prior to the closing does not exceed the overall cost of funds for PCB’s Deposit portfolio for the month of September 30, 2011 by more than 0.05% plus the amount of any increase in the discount rate by the Federal Open Market Committee;

(E) nonperforming loans as a percentage of total loans of PCB as defined by regulatory standards shall not exceed 1.80;

(F) PC Bancorp and PCB shall have paid or otherwise accrued all expenses as of the Effective Time in accordance with GAAP;

(G) there has been no material increase in past due loans and/or non-accrual loans since the most recent information provided by PCB and/or PC Bancorp to CUB and/or CU Bancorp; and

(H) there has been no increase in loans owned by PC Bancorp since September 30, 2011.

9.2.7 Dissenters Rights. Dissenters’ Rights shall not have been exercised and perfected by in excess of five percent (5%) of PC Bancorp’s outstanding shares.

9.2.8 Termination of Employment Agreements. (i) as of the date of this Agreement, Ash Patel shall have (A) acknowledged and agreed to the termination of his PC Bancorp and PCB Employment Agreement and his employment by CU Bancorp and/or CUB immediately following the Effective Time, (B) acknowledged and agreed to the amount of benefits due thereunder and under any other agreements with PC Bancorp or PCB, and (C) entered into, executed, and delivered to PC Bancorp and CUB agreements, including general releases of PCB, PC Bancorp, CU Bancorp, CUB and their Affiliates, directors, agents, representatives and attorneys with respect to the termination of his employment and all benefits and compensation to be paid to him by the parties hereto now or in the future, and non-solicitation and non-competition agreements, all satisfactory to CUB and CU Bancorp, in their sole discretion, as of the date of this Agreement which agreements shall not have been revoked, rescinded or amended without CU Bancorp’s and CUB’s prior written approval, in their sole discretion; and (ii) as of the date of this Agreement, Kenneth Cosgrove shall have (A) acknowledged and agreed to the termination of his Employment Agreement immediately following the Effective Time as well as the compensation due him under the Employment Agreement and any other agreements between Mr. Cosgrove and PCB or PC Bancorp and (B) entered into, executed and delivered the Consulting Agreement (as defined below) to be effective as of the Effective Time which agreements shall not have been revoked, rescinded or amended without CU Bancorp’s and CUB’s prior written approval, in their sole discretion.

9.2.9 Non-Competition and Non-Solicitation Agreements. CU Bancorp and CUB shall have received executed copies of the Non-Competition and Non-Solicitation Agreements in the form of Exhibit E from each member of the PC Bancorp and PCB Boards of Directors as of the date of this Agreement and from the Chief Executive Officer and President of PC Bancorp and PCB.

9.2.10 Consulting Agreement with Kenneth J. Cosgrove. As of the date of this Agreement, CU Bancorp and/or CUB shall have entered into a consulting agreement (the “Consulting Agreement”) with Mr. Kenneth J. Cosgrove effective as of the Effective Time pursuant to which Mr. Cosgrove will provide consulting services to the Surviving Holding Company and/or the Surviving Bank for a period of not less than two (2) years following the Effective Time.

9.2.11 Appointment of Kenneth J. Cosgrove to the Board of Directors. CU Bancorp and CUB shall have appointed Mr. Cosgrove to serve on their respective Boards of Directors immediately effective, at the Effective Time and Mr. Cosgrove shall have accepted the appointment, provided, however, that if Mr. Cosgrove cannot or is not willing to serve on the Board of Directors of either CU Bancorp and CUB, his Board positions shall be filled first by Ron Thon followed by Mel Smith.

9.2.12 Appointment of Robert Matranga, or such other person selected by PC Bancorp and agreed to by CU Bancorp, to the Board of Directors. CU Bancorp and CUB shall have appointed Mr. Matranga to serve on their respective Boards of Directors immediately effective, at the Effective Time and Mr. Matranga shall have accepted the appointment, provided, however, that if Mr. Matranga cannot or is not willing to serve on the Board of Directors of either CU Bancorp and CUB, his Board positions shall be filled first by Ron Thon followed by Mel Smith.

9.2.13 Tax Opinion. CU Bancorp and CUB shall have received a legal opinion, dated as of the Closing Date and in a form reasonably acceptable to them, to the effect that the Merger qualifies as a tax free reorganization within the meaning of Section 368 of the Code.

9.2.14 Tax Opinion. CU Bancorp and CUB shall have received a legal opinion dated as of the Closing Date and in a form reasonably acceptable to them, to the effect that the Holding Company Merger qualifies as a tax free reorganization within the meaning of Section 368 of the Code.

9.3	Conditions to the Obligations of PC Bancorp and PCB under this Agreement

The obligations of PC Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.10 at or prior to the Closing Date:

9.3.1 Representations and Warranties. Each of the representations and warranties of CUB set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date (except to the extent such representations and warranties speak as of an earlier date); and CUB shall have delivered to PC Bancorp and PCB a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of CUB dated as of the Closing Date.

9.3.2 Agreements and Covenants. CUB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Closing Date, and PC Bancorp shall have received a certificate signed on behalf of CUB by the Chief Executive Officer and Chief Financial Officer to such effect dated as of the Closing Date.

9.3.3 Permits, Authorizations, Etc. PC Bancorp shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger.

9.3.4 Payment of Merger Consideration. CUB shall have delivered the Merger Consideration to the Exchange Agent and the Exchange Agent shall have provided PC Bancorp with a certificate evidencing such delivery.

9.3.5 Officers’ Certificate. CU Bancorp and CUB shall have furnished PC Bancorp and PCB with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as PC Bancorp or PCB may reasonably request.

9.3.6 Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of PC Bancorp.

9.3.7 Consulting Agreement with Kenneth J. Cosgrove. CU Bancorp and/or CUB shall have entered into the Consulting Agreement with Mr. Kenneth J. Cosgrove effective as of the Effective Time pursuant to which Mr. Cosgrove will provide consulting services to the Surviving Holding Company and/or the Surviving Bank for a period of not less than two (2) years following the Effective Time.

9.3.8 Appointment of Kenneth J. Cosgrove to the Board of Directors. CU Bancorp and CUB shall have appointed Mr. Cosgrove to serve on their respective Boards of Directors immediately effective, at the Effective Time, provided, however, that if Mr. Cosgrove cannot or is not willing to serve on the Board of Directors of either CU Bancorp and CUB, his Board positions shall be filled first by Ron Thon followed by Mel Smith.

9.3.9 Appointment of Robert Matranga, or such other person selected by PC Bancorp and agreed to by CU Bancorp to the Board of Directors. CU Bancorp and CUB shall have appointed Mr. Matranga to serve on their respective Boards of Directors immediately effective, at the Effective Time, provided, however, that if Mr. Matranga cannot or is not willing to serve on the Board of Directors of either CU Bancorp and CUB, his Board positions shall be filled first by Ron Thon followed by Mel Smith.

9.3.10 Tax Opinion. PC Bancorp and PCB shall have received a legal opinion, dated as of the Closing Date and in a form reasonably acceptable to PC Bancorp, CU Bancorp and CUB, to the effect that the Merger qualifies as a tax free reorganization within the meaning of Section 368 of the Code.

ARTICLE X

THE CLOSING

10.1	Time and Place

Subject to the provisions of Articles IX and XI hereof, the Closing of the Merger shall take place at the offices of Horgan, Rosen, Beckham & Coren, L.L.P., 23975 Park Sorrento, Suite 200, Calabasas, CA 91302, at 10:00 a.m., or at such other place or time as the parties hereto shall mutually agree.

10.2	Deliveries at the Closing

At the Closing there shall be delivered to CU Bancorp, CUB, PC Bancorp and PCB the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof. At or prior to the Closing, CU Bancorp shall have delivered the Merger Consideration as set forth under Section 9.3.4 hereof.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1	Termination

For purposes of this Article XI, CU Bancorp and CUB shall be considered one and the same “party” and PC Bancorp and PCB shall be considered one and the same “party.” Accordingly, any reference to a “party” in this Article XI shall mean either CU Bancorp and CUB as one party or PC Bancorp and PCB as one party.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after Shareholder Approvals:

11.1.1 At any time by the mutual written agreement of CU Bancorp, CUB, PC Bancorp and PCB;

11.1.2 By the Boards of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by PC Bancorp or PCB) or Section 9.3.1 (in the case of a breach of a representation or warranty by CUB);

11.1.3 By the Boards of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by PC Bancorp) or Section 9.3.2 (in the case of a breach of covenant by CUB);

11.1.4 At the election of the Boards of Directors of either party if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by CUB, PC Bancorp and PCB;

11.1.5 Automatically and without any action on the part of any party if the shareholders of PC Bancorp shall have voted at its shareholders’ meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

11.1.6 By the Boards of Directors of either party if: (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

11.1.7 By the Boards of Directors of either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

11.1.8 By the Board of Directors of CUB if PC Bancorp has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of PC Bancorp has entered into an acquisition agreement with respect to the Superior Proposal, terminated this Agreement, or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to CUB;

11.1.9 By the Board of Directors of PC Bancorp if PC Bancorp has received a Superior Proposal, and in accordance with Section 6.10 of this Agreement, the Board of Directors of PC Bancorp has made a determination to accept such Superior Proposal.

11.1.10 By the Board of Directors of CUB and CU Bancorp if the Closing Price is more than 125% of the Announcement Price or the Closing Price is less than 75% of the Announcement Price; or

11.1.11 By the Board of Directors of PC Bancorp and if the Closing Price is more than 125% of the Announcement Price or the Closing Price is less than 75% of the Announcement Price.

11.1.12 By the Boards of Directors of either party in the event that CUB and/or CU Bancorp enter into a definitive agreement relating to any of the transactions referred to in Section 7.10.

11.2	Effect of Termination

11.2.1 In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 11.2, 13.1, 13.2, 13.6, 13.9, 13.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2 If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A) In the event of a termination of this Agreement because of a breach of any representation, warranty, covenant or agreement contained in this Agreement by a party, other than a breach by CUB of its covenant contained in Section 7.10 hereof, the non-breaching party shall be entitled to claim from the breaching party liquidated damages equal to $250,000. For purposes of this Section 11.2.2(A), CU Bancorp and CUB are treated as one party and PC Bancorp and PCB are treated as one party.

(B) As a condition of PC Bancorp’s willingness, and in order to induce PC Bancorp to enter into this Agreement, and to reimburse PC Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, CUB hereby agrees to pay PC Bancorp, and PC Bancorp shall be entitled to payment of a fee of $500,000, less any amount received or owed under Section 11.2.2(A) above (the “PCB Fee”), within five (5) Business Days after written demand for payment is made by PC Bancorp following the entry into of a definitive agreement by CUB relating to any transaction referred to in Section 7.10 or the consummation of any transaction referred to in Section 7.10 involving CUB within twelve months after the termination of the Agreement by CUB, CU Bancorp, PC Bancorp or PCB pursuant to Section 11.1.12 .

(C) As a condition of CUB’s willingness, and in order to induce CUB, to enter into this Agreement, and to reimburse CUB for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, PC Bancorp hereby agrees to pay CUB, and CUB shall be entitled to payment of a fee of $1,000,000, less any amount received or owed under Section 11.2.2(A) above (the “CUB Fee”), within five (5) Business Days after written demand for payment is made by CUB, following the occurrence of any of the events set forth below:

(i) PC Bancorp terminates this Agreement pursuant to Section 11.1.9 or CUB terminates this Agreement pursuant to Section 11.1.8; or

(ii) The entering into of a definitive agreement by PC Bancorp relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving PC Bancorp within twelve months after the occurrence of any of the following: (a) the termination of the Agreement by CUB pursuant to Section 11.1.2 or 11.1.3 because of a breach by PC Bancorp; or (b) the failure of the shareholders of PC Bancorp to approve this Agreement after the occurrence of an Acquisition Proposal.

(D) If demand for payment of the CUB Fee is made pursuant to Section 11.2.2(C) or if CUB makes a demand for payment of liquidated damages as set forth in Section 11.2.2(A) and payment is timely made, then CUB will not have any other rights or claims against PC Bancorp or PCB, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the CUB Fee under Section 11.2.2(C) or the acceptance of the payment of liquidated damages under Section 11.2.2(A) will constitute the sole and exclusive remedy of CUB against PC Bancorp and PCB and their respective officers and directors.

(E) If demand for payment of the PCB Fee is made pursuant to Section 11.2.2(B) or if either PC Bancorp or PCB makes a demand for payment of liquidated damages as set forth in Section 11.2.2(A) and payment is timely made, then PC Bancorp and PCB will not have any other rights or claims against CU Bancorp or CUB, and their respective officers and directors, under this Agreement, it being agreed that the acceptance of the PC Fee under Section 11.2.2(B) or the acceptance of the payment of liquidated damages under Section 11.2.2(A) will constitute the sole and exclusive remedy of PC Bancorp and PCB against CU Bancorp and CUB and their respective officers and directors.

11.3	Amendment, Extension and Waiver

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of CUB and by the shareholders of PC Bancorp), the parties hereto by action of each of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of CUB and by the shareholders of PC Bancorp, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to PC Bancorp’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE XII

EMPLOYEE BENEFITS

12.1	Benefit Plans.

12.1.1 Prior to the Effective Time, PC Bancorp and/or PCB shall take all action necessary to terminate, or to commence termination, of any and all 401(k) Plans PC Bancorp and/or PCB maintain and any other PC Bancorp Compensation and Benefit Plan that PC Bancorp and/or PCB may specify. Prior to the Effective Time, PC Bancorp and/or PCB shall take all action necessary to fully vest participants in their account balances under any and all 401(k) Plans PC Bancorp and/or PCB maintain.

12.1.2 PC Bancorp and PCB agree that as of and following the Effective Time, the employees of PC Bancorp and/or PCB as of the Effective Time who continue to be employed by CU Bancorp and/or CUB after the Effective Time or who are offered and who accept employment with CU Bancorp and/or CUB (collectively, the “Former Premier Commercial Employees”) shall be eligible to participate in CU Bancorp’s or CUB’s employee benefit plans in which the similarly situated employees of CU Bancorp or CUB participate, to the same extent as such similarly situated employees of CU Bancorp or CUB participate.

12.1.3 With respect to each employee benefit plan, program, policy or arrangement maintained by CU Bancorp or CUB for the benefit of current employees of CU Bancorp or CUB (each such plan, program, policy or arrangement, a “CUB Plan”), CU Bancorp and CUB agrees that for purposes of determining eligibility to participate, vesting and benefits (other than benefit accruals under any defined benefit pension plan), service with PC Bancorp and/or PCB shall be treated as service with CU Bancorp or with CUB; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. To the extent permitted by any insurer of an CUB Plan, CUB shall cause such CUB Plan to waive (i) any pre-existing condition restriction that did not apply under the terms of any analogous CUB Compensation and Benefit Plan immediately prior to the Effective Time and (ii) any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to a Former Premier Commercial Employee on or after the Effective Time to the extent such Former Premier Commercial Employee had satisfied any similar limitation or requirement under an analogous CUB Compensation and Benefit Plan prior to the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the CUB Plan; provided, however, if any Former Premier Commercial Employee is denied or delayed coverage CUB shall pay for such Former Premier Commercial Employee’s COBRA coverage.

12.2	Future Employment.

CUB shall have the right but not the obligation to offer employment immediately following the Effective Time to any and all persons who are expected to be officers and employees of PC Bancorp and/or PCB immediately before the Effective Time. PC Bancorp and/or PCB will provide CU Bancorp and CUB with information regarding such persons’ current employment arrangements with PC Bancorp and/or PCB and will otherwise assist CU Bancorp and CUB in making such offers.

ARTICLE XIII

MISCELLANEOUS

13.1	Confidentiality

Except as specifically set forth in Section 11.2.2, CUB, PC Bancorp and PCB mutually agree to be bound by the terms of the confidentiality agreement dated July 29, 2011 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

13.2	Expenses

Except as specifically set forth herein, all expenses incurred by CU Bancorp, CUB, PC Bancorp and PCB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either of the parties or their respective Affiliates, shall be borne solely and entirely by the party which has incurred the same, including but not limited to any costs and/or expense associated with the mailing of the Proxy Statement-Prospectus to their respective shareholders and the soliciting of the approval of their respective shareholders. Notwithstanding the foregoing, CU Bancorp and CUB shall be solely responsible for the costs of the filing fee for filing the Merger Registration Statement with the SEC and the cost of printing the Proxy Statement-Prospectus shall be divided among CUB and PC Bancorp with CUB responsible for 66.66% of such printing costs and PC Bancorp responsible for the remaining 33.34% of such printing costs.

13.3	Public Announcements

CUB, PC Bancorp and PCB shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as set forth immediately below, neither CU Bancorp, CUB, PC Bancorp nor PCB shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the parties hereto. Notwithstanding the foregoing, PC Bancorp or CUB may make any securities filings with respect to this Agreement to the extent PC Bancorp or CUB, respectively, reasonably believes is required by law or any securities exchange upon which its securities may be listed.

13.4	Survival

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

13.5	Notices

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to California United Bank, to:

Mr. David I. Rainer

President and Chief Executive Officer

15821 Ventura Boulevard, Suite #100

Encino, California 91436

Phone   (818) 257-7776

Fax       (818) 257-7749

cc. Anita Wolman

Executive Vice President, General Counsel and

Corporate Secretary

15821 Ventura Boulevard, Suite #100

Encino, California 91436

Phone   (818) 257-7779

Fax       (818) 257-7749

With required copies to:	Arthur A. Coren, Esq. Khoi D. Dang, Esq. Horgan, Rosen, Beckham & Coren, LLP 23975 Park Sorrento, Suite 200 Calabasas, California 91302 Phone: (818) 591-2121 Fax: (818) 591- 3838

If to Premier Commercial Bancorp or Premier Commercial Bank:	Kenneth J. Cosgrove Chairman and Chief Executive Officer 2400 E. Katella Avenue, # 200 Anaheim, California 92806 Phone (714) 978-3700 Fax (714) 221-7234

With required copies to:	Gary Findley, Esq. Gary Steven Findley & Associates 1470 North Hundley Street Anaheim, California 92806 Phone (714) 630 -7136 Fax (714) -630 -7910

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) Business Day after being delivered to the overnight courier.

13.6	Parties in Interest

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except as provided in Article III and Section 7.11, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.7	Complete Agreement

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 13.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreements referred to in Section 13.1 hereof) between the parties, both written and oral, with respect to its subject matter.

13.8	Counterparts

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.

13.9	Severability

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

13.10	Governing Law; Venue

This Agreement shall be governed by the laws of California, without giving effect to its principles of conflicts of laws. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Los Angeles County, California or Federal district courts located in Los Angeles County, California, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum.

13.11	Waiver of Trial by Jury

The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

ARTICLE XIV

INTERPRETATION

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, CU Bancorp, CUB, PC Bancorp and PCB have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

CU BANCORP

By:	/s/ David I. Rainer
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:	/s/ Anita Y. Wolman
Name:	Anita Y. Wolman
Title:	Corporate Secretary

CALIFORNIA UNITED BANK

By:	/s/ David I. Rainer
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:	/s/ Anita Y. Wolman
Name:	Anita Y. Wolman
Title:	Corporate Secretary

PREMIER COMMERCIAL BANCORP

By:	/s/ Kenneth J. Cosgrove
Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer

By:	/s/ Viktor Uehlinger
Name:	Viktor Uehlinger
Title:	Corporate Secretary

PREMIER COMMERCIAL BANK, N.A.

By:	/s/ Kenneth J. Cosgrove
Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer

By:	/s/ Viktor Uehlinger
Name:	Viktor Uehlinger
Title:	Corporate Secretary

Exhibit A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”), is made as of ______________, 2011, by and among CU Merger Sub II, a California corporation (“CU Merger Sub II”), and Premier Commercial Bancorp, a California corporation (“PC Bancorp”), and is joined in by CU Bancorp, a California corporation (“CU Bancorp”), with reference to the following:

RECITALS

WHEREAS, CU Bancorp, California United Bank, a California state-chartered bank (“CUB”), PC Bancorp, and Premier Commercial Bank, National Association, a national banking association and the wholly-owned bank subsidiary of PC Bancorp (“PCB”) are parties to that certain Agreement and Plan of Merger, dated as of _______________ __, 2011 (the “Reorganization Agreement”);

WHEREAS, CU Bancorp desires to acquire all of the issued and outstanding shares of voting common stock, no par value, of PC Bancorp, which represents all of the issued and outstanding shares of capital stock of PC Bancorp (the “PC Bancorp Stock”) in exchange for shares of the voting common stock, no par value of CU Bancorp (the “CU Bancorp Stock”);

WHEREAS, CU Bancorp, pursuant to the terms of the Reorganization Agreement, desires to effect such acquisition through its wholly-owned direct subsidiary, CU Merger Sub II, by causing CU Merger Sub II to be merged with and into PC Bancorp (the “Merger”) pursuant to the terms and conditions of this Merger Agreement;

WHEREAS, CU Merger Sub II is a corporation duly organized and existing under the laws of the State of California, with authorized capital stock consisting of 100 shares of common stock, no par value (“CU Merger Sub II Stock”), of which 100 shares are issued and outstanding;

WHEREAS, the Boards of Directors of PC Bancorp and CU Merger Sub II, pursuant to the authority given by and in accordance with the provisions of the California Corporations Code (the “Code”), have approved this Merger Agreement and have authorized the execution hereof; and

WHEREAS, the shareholders of PC Bancorp, CUB, and CU Merger Sub II have approved this Merger Agreement and have authorized the execution hereof;

NOW, THEREFORE, CU Merger Sub II and PC Bancorp, joined by CU Bancorp, hereby agree that CU Merger Sub II is to be merged with and into PC Bancorp on the following terms and conditions:

AGREEMENT

1. Merger of CU Merger Sub II and PC Bancorp. At the Effective Time (as defined in Section 11), CU Merger Sub II will be merged with and into PC Bancorp in accordance with Chapter 11 of the Code. PC Bancorp will be the surviving corporation in the Merger (the “Surviving Corporation”) and will continue its corporate existence under the Code. At the Effective Time, the separate corporate existence of CU Merger Sub II will cease.

2. Effects of the Merger. The Merger will have the effects set forth in Section 1107 of the Code. The name of the Surviving Corporation will be “PC Bancorp.” The existing offices and facilities of PC Bancorp immediately preceding the Merger will be the principal offices and facilities of the Surviving Corporation following the Merger.

3. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of PC Bancorp, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

4. Directors and Officers.

(a) The directors of CU Merger Sub II at the Effective Time will become the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

(b) The officers of CU Merger Sub II at the Effective Time will become the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

5. Conversion of Securities. At the Effective Time by virtue of the Merger and without any further action on the part of CU Bancorp, PC Bancorp, CU Merger Sub II, or any holder of PC Bancorp Stock:

(a) Each share of PC Bancorp Stock issued and outstanding immediately before the Effective Time (other than shares of PC Bancorp Stock held by PC Bancorp in its treasury or owned by CU Bancorp or by any of CU Bancorp’s subsidiaries (“Excluded Shares”) and shares of PC Bancorp Stock that are held by holders of the PC Bancorp Stock who perfect their dissenters’ rights under Chapter 13 of the Code) (herein referred to as “Dissenting Shares”), will be converted into the right to receive shares of CU Bancorp Stock in such ratio as determined in accordance with the Reorganization Agreement (the “Per Share Consideration”). All of the shares of PC Bancorp Stock converted into the Per Share Consideration will no longer be outstanding and will

2

automatically be canceled and retired and will cease to exist as of the Effective Time, and each certificate (each, a “Certificate”) previously representing any such shares of PC Bancorp Stock will thereafter represent the right to receive the Per Share Consideration as set forth in this Section 5(a). Certificates previously representing shares of PC Bancorp Stock will be exchanged for the Per Share Consideration upon the surrender of such Certificates according to Section 3.2 of the Reorganization Agreement, without any interest thereon.

(b) Dissenting Shares will not be converted as described in Section 5(a), but from and after the Effective Time will represent only the right to receive such value as may be determined under Chapter 13 of the Code.

(c) Excluded Shares will not be converted as described in Section 5(a), but from and after the Effective Time shall be canceled and shall cease to exist and no shares of CU Bancorp Common Stock shall be delivered in exchange therefor.

(d) In the case of stock options to purchase PC Bancorp Stock (“PC Bancorp Options”) granted under the Second Amended and Restated 2000 Stock Option Plan and the 2009 Omnibus Stock Incentive Plan of PC Bancorp, such PC Bancorp Options shall be accelerated in full so as to become fully exercisable in accordance the terms of the applicable equity plan and shall terminate at the Effective Time. Each PC Bancorp Option that is not exercised or otherwise terminated on or before the Effective Time shall be cancelled and, in consideration for such cancellation, shall be converted into the right to receive a cash payment in an amount determined in accordance with Section 3.3 of the Reorganization Agreement.

(e) At the Effective Time, the stock transfer books of PC Bancorp will be closed, and no transfer of PC Bancorp Stock theretofore outstanding will thereafter be made.

(f) Each share of common stock, no par value, of CU Merger Sub II, issued and outstanding immediately before the Effective Time will be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

6. Conditions to Consummation of the Merger. Consummation of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Reorganization Agreement, any or all of which may be waived in accordance with the terms and provisions of the Reorganization Agreement.

7. Termination. This Merger Agreement may be terminated and abandoned at any time before the Effective Time, whether before or after action thereon by the shareholders of PC Bancorp, pursuant to the terms of the Reorganization Agreement.

8. Effect of Termination. If this Merger Agreement is terminated, liability by reason of this Merger Agreement or the termination thereof on the part of any of PC Bancorp, CU Bancorp or the directors, officers, employees, agents or shareholders of either of them is to be determined pursuant to the terms of the Reorganization Agreement.

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9. Representations and Warranties of CU Merger Sub II. CU Merger Sub II is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. CU Merger Sub II has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Merger Agreement.

10. Waiver; Amendment. Any of the terms or conditions of this Merger Agreement may be waived at any time, whether before or after action thereon by the shareholders of PC Bancorp if set forth in a written instrument signed on behalf of the party that is entitled to the benefits thereof. This Merger Agreement may be amended by written instrument signed by the parties hereto at any time before the Effective Time, whether before or after action thereon by the shareholders of PC Bancorp, by CU Bancorp and PC Bancorp; but no amendment may be made after action by the shareholders of PC Bancorp that changes the principal terms of this Merger Agreement without the requisite approval of such shareholders.

11. Effective Time. The Merger shall become effective upon filing this Merger Agreement and the Officers’ Certificates required by Section 1103 of the Code with the California Secretary of State (the “Effective Time”).

12. Multiple Counterparts. For the convenience of the parties hereto, this Merger Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Merger Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

13. Governing Law. THIS MERGER AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW, EXCEPT TO THE EXTENT FEDERAL LAW APPLIES UNDER CONFLICT OF LAW PRINCIPLES.

14. Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

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15. Severability. If any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then: (a) this Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof: (b) the remaining provisions of this Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) before the Effective Time, there will be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

16. Specific Performance. Each of the parties hereto acknowledges that the other parties would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Merger Agreement were not performed according to its terms or otherwise were materially breached. Each of the parties agrees that, without the necessity of proving actual damages or posting bond or other security, the other party is entitled to injunctive relief to prevent breach of performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled.

17. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Merger Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Merger Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Merger Agreement and the terms of the Reorganization Agreement, the terns of the Reorganization Agreement are to control.

18. Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Merger Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or is to be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Merger Agreement, or any provision herein contained, it being the intent of the parties hereto that this Merger Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Merger Agreement and for the benefit of no other person, except as expressly provided for herein. Nothing in this Merger Agreement will act to relieve or discharge the obligation or liability of any third party to any party to this Merger Agreement, nor will any provision give any third party any right of subrogation or action over or against any party to this Merger Agreement, except as expressly provided for herein. No party to this Merger Agreement will assign this Merger Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Except as provided for in the preceding sentence, any assignment made or attempted in violation of this Section is void and of no effect.

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IN WITNESS WHEREOF, PC Bancorp and CU Merger Sub II have caused this Merger Agreement to be signed in their respective corporate names as of the date and year first above written.

PC BANCORP

By:
Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer

By:
Name:	Viktor Uehlinger
Title:	Corporate Secretary

CU MERGER SUB II

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

CU Bancorp hereby joins in the foregoing Merger Agreement, and undertakes that it will be bound thereby and will duly perform all acts and things therein referred to or provided to be done by it.

IN WITNESS WHEREOF, CU Bancorp has caused this Merger Agreement to be signed in its corporate name as of the date and year first above written.

CU BANCORP

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

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Exhibit B

AGREEMENT TO MERGE AND PLAN OF HOLDING COMPANY FORMATION

This Agreement to Merge and Plan of Holding Company Formation (this “Merger Agreement”) is entered into as of _____________ __, 2012, by and between California United Bank (“Bank”) and CU Merger Sub I (“Subsidiary”), to which CU Bancorp (“Holding Company”) is a party, with reference to the following:

RECITALS

A. Bank is a California banking corporation with its principal office in the City of Encino, County of Los Angeles, State of California. Subsidiary and Holding Company are each corporations duly organized and existing under the laws of the State of California with their principal offices in the City of Encino, County of Los Angeles, State of California.

B. As of the date hereof, Bank has 20,000,000 shares of serial preferred stock authorized, none of which are outstanding, 30,000,000 shares of no par value common stock authorized, of which [                ] shares are outstanding.

C. As of the date hereof, Subsidiary has 100 shares of no par value common stock authorized, and at the time of the merger referred to herein 100 of such shares will be outstanding, all of which outstanding shares will be owned by Holding Company.

D. As of the date hereof, Holding Company has 50,000,000 shares of serial preferred stock authorized, none of which are outstanding, and 75,000,000 shares of no par value common stock authorized, one (1) share of which will be outstanding at the time of the merger referred to herein.

E. The Boards of Directors of Bank and Subsidiary have approved this Merger Agreement and authorized its execution, and the Board of Directors of Holding Company has approved this Merger Agreement, undertaken that Holding Company shall join in and be bound by it, and authorized the undertakings hereinafter made by Holding Company.

For good and valuable consideration, receipt of which is hereby acknowledged Bank, Subsidiary and Holding Company hereby agree as follows:

AGREEMENT

Section 1. General

1.1 The Merger. On the Effective Date, Subsidiary shall be merged into Bank, with the Bank surviving the merger (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of Holding Company, and its name shall continue to be “California United Bank.”

1.2 Effective Date. This Merger Agreement shall become effective at the close of business on the day (the “Effective Date”) on which an executed counterpart of this Merger Agreement shall have been filed with the Secretary of State of the State of California in accordance with Section 1103 of the General Corporation Law.

1.3 Articles of Incorporation, Bylaws and Charter. On the Effective Date, the Articles of Incorporation of Bank, as in effect immediately prior to the Effective Date, shall be and remain the Articles of Incorporation of the Surviving Corporation; the Bylaws of Bank shall be and remain the Bylaws of the Surviving Corporation until altered, amended or repealed; the banking charter and certificate of authority of Bank issued by the Commissioner of the California Department of Financial Institutions (the “Commissioner”) shall be and remain the charter and certificate of authority of the Surviving Corporation; and the insurance of deposits coverage by the Federal Deposit Insurance Corporation (the “FDIC”) shall be and remain the deposit insurance of the Surviving Corporation.

1.4 Directors and Officers of the Surviving Corporation. On the Effective Date, the directors and officers of Bank immediately prior to the Effective Date shall become the directors and officers of the Surviving Corporation. The directors of the Surviving Corporation shall serve until the next annual meeting of shareholders of the Surviving Corporation or until such time as their successors are elected and have qualified.

1.5 Effect of the Merger.

(a) Assets and Rights. All rights, privileges, franchises and property of Bank or Subsidiary, and all debts and liabilities due or to become due to Bank or Subsidiary, including things in action and every interest or asset of conceivable value or benefit, shall be deemed fully and finally and without any right of reversion transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall have and hold the same in its own right as fully as the same was possessed and held by Bank or Subsidiary.

(b) Liabilities. All debts, liabilities, and obligations due or to become due of, and all claims or demands for any cause existing against, Bank or Subsidiary shall be and become the debts, liabilities, obligations or, and the claims and demands against, the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred or become liable for them.

(c) Creditor’s Rights and Liens. All rights of creditors of Bank or Subsidiary, and all liens upon the property of Bank or Subsidiary, shall be preserved unimpaired, limited in lien to the property affected by the liens immediately prior to the time of the merger.

(d) Pending Actions. Any action or proceeding pending by or against Bank or Subsidiary shall not be deemed to have abated or been discontinued, but may be prosecuted to judgment with the right to appeal or review as in other cases as if the merger had not taken place or the Surviving Corporation may be substituted for Bank or Subsidiary, as the case may be.

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(e) Further Assistance. Bank and Subsidiary each agree that at any time, or from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered in its name by its last acting officers, or by the corresponding officers of the Surviving Corporation, all such conveyances, assignments, transfers, deeds or other instruments, and will take or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns may deem necessary or desirable in order to evidence the transfer, vesting or devolution of any property right, privilege or franchise or to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises and interests referred to in this Section 1 and otherwise to carry out the intent and purposes thereof.

Section 2. Capital Stock of the Surviving Corporation.

2.1 Stock of Subsidiary. The shares of common stock of Subsidiary issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and exchanged by Holding Company for 100 shares of fully paid common stock of Bank as the Surviving Corporation.

2.2 Stock of California United Bank. All shares of common stock of Bank issued and outstanding immediately prior to the Effective Date shall upon the Effective Date, by virtue of the merger and without any action on the part of the holders thereof, be exchanged for and converted into an equal number of shares of fully paid and nonassessable common stock of Holding Company.

2.3 Exchange of Stock. Upon the merger becoming effective:

(a) The shareholders of Bank of record at the time the merger becomes effective, for each share of common stock of Bank then held by them, shall be allocated and entitled to receive one share of the common stock of Holding Company;

(b) Holding Company shall issue the shares of its common stock which the shareholders of Bank shall be entitled to receive; and

(c) Outstanding certificates representing shares of the common stock of Bank shall thereafter represent shares of the common stock of Holding Company, and such certificates may, but need not, be exchanged by the holders thereof, after the merger becomes effective, for new certificates for the appropriate number of shares bearing the name of Holding Company.

2.4 Other Rights to Stock. Upon and by reason of the merger becoming effective:

(a) The options to purchase shares of common stock of Bank which have been granted by Bank pursuant to its 2005 Non-Qualified Equity Plans and 2007 Equity and Incentive Plan (the “Equity Plans”) shall be deemed to be options granted by Holding

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Company with the same terms and conditions and for the same number of shares of common stock of Holding Company. Holding Company shall issue replacement stock options for shares of its common stock so that appropriate adjustments to reflect this merger may be made to (i) the class and number of shares of common stock available for options under the Equity Plans and (ii) the class and number of shares and the price per share of the common stock subject to options outstanding under Bank’s Equity Plans.

(b) The shares of the common stock of the Bank awarded with such restrictions as set forth on the applicable award agreement pursuant to the Bank’s Equity Plans shall be deemed to be shares of the common stock of the Holding Company with the same terms, conditions and restrictions. Outstanding certificates representing shares of the common stock of the Bank awarded with such restrictions as set forth on the applicable award agreement pursuant to the Bank’s Equity Plans shall thereafter represent shares of the common stock of the Holding Company with such terms, conditions and restrictions as originally awarded by the Bank.

(c) From time to time, as and when required by the provisions of any agreement to which Bank or Holding Company shall become a party after the date hereof providing for the issuance of shares of common stock or other equity securities of Bank or Holding Company in connection with a merger into Bank or any other banking institution or other corporation, Holding Company will issue in accordance with the terms of any such agreement shares of its common stock or other equity securities as required by such agreement or in substitution for the shares of common stock or other equity securities of Bank required to be issued by such agreement, as the case may be, which the shareholders of any other such banking institution or other corporation shall be entitled to receive by virtue of any such agreement.

Section 3. Approvals

3.1 Shareholder Approval. This Merger Agreement shall be submitted to the shareholders of Bank and Subsidiary for approval in accordance with the applicable provisions of the law.

3.2 Dissenters’ Rights. The provisions of Chapter 13, Section 1300 et seq. of the General Corporation Law of California (dissenters’ rights) shall not apply to the shareholders of the Bank.

3.3 Regulatory Approvals. The parties shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary or desirable for consummation of this merger and plan of reorganization on the terms herein provided, including, without being limited to, those consents and approvals referred to in Section 4.1(b).

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Section 4. Conditions Precedent, Termination and Payment of Expenses

4.1 Conditions Precedent to the Merger. Consummation of the merger is conditional upon:

(a) Approval of this Merger Agreement by the shareholders of Bank and Subsidiary, as required by law;

(b) Obtaining all other consents and approvals, and the satisfaction of all other requirements prescribed by law which are necessary for consummation of the merger, including, but not limited to, approval of the FDIC, the Commissioner and the Board of Governors of the Federal Reserve System;

(c) Obtaining all consents or approvals, governmental or otherwise, which are, or in the opinion of counsel for Bank may be, necessary to permit or enable the Surviving Corporation, upon and after the merger, to conduct all or any part of the business and activities of Bank up to the time of the merger, in the manner in which such activities and business are then conducted;

(d) Bank’s obtaining for Holding Company, prior to the Effective Date, a letter, in form and substance satisfactory to Holding Company’s counsel, signed by each person who is an “affiliate” of Bank for purposes of Rule 145 of the Securities and Exchange Commission to the effect that: (i) such person will not dispose of any shares of Holding Company’s common stock to be received pursuant to the merger, in violation of the Securities Act or the rules and regulations of the SEC promulgated thereunder, or in any event prior to such time as financial results covering at least 30 days of post-merger combined operations have been published; and (ii) such person consents to the placing of a legend on the certificate(s) evidencing such shares referring to the issuance of such shares in a transaction to which Rule 145 is applicable and to giving of stop-transfer instructions to Holding Company’s transfer agent with respect to such certificate(s); and

(e) Performance by each party hereto of all of its obligations hereunder to be performed prior to the merger becoming effective.

4.2 Termination of the Merger. If any condition in Section 4.1 has not been fulfilled, or, in the opinion of a majority of the Board of Directors of any of the parties:

(a)	any action, suit, proceeding or claim has been instituted, made or threatened relating to the proposed merger which makes consummation of the merger inadvisable; or

(b)	for any other reason consummation of the merger is deemed inadvisable; then this Merger Agreement may be terminated at any time before the merger becomes effective. Upon termination, this Merger Agreement shall be void and of no further effect, and there shall be no liability by reason of this Merger Agreement or the termination thereof on the part of the parties or their respective directors, officers, employees, agents or stockholders.

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4.3 Expenses of the Merger. All of the expenses of the merger, including filing fees, printing costs, mailing costs, accountant’s fees and legal fees shall be borne by the Surviving Corporation. In the event the merger is abandoned for any reason, the expenses shall be paid by the Bank.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to Merge and Plan of Holding Company Formation to be executed by their duly organized officers as of the day and year first above written.

CALIFORNIA UNITED BANK

By:
Name:	David I. Rainer
Title:	President

By:
Name:	Anita Y. Wolman
Title:	Secretary

CU MERGER COMPANY

By:
Name:	David I. Rainer
Title:	President

By:
Name:	Anita Y. Wolman
Title:	Secretary

CU BANCORP

By:
Name:	David I. Rainer
Title:	President

By:
Name:	Anita Y. Wolman
Title:	Secretary

7

Exhibit C

AGREEMENT AND PLAN OF

BANK HOLDING COMPANY MERGER

THIS AGREEMENT AND PLAN OF BANK HOLDING COMPANY MERGER (this “Agreement”) is made this ____ day of _________ __, 2012, by and between PREMIER COMMERCIAL BANCORP, a California corporation (“PC Bancorp”), and CU BANCORP, a California corporation (“CU Bancorp”), with reference to the following:

RECITALS

WHEREAS, on ____________ __, 2012, CU Bancorp, California United Bank, a California state-chartered bank (“CUB”), PC Bancorp, and Premier Commercial Bank, a national banking association, entered into an Agreement and Plan of Merger (the “Reorganization Agreement”) whereby a wholly-owned direct subsidiary of CU Bancorp (“CU Merger Sub”) merged with and into PC Bancorp, with CU Merger Sub disappearing and PC Bancorp surviving as a wholly-owned direct subsidiary of CU Bancorp (the “Merger”);

WHEREAS, immediately prior to the Merger, CU Bancorp and CUB reorganized pursuant to which CU Bancorp became the bank holding company for CUB (the “Bank Holding Company Formation”);

WHEREAS, as a result of the Merger, the authorized capital stock of PC Bancorp is 100 shares of common stock, no par value per share (the “PC Bancorp Common Stock”), of which 100 shares are issued and outstanding, all of which are held by CU Bancorp; and

WHEREAS, subject to the Closing (as that term is defined in the Reorganization Agreement) of the Merger, the parties hereto desire that PC Bancorp be merged with and into CU Bancorp pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, CU Bancorp and PC Bancorp hereby agree as follows:

AGREEMENT

1. “Subsequent Merger” of PC Bancorp with and into CU Bancorp. Subject to the prior Closing (as that term is defined in the Reorganization Agreement) of the Merger, at the Effective Time (as defined herein), CU Bancorp and PC Bancorp hereby agree that PC Bancorp will merge with and into CU Bancorp (the “Subsequent Merger”), with CU Bancorp the resulting or surviving corporation of the Subsequent Merger (the Surviving Corporation), pursuant to the provisions of Chapter 11 of the California Corporations Code.

2. Name and Location of the Surviving Corporation. The name of the Surviving Corporation will be “CU Bancorp.” The established offices and business locations of CU Bancorp and PC Bancorp will be the offices and locations of the Surviving Corporation.

3. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of CU Bancorp, as in effect immediately before the Effective Time, will be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

4. Directors and Officers. The directors and officers of CU Bancorp at the Effective Time will become the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

5. Conversion of Securities. At the Effective Time, by virtue of the Subsequent Merger and without any action on the part of CU Bancorp, PC Bancorp, the holder of any of the CU Bancorp Common Stock or the holder of any PC Bancorp Common Stock, the following will occur:

(a) Each share of CU Bancorp Common Stock issued and outstanding immediately before the Effective Time shall continue to be issued and outstanding and shall not be changed, but shall remain the same as immediately before the Effective Time;

(b) Each share of PC Bancorp Common Stock issued and outstanding immediately prior to the Effective Time, shall upon the Effective Time, and without any further action on the part of the holders thereof or the parties hereto, be canceled and extinguished, without consideration. At the Effective Time, the stock transfer books of PC Bancorp will be closed and no transfer of PC Bancorp Common Stock will be made at or after the Effective Time;

(c) Any all securities convertible or exchangeable for CU Bancorp Common Stock, including stock options to purchase CU Bancorp Common Stock issued pursuant to CU Bancorp’s equity compensation plans shall continued to issued and outstanding and shall continue to be convertible or exchangeable for CU Bancorp Common Stock as set forth in the applicable agreement(s) or certificate evidencing such security; and

(d) Any shares of CU Bancorp Common Stock issued with restrictions as to vesting pursuant to CU Bancorp’s equity compensation plans shall continue to be issued and outstanding and subject to all restrictions as set forth in the applicable equity compensation plan and/or award agreement.

6. Effective Time. The Subsequent Merger shall become effective upon filing this Agreement and the Officers’ Certificates required by Section 1103 of the Code with the California Secretary of State (the “Effective Time”).

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7. Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

8. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. All articles and sections referred to herein are articles and sections, respectively, of this Agreement. Each use herein of the masculine, neuter or feminine gender is deemed to include the other genders. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim.

9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, then: (a) this Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) before the Effective Time, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

10. Multiple Counterparts. For the convenience of the parties hereto, this Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart will bear the execution of each of the parties hereto, will be deemed to be, and is to be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement is sufficient to bind the party or parties whose signature(s) appear thereon.

11. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (INCLUDING THOSE LAWS RELATING TO CHOICE OF LAW) APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

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IN WITNESS WHEREOF, CU Bancorp and PC Bancorp have caused this Agreement to be signed in their respective corporate names as of the date and year first above written.

PREMIER COMMERCIAL BANCORP

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

CU BANCORP

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

4

Exhibit D

AGREEMENT AND PLAN OF

BANK MERGER

This AGREEMENT AND PLAN OF BANK MERGER (this “Agreement”) is made and entered into as of ___________ ___, 2012, by and between CALIFORNIA UNITED BANK, a California state-chartered commercial (“CUB” or “Surviving Bank”), having its principal office in Encino, California, and PREMIER COMMERCIAL BANK, N.A., a national banking association (“PCB”), having its principal office in Anaheim, California, to which CU BANCORP, a California corporation (“CU Bancorp”), having its principal office in Encino, California, is a party, with reference to the following facts:

RECITALS

WHEREAS, PCB is a national banking association duly organized, validly existing and doing business in good standing under the laws of the United States of America, and has authorized capital stock which consists of [                ] shares of common stock, $5.00 par value, of which [                ] shares are outstanding (the “PCB Stock”), and [                ] shares of preferred stock, no par value, of which no shares are outstanding;

WHEREAS, CUB is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock which consists of 30,000,000 shares of common stock (“CUB Stock”), of which, as of the date hereof, there are 100 shares outstanding;

WHEREAS, CU Bancorp is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock of 75,000,000 shares of common stock, no par value per share, of which [                ] shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 50,000,000 shares of serial preferred stock, no par value per share, of which there are no shares issued and outstanding;

WHEREAS, CU Bancorp owns all of the outstanding shares of PCB Stock and all of the outstanding shares of CUB Stock; and

WHEREAS, CUB, PCB and CU Bancorp deem it desirable and in the best interests of their respective corporations and their respective shareholders that CUB and PCB merge (the “Merger”) into a single corporation under and pursuant to the laws of the United States and of the State of California and to that end are entering into this Agreement and Plan of Bank Merger;

NOW, THEREFORE, CUB, PCB and CU Bancorp do hereby agree that, at the Effective Time (as hereinafter defined), PCB and CUB shall merge into a single corporation on the terms and conditions herein provided as follows:

AGREEMENT

ARTICLE I - MERGER

At the Effective Time, PCB shall be merged with and into CUB which shall thereupon be the Surviving Bank and a subsidiary of CU Bancorp. The separate corporate existence of PCB shall cease and CUB shall succeed to the properties, rights, privileges, powers, immunities and franchises of PCB. All rights of creditors and all liens upon the property of PCB shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

ARTICLE II - ARTICLES OF INCORPORATION;

BYLAWS; BOARD OF DIRECTORS AND OFFICERS; CHARTER

2.1 The Articles of Incorporation of CUB as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Bank without change or amendment, until altered, amended or repealed as provided for therein or by law.

2.2 The Bylaws of CUB as in effect immediately prior to the Effective Time shall be and remain the Bylaws of the Surviving Bank without change or amendment, until altered, amended, or repealed as provided for therein or by law.

2.3 The directors of CUB at the Effective Time, plus Kenneth J. Cosgrove and _______, will become and shall serve as the directors of the Surviving Bank until such time as their respective successors are duly elected and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Bank or as otherwise provided by law.

2.4 The officers of CUB at the Effective Time will become the officers of the Surviving Bank and will hold office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Bank or as otherwise provided by law.

2.5 The Banking Charter and Certificates of Authority of CUB issued by the Department of Financial Institutions shall be and remain the Charter and Certificates of Authority of the Surviving Bank; and CUB’s insurance of deposits coverage by the Federal Deposit Insurance Corporation shall be and remain the insurance of deposits coverage of the Surviving Bank.

2.6 Pursuant to California Financial Code Section 4888, the banking offices of PCB shall become branch banking offices of CUB, the loan production offices of PCB shall become the loan production offices of CUB, and all safe deposit, deposit and loan customers of PCB shall, by operation of law, become customers of CUB.

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ARTICLE III - CONVERSION OF SHARES

In and by virtue of the Merger, the shares of PCB Stock, CUB Stock and CU Bancorp Stock outstanding at the Effective Time shall be converted as follows:

(a) At the Effective Time, each issued and outstanding share of CU Bancorp Stock shall not be changed or converted as a result of the Merger but shall remain outstanding as shares of CU Bancorp Stock;

(b) At the Effective Time, each issued and outstanding share of CUB Stock shall not be changed or converted as a result of the Merger but shall remain outstanding as shares of CUB Stock, the shares of the Surviving Bank; and

(c) At the Effective Time, each share of PCB Stock issued and outstanding immediately prior to the Effective Time, shall upon the Effective Time, and without any further action on the part of the holders thereof or the parties hereto, be canceled and extinguished, without consideration. At the Effective Time, the stock transfer books of PCB will be closed and no transfer of PCB Stock will be made at or after the Effective Time.

ARTICLE IV - FURTHER ASSURANCES

The parties hereto shall execute and deliver, or cause to be executed and delivered, all such conveyances, deeds, transfers, assignments and other documents and/or instruments, and will take or cause to be taken such further or other action as CU Bancorp or CUB may deem necessary or desirable in order to vest in and confirm to CUB title to and possession of all of PCB’ s property, rights, privileges, powers, franchises and interests hereunder and otherwise to carry out the intent and purposes of this Agreement.

ARTICLE V - EFFECTIVE TIME

The Merger shall become effective at the close of business on the day on which an executed copy of this Agreement with all requisite accompanying certificates shall have been filed with the Commissioner of Financial Institutions in accordance with Section 4887(a) of the California Financial Code, shall have been filed with the California Secretary of State, in accordance with Section 1103 of the California General Corporation Law, and thereafter filed with the Commissioner of Financial Institutions, in accordance with Section 4887(b) of the California Financial Code.

ARTICLE VI - CONDITIONS

The filing of this Agreement with the California Secretary of State and the Commissioner of Financial Institutions, as provided in Article V above, is subject to the prior approvals of the California Department of Financial Institutions and the Federal Reserve Board to the Merger contemplated herein and the expiration of all statutory waiting periods.

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ARTICLE VII - TERMINATION

This Agreement may be terminated at any time prior to the Effective Time before or after approval thereof by the shareholder of CUB or PCB, or by the mutual consent and action of the Boards of Directors of CUB, PCB and CU Bancorp.

ARTICLE VIII - CHOICE OF LAW

This Agreement has been executed in the State of California and its validity, interpretation and performance shall be controlled by and construed under the laws of the State of California.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Agreement to be signed by their respective Presidents and Secretaries as of the day and year first written above.

PREMIER COMMERCIAL BANK

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

CALIFORNIA UNITED BANK

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

CU BANCORP

By:
Name:	David I. Rainer
Title:	President and Chief Executive Officer

By:
Name:	Anita Y. Wolman
Title:	Corporate Secretary

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EXHIBIT E

FORM OF SHAREHOLDER AGREEMENT

This Shareholder Agreement, effective as of ___________________, 2011 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among CU Bancorp, a California corporation (“CUB”) and California United Bank, a California state chartered bank (“CUNB”), Premier Commercial Bancorp, a California corporation (“PCBP”) and Premier Commercial Bank, N.A., a national banking association (“PCB”) and each of the undersigned Shareholders (each, a “Shareholder” and, collectively, the “Shareholders”) of PCBP. Capitalized and other terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof, between CUB and CUNB and PCBP and PCB (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), PCBP will merge with and into CUB and PCB will merge with and into CUNB and CUB and CUNB, respectively, shall survive.

WHEREAS, as a condition and inducement to CUB to enter into the Merger Agreement and consummate the Merger, the Shareholders desire to execute and deliver to CUB a shareholder agreement upon the terms set forth herein.

WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of PCBP as is indicated on the signature page of this Agreement under the heading “Total Number of Shares of PCBP Common Stock Subject to this Agreement,” and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading “Total Number of Shares of PCBP Common Stock Subject to this Agreement” (such shares, together with any other shares of common stock of PCBP acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the “Shares”) subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Ownership of Shares; Transfer.

(a) Except as otherwise described in Appendix A, each Shareholder represents and warrants to CUB and CUNB that (i) such Shareholder is the record and beneficial owner of, and has good and marketable title to, the Shares, (ii) the Shares constitute all of such Shareholder’s and his spouse’s interest in the outstanding capital stock and voting securities of

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PCBP, (iii) the Shares are free and clear of any liens, claims, options, charges or other encumbrances, (iv) the shareholder has the sole right to vote the Shares and, except as contemplated by this Agreement, none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Such Shareholder’s principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof. The term “Effective Date” shall mean the effective date of consummation of the merger of PCBP with and into CUB or as otherwise required in the Merger Agreement.

(b) Other than pursuant to this Agreement or with CUB’s prior written consent, from the date hereof through and including the date of the PCBP shareholders’ meeting at which the Merger is approved, Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shares to any person (other than pursuant to the Merger) or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Shares and shall not commit or agree to take any of the foregoing actions. Shareholder shall not, nor shall Shareholder permit any entity under such Shareholder’s control to, deposit any Shares in a voting trust.

2. Agreement to Vote Shares.

(a) Prior to the Expiration Date, at every meeting of the shareholders of PCBP at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of PCBP with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement.

(b) Prior to the Expiration Date, at every meeting of the shareholders of PCBP at which any of the following is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of PCBP with respect to any of the following, each Shareholder shall vote (or cause to be voted) the Shares against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, share exchange, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by or involving PCBP. No Shareholder shall commit or agree to take any action inconsistent with the foregoing.

(c) Prior to the Expiration Date, each Shareholder will not take any action to exercise or perfect such Shareholder’s right to dissent to the Merger, with respect to or in accordance California General Corporate Law Section 1300 et. seq., any federal law or regulation, or otherwise.

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(d) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict and Shareholder from (i) acting in his or her capacity as a director or officer of PCBP or PCB, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of PCBP or PCB, or (ii) voting in his or her sole discretion on any matter other than those matters referred to in Sections 2(a) or 2(b).

3. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to CUB as follows:

(a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder’s obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected. If Shareholder is married and the Shares constitute community property or if there otherwise is a need for spousal or other approval of this Agreement for it to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

(b) Until the Expiration Date, each Shareholder, in the Shareholder’s capacity as a shareholder of PCBP, will not (and will use such Shareholder’s reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder or PCBP, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of PCBP, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate PCBP or otherwise distribute to the shareholders of PCBP all or any substantial part of the business, properties or capital stock of PCBP (each, an “Acquisition Proposal”); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning PCBP’s business, properties or assets to any corporation, partnership, person or other entity or group (other than CUB, or any affiliate, associate, agent or representative of CUB) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect to any potential Acquisition Proposal; or (v) either alone or together with any other shareholder of PCBP, request that a special meeting of the shareholders of PCBP

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be held to consider and vote on any Acquisition Proposal. In the event any Shareholder, in such Shareholder’s capacity as a shareholder of PCBP, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform CUB as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party.

(c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, PCBP shall not, and such Shareholder hereby unconditionally and irrevocably instructs PCBP to not, record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

5. No Limitation on Discretion as Director. If a Shareholder is a natural person and is a member of PCBP or PCB’s Board, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity as to rights attaching to the ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner, the discretion of such Shareholder with respect to any action which may be taken or omitted by him or her, acting in his or her fiduciary capacity as member of such Board.

6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of CUB, to carry out the purpose and intent of this Agreement. At CUB’s request each Shareholder and his spouse or other joint holder of the Shares will execute an irrevocable proxy providing CUB with the ability and right to vote the Shareholder’s Shares at any meeting of the shareholders of PCBP or in connection with any solicitation of shareholder votes by PCBP by written consent.

7. Consent and Waiver. Each Shareholder hereby consents to and approves the actions taken by the board of directors of PCBP in approving the Merger and adopting the Merger Agreement and gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 6 to give any consent or waiver in his or her capacity as a director or officer of PCBP.

8. Termination. This Agreement and the proxy granted in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by CUB.

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10. Obligations Attach to Shares; Survival; Acquisition of Additional Shares of Capital Stock of PCBP. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder’s Shares and shall be binding upon any person to which or whom legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Shareholder’s heirs, guardians, administrators or successors, and that the transfer agent for the Shares shall be instructed not to record any transfer in violation of the terms of the Agreement. All authority herein conferred by a Shareholder shall survive the death or incapacity of such Shareholder and any obligation of a Shareholder hereunder shall be binding upon the heirs, guardians, administrators, personal representatives, successors and assigns of a Shareholder. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of PCBP affecting the Shares, or the acquisition of additional shares of capital stock of PCBP by any Shareholder, the number of shares of capital stock of PCBP listed under the heading “Total Number of Shares of PCBP Capital Stock Subject to this Agreement” shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of capital stock of PCBP issued to or acquired by such Shareholder.

11. Miscellaneous.

(a) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(b) Binding Effect and Assignment. No provision of this Agreement shall be construed to require a Shareholder, CUB, PCBP, or any Subsidiaries, affiliates or directors of any of them to take any action or omit to take any action which action or omission would violate applicable law (whether statutory or common law), rule or regulation. This Agreement is intended to bind each Shareholder solely as a security holder of PCBP only with respect to the specific matters set forth herein.

(c) Amendment and Modification. Any provision of this Agreement may be (i) waived in whole or in part by the party benefited by the provision or by all parties or (ii) amended or modified at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement.

(d) Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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(e) Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation), e-mailed (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

(i) If to any Shareholder, at the address set forth below such Shareholder’s signature at the end hereof.

(ii) If to CUB, to:

California United Bank

CU Bancorp

15821 Ventura Boulevard, Suite 100

Encino, CA 91436

Attention: David I. Rainer

President and Chief Executive Officer

Telephone: (818) 257-7700

Facsimile: (818) 257-7749

E-mail: drainer@cunb.com

(iii) If to PCBP:

Premier Commercial Bank

Premier Commercial Bancorp

2400 E. Katella Avenue, Suite 200

Anaheim, California 92806

Attention: Kenneth J. Cosgrove

Chairman and Chief Executive Officer

Telephone:

Facsimile:

E-mail: KCosgrove@PCBPoc.com

(f) Governing Law, Jurisdiction and Venue. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (however, not to the exclusion of any applicable Federal law), without regard to California statutes or judicial decisions regarding choice of law questions. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of California and the federal courts of the United States of America located in the Central District of the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated herein and therein, and hereby waive, and agree to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such California state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10 (e) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

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(g) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles.

(i) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CALIFORNIA UNITED BANK		CU BANCORP

By:		By:
Name:	David I. Rainer	Name:	David I. Rainer
Title:	President and Chief Executive Officer	Title:	President and Chief Executive Officer

PREMIER COMMERCIAL BANK, N.A.		PREMIER COMMERCIAL BANCORP

By:		By:
Name:	Kenneth J. Cosgrove	Name:	Kenneth J. Cosgrove
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer

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SHAREHOLDER COUNTERPART SIGNATURE PAGE

SHAREHOLDER:

By:
	Name:	Kenneth J. Cosgrove
	Title:	Director, Chairman of the Board & Chief Executive Officer
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ___________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

SHAREHOLDER:

By:
	Name:	Gene Hatz
Title:
Address:

Attn:
Fax:

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

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SHAREHOLDER COUNTERPART SIGNATURE PAGE (cont.)

SHAREHOLDER:

By:
	Name:	Robert Matranga
Title:
Address:

Attn:

Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ___________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

SHAREHOLDER:

By:
	Name:	Ash Patel
Title:
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

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SHAREHOLDER COUNTERPART SIGNATURE PAGE (cont.)

SHAREHOLDER:

By:
	Name:	Steven Perryman
Title:
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ___________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

SHAREHOLDER:

By:
	Name:	Mel Smith
Title:
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

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SHAREHOLDER COUNTERPART SIGNATURE PAGE (cont.)

SHAREHOLDER:

By:
	Name:	Ronald P. Thon
Title:
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ___________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

SHAREHOLDER:

By:
	Name:	Anthony Vitti
Title:
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

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SHAREHOLDER COUNTERPART SIGNATURE PAGE (cont.)

SHAREHOLDER:

By:
	Name:	Stephen W. Pihl
	Title:	Executive Vice President, Chief Credit Officer
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ___________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

SHAREHOLDER:

By:
	Name:	Viktor R. Uehlinger
	Title:	Executive Vice President, Chief Financial Officer
Address:

Attn:
Fax:

Total Number of Shares of PCBP Common Stock Subject to this Agreement ________________

SHAREHOLDER’S SPOUSE (IF APPLICABLE):

Name:

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EXHIBIT A-1

PERSONS EXECUTING SHAREHOLDER AGREEMENT

All PCBP DIRECTORS AND EXECUTIVE OFFICERS

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APPENDIX A

Shareholder Name: _____________________________

Number of Shares: _____________________________

Exceptions to Representations:

☐	Check the box if the following statement is applicable: The Shareholder is the joint beneficial owner of the Shares, together with the Shareholder’s spouse.

☐	Check the box if the following statement is applicable: The Shareholder has joint voting power over the Shares, together with the Shareholder’s spouse.

Other exceptions:

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EXHIBIT F

FORM OF NON-SOLICITATION, NON-COMPETITION AND

CONFIDENTIALITY AGREEMENT

This NON-SOLICITATION, NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this “Agreement”), effective as of _____, 2011, is entered into by and between CU Bancorp and California United Bank (collectively “CUB”), and ____________ (the “Undersigned”).

RECITALS

A. CUB and Premier Commercial Bancorp and Premier Commercial Bank (Premier Commercial Bancorp and Premier Commercial Bank, N.A. are referred to collectively herein as “PCB”) have entered into an Agreement and Plan of Merger dated as of _____________, 2011 (the “Merger Agreement”).

B. The Undersigned is a director, officer or shareholder of PCB.

C. As an inducement to and as a condition to CUB’s entering into and carrying out the terms of the Merger Agreement, the Undersigned agrees to restrict his or her activities in accordance with this Agreement (as defined below) for the benefit of any Person or entity other than CUB.

D. Except as otherwise provided herein, each capitalized term shall have the meaning given to such term in the Merger Agreement. As used in this Agreement, the following terms shall have the meanings set forth:

“Customer” shall mean any Person with whom PCB or CUB has an existing relationship for Financial Services (as defined below) from the date of the Merger Agreement until immediately prior to the Effective Date (as that term is defined in the Merger Agreement) or with whom CUB, its parents, affiliates and subsidiaries has an existing relationship for Financial Services at any point from the date of the Merger Agreement.

“CUB” shall mean CU Bancorp, California United Bank, and their respective parents, subsidiaries and affiliates.

“Financial Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof and shall also include any state chartered commercial bank, savings bank, trust company, savings and loan association, industrial loan company, or credit union.

“Financial Services” shall mean the origination, purchasing, selling and servicing of secured or unsecured commercial, real estate, residential, construction, SBA and consumer loans and the solicitation and provision of deposit and investment services and services related thereto.

“Prospective Customer” shall mean any Person with whom PCB or CUB has actively pursued a relationship for Financial Services at any time prior to and between the date of the Merger Agreement and the Effective Date or with whom CUB actually pursues a relationship for Financial Services from and after the Effective Date; provided, however, PCB’s or CUB’s general solicitation for business, such as through television or media advertising, does not constitute active pursuit of a relationship.

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“Restricted Territory” means Los Angeles County and Orange County, California.

“Surviving Bank” means CUB, its parents, subsidiaries and affiliates and/or the bank which is the surviving entity after the Merger.

“Trade Secrets” shall mean:

(a) All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of PCB or CUB of which the Undersigned has acquired, or may hereafter acquire, knowledge and possession as a director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.

(b) Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information that is or has become available from a third party who was not previously an employee, agent or contractor of PCB, and who learned the information independently and is not or was not bound by a confidentiality agreement with respect to such information; (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement); or (iii) information that has been acquired by a director or officer as a result of a professional relationship with a Customer or Prospective Customer unrelated to such director’s or officer’s service as a director or employment as an officer of PCB.

NOW THEREFORE, in consideration of the premises and respective representations, warranties and covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the Undersigned, and CUB agree as follows:

ARTICLE I

ACKNOWLEDGMENTS BY THE UNDERSIGNED

The Undersigned acknowledges that:

(a) CUB would not enter into the Merger Agreement unless the Undersigned agrees not to engage in the provision of Financial Services in conjunction with CUB or the Surviving Bank or any of their respective subsidiaries or successors, use Trade Secrets for the benefit of any Person or entity other than CUB or the Surviving Bank or any of their respective subsidiaries or successors and unless the Undersigned agrees not to solicit officers or employees of CUB or the Surviving Bank, or any of their respective subsidiaries or successors. Accordingly, this Agreement is a material inducement for CUB to enter into and to carry out the terms of the Merger Agreement. The Undersigned expressly acknowledges that he or she is entering into this Agreement to induce CUB to enter into and carry out the terms of the Merger Agreement.

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(b) By virtue of his or her position with PCB, the Undersigned has developed considerable expertise in the business operations of PCB and has or will develop considerable expertise in the business operations of CUB and/or the Surviving Bank. Undersigned has had and will have access to Trade Secrets. Undersigned recognizes that CUB would be irreparably damaged, and its substantial investment in PCB materially impaired, if the Undersigned were to engage in the provision of Financial Services in competition with CUB or the Surviving Bank, or disclose or make unauthorized use of any Trade Secrets in any way, including but not limited to the use of Trade Secrets to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or induce or attempt to induce any Person who is a Customer, Prospective Customer, supplier, or distributor of PCB, CUB or the Surviving Bank to terminate such Person’s relationships with, or to take any action that would be disadvantageous to, PCB, CUB or the Surviving Bank. Moreover, Undersigned recognizes that PCB and CUB would be irreparably damaged, and CUB’s substantial investment in PCB materially impaired if the Undersigned were to solicit or aid in the solicitation of any Person who is a PCB, CUB, or Surviving Bank officer or employee to terminate such Person’s employment relationship with, or to take any action that would be disadvantageous to, PCB, CUB or the Surviving Bank. Accordingly, the Undersigned expressly acknowledges that he or she is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to the Undersigned in all respects.

ARTICLE II

NON-SOLICITATION NON-COMPETITION AND CONFIDENTIALITY

2.1 Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of PCB and, after the Effective Date, other than for the benefit of CUB and the Surviving Bank, the Undersigned (a) shall make no use of the Trade Secrets, or any other part thereof, for the benefit of any other Person, and if the Undersigned is not continuing his or her service as a director or officer of CUB or the Surviving Bank, shall deliver, on and after the Effective Date, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by the Undersigned, to the Surviving Bank.

2.2 Exceptions. Notwithstanding any provision of this Agreement to the contrary, the Undersigned may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that:

(a) The Undersigned is required to disclose or reveal under any applicable law, provided the Undersigned makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable law, gives CUB prompt notice of such requirement in advance of such disclosure.

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(b) The Undersigned is otherwise required to disclose or reveal by any Governmental Authority, provided the Undersigned makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws, gives CUB prompt notice of such requirement in advance of such disclosure; or

(c) In the opinion of the Undersigned’s counsel, the Undersigned is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Authority, provided the Undersigned makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable laws, gives CUB prompt notice of such requirement in advance of such disclosure.

2.3 Non-Solicitation.

(a) Non-Solicitation of Customers and Prospective Customers. From the date hereof and for the period ending on the later of: (i) two years from and after the Effective Date or, (ii) two years from and after the date on which the Undersigned is no longer a Director or employee of CUB or the Surviving Bank, the Undersigned shall not, directly or indirectly, without the prior written consent of CUB or the Surviving Bank, on behalf of any Financial Institution, use any Trade Secret to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services or use any Trade Secret to induce or attempt to induce any Person who is a Customer, Prospective Customer, supplier, or distributor of PCB, CUB and/or the Surviving Bank as of the date of said solicitation to terminate such Person’s relationships with PCB, CUB and/or the Surviving Bank. From the date hereof and for any period that the Undersigned is employed by or provides service for PCB, CUB or the Surviving Bank, the Undersigned, upon the reasonable request of PCB, CUB or the Surviving Bank, agrees to use his or her best efforts to retain the business of the Surviving Bank and promote the acquisition of new business by the Surviving Bank.

(b) Non-Solicitation of Officers or Employees. From the date hereof and for the period ending on the later of: (i) two years from and after the Effective Date or, (ii) two year from and after the date on which the Undersigned is no longer a Director or employee of CUB or the Surviving Bank, the Undersigned shall not, directly or indirectly, without the prior written consent of CUB or the Surviving Bank, on behalf of any Financial Institution, solicit or aid in the solicitation of any officer or employee or induce or attempt to induce any officer or employee of PCB, CUB and/or the Surviving Bank to terminate such Person’s relationships with PCB, CUB and/or the Surviving Bank. From the date hereof and for any period that the Undersigned is employed by PCB, CUB or the Surviving Bank, the Undersigned, upon the reasonable request of PCB, CUB or the Surviving Bank, agrees to use his or her best efforts to retain the officers and employees of the Surviving Bank. For purposes of this Section 2.3(b), the terms “officer” and “employee” shall mean the following: any person employed by PCB, CUB and/or the Surviving Bank at the time of the solicitation or attempted solicitation, and/or any person who was employed by PCB, CUB and/or the Surviving Bank at any time within the forty-five (45) days prior to the date of said solicitation or attempted solicitation.

2.4 Non-Competition. Without the prior written consent of CUB, which may be withheld in CUB’s sole and absolute discretion, from the date of the Undersigned’s termination of service as a director or employee of PCB, CUB or the Surviving Bank, as applicable, until the date that is two (2) years following such termination date, the Undersigned shall not, directly or indirectly, own, manage, operate, control, engage in or have any interest in any Person, firm,

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corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant or otherwise and other than in the form of a passive investment not to exceed 5% of the outstanding shares of any class of security or of the total outstanding equity of any company) that engages, in any manner, in the provision of Financial Services in the Restricted Territory.

ARTICLE III

INDEPENDENCE OF OBLIGATIONS

The covenants of the Undersigned set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the Undersigned, on the one hand, and CUB and the Surviving Bank on the other, and the existence of any claim or cause of action by the Undersigned against PCB, CUB and/or the Surviving Bank or any of their respective subsidiaries shall not constitute a defense to the enforcement of such covenants against the Undersigned.

ARTICLE IV

GENERAL

4.1 Amendments. To the fullest extent permitted by law, this Agreement may be amended by agreement in writing of the parties hereto at any time.

4.2 Integration. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Merger Agreement) supersedes all prior agreements and understanding of the parties in connection therewith.

4.3 Termination.

(a) This Agreement shall terminate automatically without further action in the event that the Merger Agreement is terminated prior to the Effective Time in accordance with its terms.

(b) Unless sooner terminated under subsection (a) of this Section 4.3, the obligations of the Undersigned under this Agreement shall terminate only on the mutual agreement of the Undersigned and CUB or the Surviving Bank.

4.4 Specific Performance. Undersigned acknowledges and agrees that irreparable injury will result to CUB and/or the Surviving Bank in the event of a breach of any of the provisions of this Agreement and that CUB and/or the Surviving Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of this Agreement, and in addition to any other legal or equitable remedy CUB and/or the Surviving Bank may have, CUB and/or the Surviving Bank shall be entitled to the entry of a preliminary injunction and a permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction, to restrain the violation or breach thereof by Undersigned or any affiliates, agents or any other Persons acting for or with Undersigned in any capacity whatsoever, and Undersigned submits to the jurisdiction of such court in any such action. In addition, after discussing the matter with Undersigned, CUB and/or the Surviving Bank shall have the right to

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inform any third party that CUB and/or the Surviving Bank reasonably believes to be, or to be contemplating, participating with Undersigned or receiving from Undersigned assistance in violation of this Agreement, of the terms of this Agreement and of the rights of CUB and/or the Surviving Bank hereunder, and that participation by any such Persons with Undersigned in activities in violation of Undersigned’s agreement with CUB and/or the Surviving Bank set forth in this Agreement may give rise to claims by CUB and/or the Surviving Bank against such third party.

4.5 Severability and Related Matters. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.6 Notices. Any notices or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile or e-mail transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CUB or the Surviving Bank:

California United Bank

Attention: David I. Rainer

President and Chief Executive Officer

15821 Ventura Boulevard, Suite 100

Encino, CA 91436

Telephone: (818) 257-7700

Facsimile: (818) 257-7749

E-mail: drainer@cunb.com

With a Copy to:

Anita Wolman

General Counsel

California United Bank

15821 Ventura Boulevard, Suite 100

Encino, CA 91436

Telephone: (818) 257-7700

Facsimile: (818) 257-7749

E-mail: awolman@cunb.com

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If to Undersigned:

___________________________________

___________________________________

___________________________________

___________________________________

or to such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 4.6. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission or on the next Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

4.7 Waiver of Breach. Any failure or delay by CUB and/or the Surviving Bank in enforcing any provision of this Agreement shall not operate as a waiver thereof. The waiver by CUB or the Surviving Bank of a breach of any provision of this Agreement by Undersigned shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

4.8 Assignment. This Agreement may be assignable by CUB only in connection with a sale of all or substantially all of their assets or a merger or reorganization in which they are not the surviving corporations. Any attempted assignment in violation of this prohibition shall be null and void.

4.9 Binding Effect; Benefit to Successors. This Agreement shall be binding upon the Undersigned and upon the Undersigned’s successor and representatives and shall inure to the benefit of CUB, the Surviving Bank and their respective successors, representatives and assigns.

4.10 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the state of California applicable to contracts between California parties made and performed in this state.

4.11 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

4.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto. Facsimiles containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles.

IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

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CALIFORNIA UNITED BANK,		UNDERSIGNED

a California state chartered bank

By:
Name:	David I. Rainer	(Signature)
Title:	President and Chief Executive Officer	(Name)

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EXHIBIT B-1

PERSONS EXECUTING NON-SOLICITATION NON-COMPETITION AND

CONFIDENTIALITY AGREEMENT

All Directors of Bank and Bancorp

Chief Executive Officer

President

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